Exhibit 4

Execution Version
Date: as of June 24, 2008

INGATESTONE HOLDINGS INC.
as Borrower

ULTRAPETROL (BAHAMAS) LIMITED, UP OFFSHORE (BAHAMAS) LTD.,
BAYSHORE SHIPPING INC., GRACEBAY SHIPPING INC.,
SPRINGWATER SHIPPING INC. and WOODROW SHIPPING INC.
as Joint and Several Guarantors

THE BANKS AND FINANCIAL INSTITUTIONS NAMED HEREIN
as Lenders

DVB BANK AG and NATIXIS
as Swap Banks

DVB BANK AG and NATIXIS
as Co-Arrangers and Co-Underwriters

DVB BANK AMERICA N.V.
as Facility Agent, Security Trustee and Documentation Agent

-and-

NATIXIS
as Account Bank
_______________________________________________________

LOAN AGREEMENT
______________________________________________________

Relating to a Senior Secured Term Loan Facility of up to $93,600,000
to Finance the Construction and Delivery of Hulls 381, 382, 386 and 387
Being Constructed at Bharati Shipyard Ltd.

WATSON, FARLEY & WILLIAMS (NEW YORK) LLP
100 Park Avenue
New York, New York 10017

INDEX

Clause		Page

1	INTERPRETATION	2
2	FACILITY	21
3	DRAWDOWN	21
4	INTEREST	24
5	INTEREST PERIODS	26
6	DEFAULT INTEREST	27
7	REPAYMENT AND PREPAYMENT	27
8	CONDITIONS PRECEDENT; CONDITION SUBSEQUENT	30
9	REPRESENTATIONS AND WARRANTIES	32
10	GENERAL COVENANTS, COLLATERAL MAINTENANCE RATIO AND FINANCIAL COVENANTS	38
11	INSURANCE COVENANTS	46
12	SHIP COVENANTS	52
13	GUARANTEE	57
14	INTENTIONALLY OMITTED	59
15	PAYMENTS AND CALCULATIONS	59
16	APPLICATION OF RECEIPTS	61
17	EVENTS OF DEFAULT	63
18	FEES AND EXPENSES	66
19	INDEMNITIES	67
20	NO SET-OFF OR TAX DEDUCTION	70
21	ILLEGALITY, ETC	71
22	ASSIGNMENTS AND PARTICIPATIONS; CHANGES IN LENDING OFFICE	71
23	VARIATIONS AND WAIVERS	74
24	NOTICES	76
25	MISCELLANEOUS; POSITION OF THE LENDERS AND THE SWAP BANK	78
26	THE FACILITY AGENT AND THE SECURITY TRUSTEE	79
27	LAW AND JURISDICTION	83
28	WAIVER OF JURY TRIAL	84
29	PATRIOT ACT	85

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SCHEDULES AND APPENDICES

SCHEDULE 1	LENDERS AND COMMITMENTS
SCHEDULE 2	DRAWDOWN NOTICE
SCHEDULE 3	CONDITION PRECEDENT DOCUMENTS
SCHEDULE 4	FORM OF ASSIGNMENT AND ACCEPTANCE

APPENDIX A	FORM OF ACCESSION AGREEMENT
APPENDIX B	FORM OF ACCOUNT PLEDGE
APPENDIX C	FORM OF COMPLIANCE CERTIFICATE
APPENDIX D	FORM OF CHARTER ASSIGNMENT
APPENDIX E	FORM OF EARNINGS ASSIGNMENT
APPENDIX F	FORM OF INSURANCE ASSIGNMENT
APPENDIX G	FORM OF MANAGER’S UNDERTAKING
APPENDIX H	FORM OF MORTGAGE (PANAMA)
APPENDIX I	FORM OF NOTE
APPENDIX J	FORM OF PREDELIVERY SECURITY ASSIGNMENT
APPENDIX K APPENDIX L	FORM OF SHARE PLEDGE FORM OF WARRANTY ASSIGNMENT

ii

THIS LOAN AGREEMENT (this “Agreement”) is made as of June 24, 2008

AMONG

(1)	INGATESTONE HOLDINGS INC. (“Ingatestone”), a corporation duly existing and incorporated under the laws of the Republic of Panama, as borrower (the “Borrower”);

(2)
ULTRAPETROL (BAHAMAS) LIMITED (“Ultrapetrol”) and UP OFFSHORE (BAHAMAS) LTD. (“UP Offshore Bahamas”), each a corporation duly existing and incorporated under the laws of the Bahamas and each of BAYSHORE SHIPPING INC. (“Bayshore”), GRACEBAY SHIPPING INC. (“Gracebay”), SPRINGWATER SHIPPING INC. (“Springwater”) and WOODROW SHIPPING INC. (“Woodrow”), each a corporation duly existing and incorporated under the laws of the Republic of Panama, as joint and several guarantors (together with any Replacement Ship Owner which becomes a party hereto pursuant to an Accession Agreement, the “Guarantors”, and each separately a “Guarantor”);

(3)	THE BANKS AND FINANCIAL INSTITUTIONS NAMED ON SCHEDULE 1 HERETO, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Clause 22 hereof, the “Lenders”);

(4)
DVB BANK AG, acting through its office at Friedrich-Ebert-Anlage 2-14, 60325 Frankfurt am Main, Germany, and NATIXIS, acting through its office at 47 Quai d’Austerlitz, 75013 Paris, France, as swap banks (each, a “Swap Bank” and together, the “Swap Banks”);

(5)
DVB BANK AG, acting through its office at Friedrich-Ebert-Anlage 2-14, 60325 Frankfurt am Main, Germany, and NATIXIS, acting through its office at  68/76 Quai de la Rapée, 75012 Paris, France, as co-arrangers (each, a “Co-Arranger” and together, the “Co-Arrangers”) and co-underwriters (each, a “Co-Underwriter” and together, the “Co-Underwriters”);

(6)
DVB BANK AMERICA N.V., with offices at Zeelandia Office Park, Kaya W.F.G. Mensing 14, P.O. Box 3107, Curacao, Netherlands Antilles, as facility agent for the Lenders (in such capacity, the “Facility Agent”), as security trustee for the Lenders and the Swap Banks (in such capacity, the “Security Trustee”) and as documentation agent (in such capacity, the “Documentation Agent”); and

(7)	NATIXIS, acting through its office at 68/76 Quai de la Rapée, 75012 Paris, France, as account bank (the “Account Bank”).

WHEREAS, to partially finance the construction and delivery of the Ships the Lenders have agreed to make available to the Borrower on the terms and conditions set forth herein a senior secured term loan facility in the aggregate principal amount of up to $93,600,000, consisting of a Tranche A Loan facility in the aggregate principal amount of not more than $60,000,000 ($15,000,000 for each Ship) and a Tranche B Loan facility in the aggregate principal amount of not more than $33,600,000 ($8,400,000 for each Ship), provided that:

(a)	Advances of the Tranche A Loan during the Pre-Delivery Period in respect of each Ship shall not exceed $3,450,000 per Advance and in the aggregate for each Ship the lesser of (i) 60% of the relevant Construction Cost and (ii) $13,800,000; and

(b)
on the Delivery Date of each Ship the aggregate principal amount of the Advances of the Tranche A Loan and the Tranche B Loan as of such Delivery Date shall not exceed 60% of the aggregate Fair Market Value of the Ships delivered as of such Delivery Date;

WHEREAS, the Borrower may enter into an interest rate hedging agreement with each of the Swap Banks on the 2002 ISDA (Multicurrency-Cross Border) form, as amended, to fix the interest rate under this Agreement and the Borrower’s liabilities thereunder shall be secured with the Borrower’s obligations under this Agreement and the other relevant Finance Documents on a pari passu basis; and

WHEREAS, at the request of the Borrower, DVB Bank America N.V. has agreed to serve as the Facility Agent and Security Trustee in respect of this Agreement and the other Finance Documents and Natixis has agreed to serve as Account Bank.

IT IS AGREED as follows:

1             INTERPRETATION

1.1          Definitions.  Subject to Clause 1.5, in this Agreement:

“Acceptable Accounting Firm” means Pistrelli, Henry Martin y Asociados SRL Member of Ernst & Young Global, or such other recognized international accounting firm as the Facility Agent may, with the consent of the Majority Lenders, approve from time to time in writing, such approval not to be unreasonably withheld;

“Accession Agreement” means, in relation to a Replacement Ship Owner, an Accession Agreement in the form set out in Appendix A hereto;

“Account Pledge” means a pledge of the Shipbuilding Contract Payment Account in the form set out in Appendix B hereto;

“Actual Drawdown Date” means, in respect of any Advance, the date on which that Advance is actually made;

“Advance” means an advance by the Lenders of all or any portion of a Tranche of the Loan available under this Agreement;

“Affiliate” means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person, and for purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a person means the possession, direct or indirect, of the power to vote 50% or more of the voting stock of such person or to direct or cause direction of the management and policies of such person, whether through the ownership of voting stock, by contract or otherwise;

“Approved Broker” means an experienced independent sale and purchase broker mutually acceptable to the Facility Agent, the Majority Lenders and the Borrower for the purpose of valuing the Ships, who shall act as an expert and not as arbitrator and whose valuation shall be conclusive and binding on all parties to this Agreement;

“Approved Flag” means the Panamanian, Brazilian, British or such other flag as the Facility Agent may, with the consent of the Majority Lenders, approve from time to time in writing as the flag on which a Ship shall be registered, such approval not to be unreasonably withheld, provided that (a) no more than two of the Ships shall be flagged Brazilian at any point in time during the Security Period without the Majority Lenders’ prior written consent and (b) upon the occurrence of an Event of Default any Ship flagged under Brazilian registry shall be re-registered by the relevant Obligor that owns such Ship to another flag acceptable to the Lenders;

“Approved Flag State” means Panama, Brazil, Great Britain or any other country in which the Facility Agent may, with the consent of the Majority Lenders, approve from time to time in writing that a Ship be registered, such approval not to be unreasonably withheld;

“Approved Managers” means, in relation to each Ship in respect of its commercial and technical management, Ravenscroft Ship Management Inc., Ravenscroft Ship Management Ltd. (Bahamas), Ravenscroft Ship Management Ltd. (UK) or such other manager which the Facility Agent may, with the consent of the Majority Lenders, approve from time to time in writing as the technical or commercial manager of a Ship, such approval not to be unreasonably withheld;

“Approved Management Agreement” means, in relation to each Ship in respect of its commercial and technical management, a management agreement between the Obligor that owns or operates such Ship and the relevant Approved Manager, the terms and conditions of which have been approved by the Facility Agent acting upon the instructions of the Majority Lenders (such approval not to be unreasonably withheld);

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee of such Lender, and accepted by the Facility Agent, pursuant to Clause 22.2 hereof, in substantially the form of Schedule 4 hereto;

“Availability Period” means any Business Day from the Effective Date until the earlier of December 31, 2010 and the termination or cancellation of the Shipbuilding Contracts;

“Business Day” means a day on which dealings are carried out in the London Interbank Market and which is also a day on which commercial banks are not authorized or required to close in New York, New York, Curacao, Netherlands Antilles, Frankfurt, Germany or Paris, France;

“Change of Control” means the occurrence of any act, event or circumstance that results in Ultrapetrol owning, beneficially less than 51% of the issued and outstanding capital stock of the Borrower;

“Change of Management” means the occurrence of any act, event or circumstance which results in a material change in the majority of the existing senior management of Ultrapetrol as of the date of this Agreement without prior written consent of the Lenders;

“Charter Assignment” means, in relation to a Ship, an assignment of any charter or other contract of employment in respect of such Ship of 12 months or more duration in the form set out in Appendix D hereto;

“Classification Society” means, in relation to a Ship, the American Bureau of Shipping, Det Norske Veritas, Lloyd’s Register, Bureau Veritas, Nippon Kaiji Kyokai, Germanischer Lloyd or such other first-class vessel classification society which is a member of IACS that the Facility Agent has, with the consent of the Majority Lenders, approved in writing, such approval not to be unreasonably withheld;

“Closing Date” means the Actual Drawdown Date on which the first Advance(s) hereunder is/are made;

“Collateral” means all property (including, without limitation, any proceeds thereof) referred to in the Finance Documents that is or is intended to be subject to any Security Interest in favor of the Security Trustee, for the benefit of the Lenders and the Swap Banks, securing the obligations of the Obligors under this Agreement or any other Finance Documents;

“Collateral Maintenance Ratio” has the meaning assigned such term in Clause 10.3;

“Comintra” means Comintra Enterprises Ltd., a Bahamian company;

“Commitment” means, at any time with respect to each Lender and each Tranche of the Loan, the maximum sum to be advanced at such time by such Lender to the Borrower pursuant to this Agreement, which sum as of the Effective Date shall be the amount set forth opposite such Lender’s name on Schedule 1 hereto, as such amount shall be reduced from time to time by the unused portion of the Tranche A Loan amount and the Tranche B Loan amount in respect of a Ship at the Delivery Date of such Ship and pursuant to this Agreement, and “Total Commitments” means the aggregate of the Commitments of all the Lenders in respect of either Tranche or both Tranches, as the context may require, in each case as such amount may be reduced, cancelled or terminated in accordance with this Agreement;

“Compliance Certificate” means the certificate executed by an authorized person of the Borrower in the form set out in Appendix C hereto;

“Confirmation” and “Early Termination Date”, in relation to any continuing Designated Transaction, have the meanings assigned such terms in the Master Agreements;

“Construction Cost” means, in respect of each Ship, the Contract Price plus additional expenses up to an aggregate amount of $23,000,000 for each Ship;

“Contract Price” means the Contract Price stated in Article II, Section 1, of each of the Shipbuilding Contracts (as the same may be adjusted pursuant to the terms thereof);

“Contractual Currency” has the meaning given in Clause 19.5;

“Cornamusa” means Corporación de Navegación Mundial S.A., a Chilean corporation;

“Credit Parties” means the Co-Arranger, the Co-Underwriters, the Lenders, the Security Trustee, the Facility Agent, the Swap Banks and the Documentation Agent, and in the singular means any of them;

“Delivery Date” means the date on which the Shipyard tenders a Ship to UP Offshore Bahamas (or another Guarantor, as the case may be) and UP Offshore Bahamas (or such other Guarantor, as the case may be) accepts delivery thereof, all in accordance with the terms of the relevant Shipbuilding Contract;

“Designated Transaction” means a Transaction that fulfills the following requirements:

(a)	it is entered into by the Borrower and a Swap Bank pursuant to the Master Agreement;

(b)
its purpose is to hedge the Borrower’s exposure under this Agreement to fluctuations in the interest rate arising from the funding of the Advances for a period expiring no later than the Maturity Date;

(c)
the notional principal amount of such Transaction, together with all other continuing Designated Transactions, does not and in the future (taking into account the scheduled amortization thereof) will not exceed the aggregate amount of the Loan scheduled to be outstanding from time to time; and

(d)	it is designated by such Swap Bank, by delivery by such Swap Bank to the Facility Agent of a notice of designation, as a Designated Transaction for the purposes of this Agreement;

“Dollars” and “$” means the lawful currency for the time being of the United States of America;

“Drawdown Notice” means a notice in the form set out in Schedule 2 hereto;

“Earnings” means, in respect of each Ship, all moneys whatsoever which are now, or later become, payable (actually or contingently) to the Obligor that owns or operates such Ship and which arise out of the use or operation of such Ship, including (but not limited to):

(a)
all freight, hire and passage moneys, compensation payable to the Obligor owning such Ship in the event of requisition of the Ship for hire, remuneration for salvage and towage services, demurrage and detention moneys and damages for breach (or payments for variation or termination) of any charterparty or other contract for the employment of such Ship;

(b)	all moneys which are at any time payable under Insurances in respect of loss of earnings; and

(c)
if and whenever the Ship is employed on terms whereby any moneys falling within paragraphs (a) or (b) above are pooled or shared with any other person, that proportion of the net receipts of the relevant pooling or sharing arrangement which is attributable to the Ship;

“Earnings Assignment” means, in relation to a Ship, an assignment of the Earnings and any

Requisition Compensation in the form set out in Appendix E hereto;

“EBITDA” means, for any accounting period and on a consolidated basis, the net income of the Group for that accounting period:

(a)	plus, to the extent deducted in computing the net income of the Group for that accounting period, the sum, without duplication, of:

(i)	all federal, state, local and foreign taxes and tax distributions;

(ii)	Net Interest Expense;

(iii)
depreciation, depletion, amortization of intangibles and other non-cash charges or non-cash losses (including non-cash transaction expenses and the amortization of debt discounts) and any extraordinary losses not incurred in the ordinary course of business; and

(iv)	any drydocking expenses;

(b)
minus, to the extent added in computing the net income of the Group for that accounting period, any non-cash income or non-cash gains and any extraordinary gains on asset sales or otherwise not incurred in the ordinary course of business;

all determined in accordance with GAAP and as shown in the statement of income for the Group;

“Effective Date” means the date on which this Agreement is executed and delivered by the parties hereto;

“Eligible Assignee” means

(a)	any commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $1,000,000,000;

(b)
any commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund Associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country that is described in this clause (b);

(c)	the central bank of any country that is a member of the OECD;

(d)
any finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that (i) is not an Affiliate of any of the Obligors, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) has total assets in excess of $1,000,000,000; and

(e)
any other Person (other than an Affiliate of any of the Obligors) approved by the Facility Agent and the Borrower and having assets in excess of $1,000,000,000, such approval not to be unreasonably withheld;

“Environmental Claim” means:

(a)
any claim by any governmental, judicial or regulatory authority which arises out of an Environmental Incident or an alleged Environmental Incident or which relates to any Environmental Law as it relates to a Ship; or

(b)	any claim by any other person which relates to an Environmental Incident or to an alleged Environmental Incident,

and, for the purpose of this Agreement, “claim” means a claim for damages, compensation, fines, penalties or any other payment of any kind whether or not similar to the foregoing; an order or direction to take, or not to take, certain action or to desist from or suspend certain action; and any form of enforcement or regulatory action, including the arrest or attachment of any asset;

“Environmental Incident” means:

(a)	any release of Environmentally Sensitive Material from a Ship; or

(b)
any incident in which Environmentally Sensitive Material is released from a ship other than a Ship and which involves a collision between a Ship and such other ship or some other incident of navigation or operation, in either case, in connection with which a Ship is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Ship or the relevant Obligor that owns such Ship and/or any operator or manager is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or

(c)
any other incident in which Environmentally Sensitive Material is released otherwise than from a Ship and in connection with which a Ship is actually or potentially liable to be arrested and/or where the relevant Obligor that owns such Ship and/or any operator or manager of a Ship is at fault or allegedly at fault or otherwise liable to any legal or administrative action;

“Environmental Law” means any applicable law relating to pollution or protection of the environment, to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material;

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law;

“Environmentally Sensitive Material” means oil, oil products and any other substance (including any chemical, gas or other hazardous or noxious substance) which is (or is capable of being or becoming) polluting, toxic or hazardous;

“Estate” has the meaning assigned such term in Clause 26.1;

“Event of Default” means any of the events or circumstances described in Clause 17.1;

“Excess Cash Flow” means, on a quarterly basis in respect of each Guarantor that owns a Ship, an amount equal to the gross revenue of such Guarantor minus (a) the operating expenses (including repairs and maintenance) of such Ship and (b) debt service in respect of the Advances in respect of such Guarantor’s Ship;

“Expected Drawdown Date” means, in respect of any Advance, the date requested by the Borrower in the relevant Drawdown Notice for such Advance to be made;

“Fair Market Value” means, in relation to each Ship, the market value of such Ship at any date that is shown by a valuation prepared and addressed to the Facility Agent:

(a)	as at a date not more than 30 days prior to the date such valuation is delivered to the Facility Agent;

(b)	by an Approved Broker;

(c)	with or without physical inspection of that Ship (as the Facility Agent may require);

(d)
on the basis of a sale for prompt delivery for cash on normal arm’s length commercial terms as between a willing seller and a willing buyer, free of any existing charter or other contract of employment (and with no value to be given to any pooling arrangements); and

(e)	after deducting the estimated amount of the usual and reasonable expenses which would be incurred in connection with the sale;

provided that the Facility Agent may, in its sole discretion, obtain a second valuation and in such case, the Fair Market Value shall be the average of such second appraisal and the first appraisal;

“Fee Letter” means the fee letter dated the date hereof from the Co-Arrangers to the Borrower;

“Finance Documents” means:

(a)	this Agreement;

(b)	the Note;

(c)	the Master Agreements;

(d)	the Account Pledges;

(e)	the Charter Assignments;

(f)	the Earnings Assignments;

(g)	the Insurance Assignments;

(h)	the Mortgages;

(i)	the Predelivery Security Assignments;

(j)	the Share Pledges;

(k)	the Warranty Assignments; and

(l)
any other document (whether creating a Security Interest or not) which is executed at any time by an Obligor or any other person as security for, or to establish any form of subordination or priorities arrangement in relation to, any amount payable to or for the benefit of a Credit Party or any of the documents referred to in this definition;

“Financial Indebtedness” means, in relation to a person (the “debtor”) on a consolidated basis, a liability of the debtor:

(a)	for principal, interest or any other sum payable in respect of any moneys borrowed or raised by the debtor;

(b)	under any bond, note or other security issued by the debtor;

(c)	under any acceptance credit, guarantee or letter of credit facility made available to the debtor;

(d)	under a financial lease, a deferred purchase consideration arrangement or any other agreement having the commercial effect of a borrowing or raising of money by the debtor;

(e)
under any interest or currency swap or any other kind of derivative transaction entered into by the debtor or, if the agreement under which any such transaction is entered into requires netting of mutual liabilities, the liability of the debtor for the net amount; or

(f)
under a guarantee, indemnity or similar obligation entered into by the debtor in respect of a liability of another person which would fall within (a) to (e) if the references to the debtor referred to the other person;

“Financial Year” means, in relation to an Obligor, each period of one (1) year commencing on January 1 of each year and ending on December 31 of such year in respect of which its accounts are or ought to be prepared;

“GAAP” has the meaning given in Clause 1.6

“Group” means Ultrapetrol and its subsidiaries (whether direct or indirect and including, but not limited to, the Borrower, UP Offshore Bahamas, Bayshore, Gracebay, Springwater and Woodrow) from time to time during the Security Period;

“Guaranteed Obligations” has the meaning assigned such term in Clause 13.1;

“Guaranteed Party” has the meaning assigned such term in Clause 13.1;

“Guarantee” has the meaning assigned such term in Clause 13.1;

“Hull 381 Shipbuilding Contract” means the Shipbuilding Contract dated February 21, 2007 between the Shipyard and UP Offshore Bahamas in respect of Hull 381, and all addenda, riders and/or schedules attached thereto and amendments thereof;

“Hull 382 Shipbuilding Contract” means the Shipbuilding Contract dated February 21, 2007 between the Shipyard and UP Offshore Bahamas in respect of Hull 382, and all addenda, riders and/or schedules attached thereto and amendments thereof;

“Hull 386 Shipbuilding Contract” means the Shipbuilding Contract dated February 21, 2007 between the Shipyard and UP Offshore Bahamas in respect of Hull 386, and all addenda, riders and/or schedules attached thereto and amendments thereof;

“Hull 387 Shipbuilding Contract” means the Shipbuilding Contract dated February 21, 2007 between the Shipyard and UP Offshore Bahamas in respect of Hull 387, and all addenda, riders and/or schedules attached thereto and amendments thereof;

“IACS” means the International Association of Classification Societies;

“Insurances” means, in relation to a Ship:

(a)
all policies and contracts of insurance, including entries of such Ship in any protection and indemnity or war risks association, which are effected in respect of the Ship, her Earnings or otherwise in relation to her; and

(b)	all rights and other assets relating to, or derived from, any of the foregoing, including any rights to a return of a premium;

“Insurance Assignment” means, in relation to a Ship, an assignment of the Insurances in the form set out in Appendix F hereto;

“Interest Period” means a period determined in accordance with Clause 5;

“ISM Code” means in relation to its application to each Ship and its operation:

(a)
‘The International Management Code for the Safe Operation of Ships and for Pollution Prevention’, currently known or referred to as the ‘ISM Code’ (including the guidelines on its implementation), adopted by the International Maritime Organization (“IMO”) as Resolution A.741(18) and Resolution A.913(22) (superseding Resolution A.788(19)) (and the terms “safety management system”, “Safety Management Certificate” and “Document of Compliance” have the same meanings as are given to them in the ISM Code); and

(b)
all further resolutions, circulars, codes, guidelines, regulations and recommendations which are now or in the future issued by or on behalf of the IMO or any other entity with responsibility for implementing the ISM Code;

as the same may be amended, supplemented or replaced from time to time;

“ISM Code Documentation” includes, in respect of a Ship:

(a)	the Document of Compliance and Safety Management Certificate issued pursuant to the ISM Code in relation to such Ship within the periods specified by the ISM Code;

(b)	all other documents and data which are relevant to the safety management system and its implementation and verification which the Facility Agent may require; and

(c)
any other documents which are prepared or which are otherwise relevant to establish and maintain such Ship’s compliance or the compliance of the Obligor owning such Ship or the relevant Approved Manager with the ISM Code which the Facility Agent may require;

“ISM Responsible Person” means, in respect of a Ship:

(a)
each and every person who has assumed responsibility for the operation of such Ship and has agreed to take over or is required to assume responsibility for the performance or observance of the duties and responsibilities imposed by the ISM Code; and

(b)
each and every person ashore who is a ‘designated person’ for the purposes of the ISM Code with direct access to the highest level of management of such Ship’s owner or operator and who, in that capacity, has under the ISM Code responsibility and authority which includes:

(i)	monitoring the safety and pollution prevention aspects of the operation of such Ship; and

(ii)	ensuring that adequate resources and shore-based support are supplied, as required, in each case, under the ISM Code;

“ISPS Code” means in relation to its application to the relevant Obligor, the relevant Approved Manager, a Ship and its operation, the International Ship and Port Facility Security Code constituted pursuant to resolution A.924(22) of the IMO adopted by a Diplomatic Conference of the IMO on Maritime Security on 13 December 2002 and now set out in Chapter XI-2 of the Safety of Life at Sea Convention (SOLAS) 1974 (as amended);

“ISPS Code Documentation” includes:

(a)	the International Ship Security Certificate issued pursuant to the ISPS Code in relation to each Ship within the period specified in the ISPS Code; and

(b)	all other documents and data which are relevant to the ISPS Code and its implementation and verification which the Facility Agent may require;

“Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Lending Office” under its name on Schedule 1 hereto or in the Assignment and

Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Facility Agent;

“LIBOR” means, for an Interest Period:

(a)
the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on Reuters BBA Page LIBOR 01 at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period (and, for the purposes of this Agreement, “BBA Page LIBOR 01” means that Reuters’ page or such other page as may replace that page on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers’ Association as the information vendor for the purpose of displaying British Bankers’ Association Interest Settlement Rates for Dollars).  Should there be a discrepancy between the rate appearing on BBA Page LIBOR 01 mentioned above and the “actual rate” at which deposits in Dollars are offered by leading banks in the London Interbank Market, the “actual rate” shall be the rate used by the Facility Agent in its absolute discretion in determining LIBOR; or

(b)
if no rate is quoted on BBA Page LIBOR 01, the rate per annum determined by the Facility Agent to be the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent.) of the rates per annum notified to the Facility Agent by each Reference Bank as the rate at which deposits in Dollars are offered to that Reference Bank by leading banks in the London Interbank Market at that Reference Bank’s request at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period for a period equal to that Interest Period and for delivery on the first Business Day of it;

“Loan” means the aggregate principal amount of the Advances outstanding under this Agreement from time to time;

“Major Casualty” means, in relation to a Ship, any casualty to the Ship in respect of which the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds $750,000 or the equivalent in any other currency;

“Majority Lenders” means, at any time, Lenders holding 66.67% or more of the then aggregate outstanding principal amount of the Loan or, if no such principal amount is then outstanding, Lenders having 66.67% or more of the aggregate amount of the Total Commitments then effect;

“Manager’s Undertaking” means, in relation to a Ship, the letter executed and delivered by an Approved Manager in the form set out in Appendix G hereto;

“Margin” means:

(a)	1.50 percent per annum for Advances made or outstanding in respect of the Tranche A Advances during the Pre-Delivery Period;

(b)	1.50 percent per annum for Advances made or outstanding in respect of the Tranche A Loan at all times after the Delivery Date of the Ship to which such Advances relate; and

(c)	1.75 percent per annum for Advances made or outstanding in respect of the Tranche B Loan at all times after the Delivery Date of the Ship to which such Advances relate;

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System and any successor regulations thereto, as in effect from time to time;

“Master Agreement” means each master agreement (on the 2002 ISDA (Multicurrency - Crossborder) form) and the schedule thereto made between the Borrower and a Swap Bank and includes all Designated Transactions from time to time entered into thereunder and all Confirmations from time to time exchanged thereunder to hedge the exposure of the Borrower to interest rate fluctuations under this Agreement;

“Maturity Date” means the tenth anniversary of the Delivery Date of the second Ship to be delivered by the Shipyard but in no event later than December 31, 2019;

“Mortgage” means, in relation to a Ship, a first priority mortgage on such Ship under the relevant Approved Flag, in the form set out in Appendix H for Panama or in form and substance satisfactory to the Facility Agent for any other Approved Flag;

“Negotiation Period” has the meaning given in Clause 4.7;

“Net Interest Expense” means, on a consolidated basis, the aggregate of all interest, commitment and other fees, commissions, discounts and other costs, charges or expenses accruing that are due from the Group during the relevant accounting period less interest income received, determined in accordance with GAAP and as shown in the statement of income for the Group;

“Note” means a promissory note of the Borrower, payable to the order of the Facility Agent, evidencing the aggregate indebtedness of the Borrower under this Agreement, in the form set out in Appendix I hereto;

“Obligors” means the Borrower and the Guarantors, and in the singular means any of them;

“OFAC” has the meaning assigned such term in Clause 9.18;

“Other Bahamas Loan Agreements” means, collectively, (a) the Loan Agreement dated as of December 28, 2006, as amended by the First Amendatory Agreement thereto dated as of November 1, 2007, among UP Offshore Bahamas as borrower, the banks and financial institutions named therein as Lenders, DVB Bank AG as Swap Bank and DVB Bank AG as Arranger, Underwriter, Facility Agent, Security Agent and Documentation Agent, and (b) the Loan Agreement dated as of October 31, 2007 among UP Offshore Bahamas as borrower, the banks and financial institutions named therein as Lenders, DVB Bank AG as Swap Bank and DVB Bank AG as Arranger, Underwriter, Facility Agent, Security Agent and Documentation Agent, and in the singular means either one of them;

“PATRIOT Act” has the meaning given in Clause 8.1(a)(ii);

“Payment Currency” has the meaning given in Clause 19.5;

“Permitted Security Interests” means:

(a)	Security Interests created by the Finance Documents;

(b)	liens for unpaid but not overdue master’s and crew’s wages in accordance with usual maritime practice;

(c)	liens for salvage;

(d)	liens arising by operation of law for not more than two (2) months’ prepaid hire under any charter or other contract of employment in relation to a Ship not prohibited by this Agreement;

(e)
liens for master’s disbursements incurred in the ordinary course of trading and any other lien arising by operation of law or otherwise in the ordinary course of the operation, repair or maintenance of a Ship, provided that such liens do not secure amounts more than 30 days overdue (unless the overdue amount is being contested by the relevant Obligor in good faith by appropriate steps) and subject, in the case of liens for repair or maintenance, to Clause 12.12(f);

(f)
any Security Interest created in favor of a plaintiff or defendant by any action of the court or tribunal before whom such action is brought as security for costs and expenses where the relevant Obligor is prosecuting or defending such proceedings or arbitration in good faith by appropriate steps and such Security Interest does not (and is not likely to) result in any sale, forfeiture or loss of a Ship; and

(g)
Security Interests arising by operation of law in respect of taxes which are not overdue for payment or in respect of taxes being contested in good faith by appropriate steps and in respect of which appropriate reserves have been made;

“Pertinent Jurisdiction” means, in relation to a company:

(a)	the country under the laws of which the company is incorporated or formed;

(b)	a country in which the company’s central management and control is or has recently been exercised;

(c)	a country in which the overall net income of the company is subject to corporation tax, income tax or any similar tax;

(d)
a country in which assets of the company (other than securities issued by, or loans to, related companies) having a substantial value are situated, in which the company maintains a permanent place of business, or in which a Security Interest created by the company must or should be registered in order to ensure its validity or priority;

(e)
a country the courts of which have jurisdiction to make a winding up, administration or similar order in relation to the company or which would have such jurisdiction if their assistance were requested by the courts of a country referred to in paragraphs (b) or (c) above; and

(f)	any political subdivision of any of the foregoing;

“Potential Event of Default” means an event or circumstance that, with the giving of any notice, the lapse of time, a determination of the Majority Lenders and/or the satisfaction of any other condition, would constitute an Event of Default;

“Pre-Delivery Period” means, in respect of a Ship, the period commencing on the Closing Date and ending on the Delivery Date of such Ship;

“Predelivery Security Assignment” means, in relation to a Ship, an assignment of the Shipbuilding Contract and related Refund Guarantees in respect of such Ship in the form set out in Appendix J hereto;

“Quotation Date” means, in relation to any Interest Period (or any other period) for which an interest rate is to be determined under any provision of a Finance Document, the day on which quotations would ordinarily be given by leading banks in the London Interbank Market for deposits in the currency in relation to which such rate is to be determined for delivery on the first day of that Interest Period or other period;

“Ratable Portion” means, as to any Lender at any time, (a) with respect to any Advance, the percentage obtained by dividing such Lender’s Commitment in relation to the relevant Tranche by the Total Commitments in respect of such Tranche, and (b) in all other cases, a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is Total Commitments at such time, provided that if the Ratable Portion of any Lender is to be determined after the Total Commitments have been terminated, then the percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination;

“Reference Banks” means, for purposes of LIBOR, the reference banks chosen from time to time by the British Bankers’ Association;

“Refund Guarantee” means, in respect of each payment installment made under a Shipbuilding Contract, a guarantee made by the Refund Guarantor in favor of UP Offshore Bahamas in respect of the refund obligations of the Shipyard under such Shipbuilding Contract, the terms and conditions of which have been approved by the Facility Agent acting upon the instructions of the Majority Lenders (such approval not to be unreasonably withheld);

“Refund Guarantor” means State Bank of Travancore, a subsidiary of the State Bank of India, or such other issuer of refund guarantees that has been approved by the Facility Agent acting upon the instructions of the Majority Lenders (such approval not to be unreasonably withheld);

“Register” has the meaning given in Clause 22.2(c);

“Repayment Date” means a date on which a repayment is required to be made under Clause 7;

“Replacement Ship Owner” means a company which is a direct or indirect wholly-owned subsidiary of the Borrower incorporated in a jurisdiction acceptable to the Lenders (in their reasonable discretion) which shall become the owner of a Ship to be registered under any Approved Flag and which will become a Guarantor hereunder pursuant to an Accession Agreement, it being understood that any Replacement Ship Owner may be incorporated in an Approved Flag State without the consent of the Lenders;

“Requisition Compensation” includes all compensation or other moneys payable by reason of any act or event such as is referred to in paragraph (b) of the definition of “Total Loss”;

“Secured Liabilities” means all liabilities which the Obligors or any of them have, at the date of this Agreement or at any later time or times, under or by virtue of the Finance Documents or any judgment relating to the Finance Documents; and for this purpose, there shall be disregarded any total or partial discharge of these liabilities, or variation of their terms, which is effected by, or in connection with, any bankruptcy, liquidation, arrangement or other procedure under the insolvency laws of any country;

“Security Interest” means:

(a)	a mortgage, charge or pledge, any maritime lien, other lien, maritime privilege or any other security interest of any kind;

(b)	the rights of the plaintiff under an action in rem in which the ship concerned has been arrested or a writ has been issued or similar steps taken; and

(c)
any arrangement entered into by a person (A) the effect of which is to place another person (B) in a position which is similar, in economic terms, to the position in which B would have been had he held a security interest over an asset of A; but (c) does not apply to a right of set off or combination of accounts conferred by the standard terms of business of a bank or financial institution;

“Security Period” means the period commencing on the date of this Agreement and ending on the date on which the Facility Agent notifies the Borrower that:

(a)	all amounts which have become due for payment by any Obligor under the Finance Documents have been paid;

(b)	no amount is owing or has accrued (without yet having become due for payment) under any Finance Document;

(c)	no Obligor has any future or contingent liability under Clause 18, 19 or 20 below or any other provision of this Agreement or another Finance Document; and

(d)
no Credit Party believes that there is a significant risk that any payment or transaction under a Finance Document would be set aside, or would have to be reversed or adjusted, in any present or possible future bankruptcy of an Obligor or in any present or possible future proceeding relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created by a Finance Document;

“Shareholders” means, in respect of UP Offshore Bahamas, Ultrapetrol as to 94.45% of share capital of the Borrower and Comintra as to 5.55% of the share capital of the Borrower, and in the singular means either of them;

“Share Pledge” means the pledge of the share capital of the Borrower and each Guarantor (other than Ultrapetrol and UP Offshore Bahamas) in the form set out in Appendix K hereto;

“Shipbuilding Contracts” means, collectively, the Hull 381 Shipbuilding Contract, the Hull 382 Shipbuilding Contract, the Hull 386 Shipbuilding Contract and the Hull 387 Shipbuilding Contract, and in the singular means any one of them;

“Shipbuilding Contract Payment Account” means account number 27388334000 established by the Borrower with the Account Bank into which the Borrower shall deposit the monies required by Clause 3.2 of this Agreement;

“Ship Mortgage Notes” means Ultrapetrol’s 9% First Preferred Ship Mortgage Notes due 2014 or such notes as may be issued in substitution or exchange thereof by Ultrapetrol;

“Ships” means, collectively, the 6,400 BHP platform supply vessels of VS4408 design, Shipyard Hull Numbers 381, 382, 386 and 387, respectively, to be acquired from the Shipyard pursuant to the Shipbuilding Contracts, and in the singular means any one of them;

“Shipyard” means Bharati Shipyard, a corporation organized and existing under the law of the India;

“Subsequent Advance” means any Advance made after the Closing Date;

“Swap Exposure” means, as at any relevant date, the aggregate amount of the net amounts in Dollars certified by a Swap Bank to the Facility Agent to be the amount which would be payable by the Borrower to such Swap Bank under (and calculated in accordance with) Section 6(e) (Payments and Early Termination) of the Master Agreement if an Early Termination Date (as defined in the Master Agreement) had occurred on the relevant date in relation to all continuing Designated Transactions entered into between the Borrower and such Swap Bank;

“Total Loss” means, in relation to a Ship:

(a)	actual, constructive, compromised, agreed or arranged total loss of the Ship;

(b)
any expropriation, confiscation, requisition or acquisition of the Ship, whether for full consideration, a consideration less than her proper value, a nominal consideration or without any consideration, which is effected by any government or official authority or by any person or persons claiming to be or to represent a government or official authority, excluding a requisition for hire for a fixed period not exceeding one year without any right to an extension;

(c)	any final and non-appealable condemnation of the Ship by any tribunal or by any person or persons claiming to be a tribunal; or

(d)	any capture, seizure or detention of the Ship (including any hijacking or theft) unless she is within 30 days redelivered to the full control of her owner or operator;

“Total Loss Date” means, in relation to a Ship:

(a)	in the case of an actual loss of the Ship, the date on which it occurred or, if that is unknown, the date when the Ship was last heard of;

(b)	in the case of a constructive, compromised, agreed or arranged total loss of the Ship, the earliest of:

(i)	the date on which a notice of abandonment is given to the insurers; and

(ii)	the date of any compromise, arrangement or agreement made by or on behalf of such Ship’s owner or operator with the Ship’s insurers in which the insurers agree to treat the Ship as a total loss; and

(c)	in the case of any other type of total loss, on the date (or the most likely date) on which it appears to the Majority Lenders that the event constituting the total loss occurred;

“Tranche A Loan” means a tranche of the Loan in the original principal amount of up to $60,000,000, such tranche to be made available for each Ship in the amount of up to $15,000,000 in multiple Advances for the payment of installments of the Contract Price due under the applicable Shipbuilding Contract or, in the case of the first such Advance, to refinance UP Offshore Bahamas’ previous payment of such instalment or where the context so requires, the aggregate principal amount thereof for the time being outstanding under this Agreement, provided that any portion of the Tranche A Loan that remains available after all installments have been paid under the relevant Shipbuilding Contract may be advanced to the Borrower in conjunction with the Advance of the Tranche B Loan for a Ship;

“Tranche B Loan” means a tranche of the Loan in the original principal amount of up to $33,600,000, such tranche to be made available for each Ship in the amount of up to $8,400,000 in a single Advance on the Delivery Date of such Ship, or where the context so requires, the aggregate principal amount thereof for the time being outstanding under this Agreement;

“Tranches” means, collectively, the Tranche A Loan and the Tranche B Loan, and in the singular means any of them;

“Transaction” has the meaning ascribed thereto in the Master Agreements;

“UP Offshore Panama” means UP Offshore (Panama) S.A., a Panamanian corporation;

“UP Offshore UK” means UP Offshore (UK) Ltd., a UK company; and

“Warranty Assignment” means, in relation to a Ship upon its delivery, an assignment of the warranties in the Shipbuilding Contract in respect of such Ship in the form set out in Appendix L hereto.

1.2          Construction of certain terms.  In this Agreement:

“approved” means, unless the context otherwise requires, approved in writing by the Facility Agent acting upon the instructions of the Majority Lenders;

“asset” includes every kind of property, asset, interest or right, including any present, future or contingent right to any revenues or other payment;

“company” includes any corporation, limited liability company, partnership, joint venture, unincorporated association, joint stock company and trust;

“consent” includes an authorization, consent, approval, resolution, license, exemption, filing, registration, notarization and legalization;

“contingent liability” means a liability which is not certain to arise and/or the amount of which remains unascertained;

“document” includes a deed; also a letter, fax or telex;

“expense” means any kind of cost, charge or expense (including all legal costs, charges and expenses) and any applicable value added or other tax;

“law” includes any form of delegated legislation, any order or decree, any treaty or international convention and any regulation or resolution of the United States of America, any state thereof, the Council of the European Union, the European Commission, the United Nations or its Security Council or any other Pertinent Jurisdiction;

“legal or administrative action” means any legal proceeding or arbitration and any administrative or regulatory action or investigation;

“liability” includes every kind of debt or liability (present or future, certain or contingent), whether incurred as principal or surety or otherwise;

“months” shall be construed in accordance with Clause 1.3;

“parent company” has the meaning given in Clause 1.4;

“person” includes natural persons, any company; any state, political sub-division of a state and local or municipal authority; and any international organization;

“regulation” includes any regulation, rule, official directive, request or guideline whether or not having the force of law of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organization;

“subsidiary” has the meaning given in Clause 1.4;

“successor” includes any person who is entitled (by assignment, novation, merger or otherwise) to any other person’s rights under this Agreement or any other Finance Document (or any interest in those rights) or who, as administrator, liquidator or otherwise, is entitled to exercise those rights; and in particular references to a successor include a person to whom those rights (or any interest in those rights) are transferred or pass as a result of a merger, division, reconstruction or other reorganization of it or any other person;

“tax” includes any present or future tax, duty, impost, levy or charge of any kind which is imposed by any state, any political sub-division of a state or any local or municipal authority (including any such imposed in connection with exchange controls), and any connected penalty, interest or fine.

1.3
Meaning of “month”.  A period of one or more “months” ends on the day in the relevant calendar month numerically corresponding to the day of the calendar month on which the period started (“the numerically corresponding day”), but:

(a)
on the Business Day following the numerically corresponding day if the numerically corresponding day is not a Business Day or, if there is no later Business Day in the same calendar month, on the Business Day preceding the numerically corresponding day; or

(b)
on the last Business Day in the relevant calendar month, if the period started on the last Business Day in a calendar month or if the last calendar month of the period has no numerically corresponding day;

and “month” and “monthly” shall be construed accordingly.

1.4	Meaning of “subsidiary”. A company (S) is a subsidiary of another company (P) (the “parent company”) if:

(a)
a majority of the issued equity in S (or a majority of the issued equity in S which carry unlimited rights to capital and income distributions) are directly owned by P or are indirectly attributable to P; or

(b)	P has direct or indirect control over a majority of the voting rights attaching to the issued shares of S; or

(c)	P has the direct or indirect power to appoint or remove a majority of the directors of S; or

(d)	P otherwise has the direct or indirect power to ensure that the affairs of S are conducted in accordance with the wishes of P;

and any company of which S is a subsidiary is a parent company of S.

1.5           General Interpretation.

(a)           In this Agreement:

(i)	references to, or to a provision of, a Finance Document or any other document are references to it as amended or supplemented, whether before the date of this Agreement or otherwise;

(ii)	references to, or to a provision of, any law include any amendment, extension, re-enactment or replacement, whether made before the date of this Agreement or otherwise;

(iii)           words denoting the singular number shall include the plural and vice versa; and

(iv)	Clauses 1.1 to 1.4 and paragraph (a) of this Clause 1.5 apply unless the contrary intention appears;

(b)
References in Clause 1.1 to a document being in the form of a particular Appendix include references to that form with any modifications to that form which the Facility Agent approves or reasonably requires; and

(c)           The clause headings shall not affect the interpretation of this Agreement.

1.6
Accounting Terms. Unless otherwise specified herein, all accounting terms used in this Agreement and in the other Finance Documents shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to any Credit Party under this Agreement shall be prepared, in accordance with generally accepted accounting principles for the United States (“GAAP”) as from time to time in effect.

1.7
Certain Matter Regarding Materiality.  To the extent that any representation, warranty, covenant or other undertaking of an Obligor in this Agreement or any other Finance Document is qualified by reference to those which are not reasonably expected to result in a “material adverse effect” or language of similar import, no inference shall be drawn therefrom that any Credit Party has knowledge or approves of any noncompliance by such Obligor with any governmental rule.

2           FACILITY

2.1
Amount of facility.  Subject to the other provisions of this Agreement, the Lenders severally agree to make available to the Borrower a loan facility in the aggregate principal amount of up to $93,600,000 divided into the Tranche A Loan and the Tranche B Loan, provided that on the Delivery Date of each Ship the aggregate principal amount of the Advances of the Tranche A Loan and the Tranche B Loan made in respect of all Ships delivered as of such Delivery Date shall not exceed 60% of the aggregate Fair Market Value of the Ships delivered as of such Delivery Date.

2.2
Advances.  Each Tranche of the loan facility provided under this Agreement shall be made available to the Borrower in Advances made by the Lenders on any Business Day during the applicable Availability Period.

2.3
Lenders’ participations.  Subject to the other provisions of this Agreement, each Lender shall participate in each Advance in an amount equal to its Ratable Portion of such Advance as at the relevant Actual Drawdown Date.

2.4	Purpose of Loan. The Borrower undertakes to use the Loan only for the purposes stated in the recitals to this Agreement.

3           DRAWDOWN

3.1
Request for an Advance.  Subject to the conditions stated in Clause 3.2, the Borrower may request an Advance or multiple Advances by delivering to the Facility Agent a completed Drawdown Notice in respect of such Advance or Advances not later than 11:00 a.m. (New York time) three (3) Business Days prior to the Expected Drawdown Date thereof.  The Facility Agent shall promptly notify the Lenders that it has received a Drawdown Notice and shall inform each Lender of:

(a)	the amount of the requested Advance(s), the Expected Drawdown Date and the Tranche(s) to which such Advance(s) relate(s);

(b)	the amount of each Lender’s Ratable Portion of such Advance(s); and

(c)	the duration of the first Interest Period applicable to such Advance(s).

3.2           Conditions to availability.  The conditions referred to in Clause 3.1 are that:

(a)	the Expected Drawdown Date and the Actual Drawdown Date must be a Business Day during the Availability Period;

(b)
each Advance in respect of the Tranche A Loan shall be applied to pay each installment of the Contract Price stated in the relevant Shipbuilding Contract or, in the case of the first such Advance, to refinance UP Offshore Bahamas’ previous payment of such installment, provided that subject to Clause 3.2(f), any portion of the Tranche A Loan that remains available after all installments have been paid under the relevant Shipbuilding Contract may be advanced to the Borrower in conjunction with the Advance of the Tranche B Loan for a Ship;

(c)
Advances of the Tranche A Loan during the Pre-Delivery Period in respect of each Ship shall not exceed $3,450,000 per Advance and in the aggregate for each Ship the lesser of (i) 60% of the relevant Construction Cost and (ii) $13,800,000;

(d)
not less than three (3) Business Days prior to the Expected Drawdown Date of an Advance of the Tranche A Loan to pay each of the second, third, fourth and fifth installments of the Contract Price stated in each Shipbuilding Contract the Borrower shall deposit or cause to be deposited $952,576 into the Shipbuilding Contract Payment Account, which amount shall be made available by the Account Bank to the Facility Agent on the Expected Drawdown Date of the relevant Advance and remitted by the Facility Agent to the Shipyard together with such Advance;

(e)	subject to Clause 3.2(f), each Advance in respect of the Tranche B Loan shall be made available for each Ship in an amount of up to $8,400,000 in a single Advance on the Delivery Date of such Ship;

(f)
the aggregate amount of the Advances shall not exceed the facility amount stated in Clause 2.1, provided that on the Delivery Date of each Ship the aggregate principal amount of the Advances of the Tranche A Loan and the Tranche B Loan as of such Delivery Date shall not exceed 60% of the aggregate Fair Market Value of the Ships delivered as of such Delivery Date; and

(g)	the applicable conditions precedent stated in Clause 8 hereof shall have been satisfied or waived as provided therein.

3.3
Drawdown Notice irrevocable.  A Drawdown Notice must be signed by an officer or duly authorized attorney-in-fact of the Borrower and, once served, a Drawdown Notice cannot be revoked without the prior consent of the Facility Agent, acting with the authority of the Majority Lenders.

3.4	Disbursement of Advance. Subject to the provisions of this Agreement:

(a)
Each Lender shall before 11:00 a.m. (New York City time) make its Ratable Portion of each Advance available to the Facility Agent, for the account of the Borrower, on and with the value date of the Expected Drawdown Date for such Advance.  After the Facility Agent’s receipt of such funds and upon fulfillment or waiver of the applicable conditions set forth in Clause 8 hereof, the Facility Agent will make such funds available to the Borrower by paying such funds to such account(s) which the Borrower specifies in the Drawdown Notice.  The payment by the Facility Agent under this Clause 3.4 to such account(s) shall constitute the making of each Advance to the Borrower and the Borrower shall thereupon become indebted, as principal and direct obligor, to each Lender in an amount equal to such Lender’s Ratable Portion of an Advance.

(b)
Unless the Facility Agent shall have received notice from a Lender prior to the relevant Expected Drawdown Date that such Lender will not make available to the Facility Agent such Lender’s Ratable Portion of the applicable Advance, the Facility Agent may assume, or at its option request confirmation from such Lender, that such Lender has made its Ratable Portion available to the Facility Agent on such date in accordance with subsection (a) of this Section 3.4 and the Facility Agent may, in reliance upon such assumption or confirmation (as the case may be), make available to the Borrower on such date a corresponding amount.  If and to the extent that such Lender shall not have so made such Ratable Portion available to the Facility Agent, such Lender and the Borrower (but without duplication) severally agree to repay to the Facility Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is made available to the Borrower by the Facility Agent until the date such amount is repaid to the Facility Agent, at the LIBOR rate for overnight or weekend deposits.  If such Lender shall pay to the Facility Agent such corresponding amount, such amount so paid shall constitute such Lender’s Ratable Portion of the applicable Advance for purposes of this Agreement.  Nothing in this Clause 3.4(b) shall be deemed to relieve any Lender of its obligation to make Advances to the extent provided in this Agreement.

(c)
In the event that the Borrower is required to repay all or a portion of an Advance pursuant to Clause 3.4(b), as between the Borrower and the defaulting Lender, the liability for any breakage costs as described in Clause 19.2 shall be borne by the defaulting Lender, provided that if the defaulting Lender has not paid any such breakage costs upon demand by the Facility Agent therefor, the Borrower shall pay such breakage costs upon demand by the Facility Agent and the Borrower shall be entitled to recover from the defaulting Lender any such payment for breakage costs made by the Borrower.

3.5	Notation of Advances on Note. Each Advance of a Tranche made by the Lenders to the Borrower may be evidenced by a notation of the same made by the Facility Agent on the grid attached to the Note, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Advance.

4              INTEREST

4.1
Normal rate of interest.  Subject to the provisions of this Agreement, the rate of interest on each Advance of a Tranche in respect of an Interest Period shall be the aggregate of LIBOR and the applicable Margin for such Advance for that Interest Period.

4.2
Payment of normal interest.  Subject to the provisions of this Agreement, interest on each Advance of a Tranche in respect of each Interest Period shall be paid by the Borrower on the last day of that Interest Period.

4.3
Payment of accrued interest.  In the case of an Interest Period longer than three (3) months, accrued interest shall be paid in arrears on the last day of every three (3) month period during that Interest Period and on the last day of that Interest Period.

4.4	Notification of interest rate. The Facility Agent shall notify the Borrower and each Lender of the rate of interest as soon as it is determined.

4.5	Notification of market disruption. The Facility Agent shall promptly notify the Borrower if:

(a)	it is unable to determine LIBOR;

(b)
at least one (1) Business Day before the start of an Interest Period, Lenders having Commitments amounting to more than 50% of the Total Commitments notify the Facility Agent that LIBOR fixed by the Facility Agent would not accurately reflect the cost to those Lenders of funding their respective Ratable Portion (or any part of them) during the Interest Period in the London Interbank Market at or about 11:00 a.m. (London time) on the Quotation Date for the Interest Period; or

(c)
if for any reason a Lender (the “Affected Lender”) is unable to obtain Dollars in the London Interbank Market in order to fund all or any part of its Ratable Portion of an Advance or Advances during any Interest Period, stating the circumstances which have caused such notice to be given.

4.6	Suspension of drawdown. If the Facility Agent’s notice under Clause 4.5 is served before an Advance is made, then while the circumstances referred to in the Facility Agent’s notice continue:

(a)	in the case of Clause 4.5(a) or (b), each Lender’s obligation to make its Ratable Portion of such Advance; and

(b)	in the case of Clause 4.5(c), the Affected Lender’s obligation to make its Ratable Portion of such Advance,

shall be suspended while the circumstances referred to in the Agent’s notice continue.

4.7
Negotiation of alternative rate of interest.  If the Facility Agent’s notice under Clause 4.5 is served after an Advance is made, the Borrower, the Facility Agent and the Lenders or (as the case may be) the Affected Lender shall use reasonable endeavors to agree, within the 30 days after the date on which the Facility Agent serves its notice under Clause 4.5 (the “Negotiation Period”), an alternative interest rate or (as the case may be) an alternative basis for each Lender or (as the case may be) the Affected Lender to fund or continue to fund its Ratable Portion of the relevant Advance or Advances during the Interest Period concerned.

4.8
Application of agreed alternative rate of interest.  Any alternative interest rate or an alternative basis which is agreed during the Negotiation Period shall take effect in accordance with the terms agreed.

4.9
Alternative rate of interest in absence of agreement.  If an alternative interest rate or alternative basis is not agreed within the Negotiation Period, and the relevant circumstances are continuing at the end of the Negotiation Period, then the Facility Agent shall set an interest period and interest rate representing the cost of funding of the Lenders or (as the case may be) the Affected Lender in Dollars or in any available currency of their or its Ratable Portion of the relevant Advance or Advances plus the applicable Margin; and the procedure provided for by this Clause 4.9 shall be repeated if the relevant circumstances are continuing at the end of the interest period so set by the Facility Agent.

4.10
Notice of prepayment.  If the Borrower does not agree with an interest rate set by the Facility Agent under Clause 4.9, the Borrower may give the Facility Agent not less than 15 Business Days’ notice of its intention to prepay (without premium or penalty) the relevant Advance or Advances at the end of the interest period set by the Facility Agent.

4.11
Prepayment.  A notice under Clause 4.10 shall be irrevocable.  The Facility Agent shall promptly notify the Lenders or (as the case may be) the Affected Lender of the Borrower’s notice of intended prepayment and:

(a)
on the date on which the Facility Agent so notifies the Lenders or (as the case may be) the Affected Lender, the Total Commitments or (as the case may be) the Commitment of the Affected Lender shall be cancelled; and

(b)
on the last Business Day of the interest period set by the Facility Agent, the Borrower shall prepay (without premium or penalty) the Loan or (as the case may be) the Affected Lender’s Ratable Portion, together with accrued interest thereon at the applicable rate plus the Margin.

4.12
Application of prepayment.  The prepayments shall be applied to pay in full the Advance or Advances designated in the notice under Clause 4.10.  The relevant provisions of Clause 7 (other than Clause 7.9(d)) in respect of a voluntary prepayment shall apply in relation to the prepayment.

4.13
Designated Transactions.  The Borrower may enter into Designated Transactions with the Swap Banks in an aggregate notional principal amount of up to or equal to the aggregate principal amount of the Loan outstanding from time to time on such terms as the Swap Banks and the Borrower shall agree.  The Borrower hereby agrees and undertakes throughout the Security Period not to conclude Designated Transactions which would result, at any time during the Security Period, in the notional principal amount of all Designated Transactions then remaining exceeding the amount of the Loan, as reduced from time to time pursuant to Clause 7.

5           INTEREST PERIODS

5.1	Duration of normal Interest Periods. Subject to Clauses 5.2, 5.3 and 5.4, each Interest Period shall be:

(a)	3 or 6 months, as notified by the Borrower to the Facility Agent not later than 11:00 a.m. (New York time) three (3) Business Days before the commencement of the Interest Period; or

(b)	3 months, if the Borrower fails to notify the Facility Agent by the time specified in paragraph (a) above; or

(c)	such other period as the Majority Lenders may agree with the Borrower.

5.2	Duration of Interest Periods overrunning Repayment Date. If the Borrower has selected an Interest Period which would overrun a Repayment Date or Repayment Dates, then:

(a)	in the case of the final Repayment Date, the Interest Period shall end on the final Repayment Date; and

(b)           in the case of any other Repayment Date, the Loan shall be divided so that:

(i)
the amount of each repayment installment (or, as the case may be, the aggregate amount of installments payable on the same date pursuant to Clause 7.2) falling due before the end of the Interest Period selected shall have an Interest Period ending on the Repayment Date on which it falls (or, as the case may be, they fall) due; and

(ii)	the balance of the Loan from time to time outstanding during such Interest Period shall have an Interest Period ascertained in accordance with the provisions of Clause 5.1;

and for this purpose alone may there be Interest Periods of different lengths in relation to the Loan.

5.3	Duration of first Interest Period; Consolidation of Interest Periods.

(a)
The first Interest Period of all Advances made on the Closing Date shall commence on the Closing Date and shall expire on the last day of the Interest Period selected by the Borrower in the Drawdown Notice for such Advance(s).  All Advances made on the Closing Date shall have the same Interest Period.

(b)
The first Interest Period of any Subsequent Advance in respect of a Ship shall commence on the Actual Drawdown Date of such Subsequent Advance and shall expire on the same date as the Interest Period then applicable to all other Advances in respect of such Ship that are outstanding at the time the Subsequent Advance is made.

(c)	Each Interest Period following the first Interest Period under Clause 5.3(a) or (b) shall be applicable to all outstanding Advances in respect of the relevant Ship and shall commence on the expiry of the preceding Interest Period for such Advances in respect of such Ship and end on the last day of the Interest Period selected by the Borrower pursuant to the provisions of Clause 5.1.

5.4
Non-availability of matching deposits for Interest Period selected.  If, after the Borrower has selected and the Lenders have agreed an Interest Period longer than 3 months, any Lender notifies the Facility Agent by 11:00 a.m. (New York time) on the second Business Day before the commencement of that Interest Period that it is not satisfied that deposits in Dollars for a period equal to that Interest Period will be available to it in the London Interbank Market when that Interest Period commences, that Interest Period shall be of three (3) months.

6           DEFAULT INTEREST

6.1
Payment of default interest on overdue amounts.  Each Obligor shall pay interest in accordance with the following provisions of this Clause 6 on any amount payable by an Obligor under any Finance Document which a Credit Party does not receive on or before the relevant date, that is:

(a)	the date on which a Finance Document provides that such amount is due for payment; or

(b)	if a Finance Document provides that such amount is payable on demand, the date on which the demand is served; or

(c)	if such amount has become immediately due and payable under Clause 17.2, the date on which it became immediately due and payable.

6.2
Rate of default interest.  Interest shall accrue on an overdue amount from (and including) the relevant date until the date of actual payment (as well after as before judgment) at the rate per annum determined by the Facility Agent to be 2.00 percent plus the applicable Margin plus LlBOR for a period of 1 month (determined by the Facility Agent on the first Business Day of each calendar month).

6.3
Notification of rates of default interest.  The Facility Agent shall promptly notify the Borrower of each interest rate determined by the Facility Agent under Clause 6.2; but this shall not be taken to imply that the Borrower or any other Obligor is liable to pay such interest only with effect from the date of the Facility Agent’s notification.

6.4	Payment of accrued default interest. Subject to the other provisions of this Agreement, any interest due under this Clause shall be paid on demand.

6.5	Compounding of default interest. Any such interest which is not paid on the date on which it is due for payment shall thereupon be compounded daily.

6.6
Application to Master Agreement.  For the avoidance of doubt, this Clause 6 does not apply to any amount payable under a Master Agreement in respect of any continuing Designated Transaction as to which Section 2(e) (Default Interest; Other Amounts) of that Master Agreement shall apply.

7           REPAYMENT AND PREPAYMENT

7.1	Amount of repayment installments. The Borrower shall repay the principal of the Loan as follows:

(a)	Advances of the Tranche A Loan shall be repaid in 40 quarterly installments of $250,000 per Ship and a balloon payment of $5,000,000 together with the last installment; and

(b)	Advances of the Tranche B Loan shall be repaid in 20 quarterly installments of $420,000 per Ship.

7.2	Repayment Dates. The repayment installments required under Clause 7.1 in respect of each of the Tranches shall be made as follows:

(a)
the first quarterly repayment installment of Advances of the Tranche A Loan made in respect of a Ship shall commence on the date falling three (3) months after the Delivery Date of such Ship and any quarterly installments and the respective balloon payment remaining unpaid as of the Maturity Date shall be accelerated and repaid on the Maturity Date; and

(b)	the first quarterly repayment installment of Advances of the Tranche B Loan made in respect of a Ship shall commence on the date falling three (3) months after the Delivery Date of such Ship.

7.3	Voluntary prepayment. Subject to the following conditions, the Borrower may prepay the whole or any part of the Loan on the last day of an Interest Period.

7.4           Conditions for voluntary prepayment.  The conditions referred to in Clause 7.3 are:

(a)	that a partial prepayment shall be in an amount not less than $1,000,000 and increments of an integral multiple of $500,000;

(b)
that the Facility Agent has received from the Borrower at least five (5) Business Days’ prior written notice specifying the amount to be prepaid, the date on which the prepayment is to be made and the Ship or Ships to which the Advances being prepaid relate; and

(c)
that the Borrower has provided evidence satisfactory to the Facility Agent that any consent required by the Borrower in connection with the prepayment has been obtained and remains in force, and that any regulation relevant to this Agreement which affects the Borrower has been complied with (which may be satisfied by the Borrower certifying that no consents are required and that no regulations need to be complied with).

7.5
Effect of notice of prepayment.  A prepayment notice may not be withdrawn or amended without the consent of the Facility Agent, acting with the consent of the Majority Lenders, and the amount specified in the prepayment notice shall become due and payable by the Borrower on the date for prepayment specified in the prepayment notice.

7.6
Notification to Lenders of notice of prepayment.  The Facility Agent shall notify the Lenders promptly upon receiving a prepayment notice, and shall provide any Lender which so requests with a copy of any document delivered by the Borrower under Clause 7.4(c).

7.7
Mandatory prepayment upon sale or Total Loss of a Ship.  If a Ship is sold or becomes a Total Loss, the Borrower shall prepay the principal of the Loan in an amount equal to the outstanding principal amount of the Advances relating to such sold or lost Ship.  The Borrower shall make such mandatory prepayment:

(a)	in the case of a sale, on or before the date on which the sale is completed by delivery of the Ship to the buyer; or

(b)
in the case of a Total Loss, on the earlier of the date falling 120 days after the Total Loss Date and the date of receipt by the Security Trustee of the proceeds of insurance relating to such Total Loss.

7.8
Mandatory prepayment of Tranche B Loan.  On the 21st day following the end of each calendar quarter the Borrower shall prepay the Advances of the Tranche B Loan in an amount equal to 50% of the Excess Cash Flow for each Ship for the quarter then ended up to a maximum amount of $3,360,000 per Ship on a cumulative basis (including voluntary prepayment of Tranche B Loan Advances under Clause 7.3).

7.9	Amounts payable on prepayment. A prepayment shall be made (but without premium or penalty except as provided below) together with:

(a)	accrued interest (and any other amount payable under Clause 19.1 below or otherwise) in respect of the amount prepaid;

(b)	if the prepayment is not made on the last day of an Interest Period, together with any sums payable under Clause 19.2;

(c)	any additional amount that may need to be paid in order for the Borrower to remain in compliance with the requirements of Clause 10.3; and

(d)	in the case of voluntary prepayments under Clause 7.3, a fee of 1.00% of the amount prepaid.

7.10	Application of prepayment.

(a)
Each voluntary prepayment under Clause 7.3 shall be applied in inverse order of maturity to the remaining repayment installments of the Advances of the Ship or Ships designated in the Borrower’s prepayment notice as being prepaid.

(b)
Each mandatory prepayment under Clause 7.7 shall be applied first to the prepayment in full of the Advances pertaining to such Ship as was lost or sold and, thereafter, any remainder shall be paid to or retained by the Borrower.

(c)
Each mandatory prepayment under Clause 7.8 shall be applied in inverse order of maturity to the remaining repayment installments of the Advances of the Tranche B Loan in respect of each Ship on a pro rata basis.

(d)	A prepayment under Clause 10.3 hereof shall be applied in inverse order of maturity to the remaining repayment installments of the Advances of each Tranche in respect of each Ship on a pro rata basis.

7.11        No reborrowing.  No amount repaid or prepaid may be re-borrowed.

7.12
Unwinding of Designated Transactions.  On or prior to any repayment or prepayment under this Clause 7, Clause 10.3 or any other provision of this Agreement, the Borrower shall wholly or partially reverse, offset, unwind or otherwise terminate one or more of the continuing Designated Transactions to the extent necessary to ensure that the aggregate notional principal amount of the continuing Designated Transactions thereafter remaining does not and will not in the future (taking into account the scheduled amortization thereof) exceed the aggregate amount of the Loan scheduled to be outstanding from time to time hereunder.  In the event the Borrower must unwind a Designated Transaction as a result of a Lender’s default under Clause 3.4, any losses sustained by the Borrower as a result thereof shall be deducted from the amount otherwise prepaid to such defaulting Lender.

7.13
Repayment of Swap Benefit.  If a Designated Transaction is terminated in circumstances where a Swap Bank would be obliged to pay an amount to the Borrower under the relevant Master Agreement, the Borrower hereby agrees that such payment shall be applied in prepayment of, first, interest and, second, principal of the Loan in accordance with the terms of Clause 7.10(d) and authorizes such Swap Bank to pay such amount to the Facility Agent for such purpose.

8           CONDITIONS PRECEDENT; CONDITION SUBSEQUENT

8.1	Documents, fees and no default. Each Lender’s obligation to make its Ratable Portion of an Advance is subject to the following conditions precedent:

(a)	that, on or before the service of a Drawdown Notice, the Facility Agent receives:

(i)	the documents described in Part A of Schedule 3 in form and substance satisfactory to the Facility Agent and its lawyers; and

(ii)
such documentation and other evidence as is reasonably requested by the Facility Agent, a Lender or a Swap Bank in order for each to carry out and be satisfied with the results of all necessary “know your customer” or other checks which it is required to carry out in relation to the transactions contemplated by this Agreement and the other Finance Documents, including without limitation obtaining, verifying and recording certain information and documentation that will allow the Facility Agent and each of the Lenders and Swap Banks to identify each Obligor in accordance with the requirements of the USA PATRIOT Act (Title III of Pub.: 107-56 (signed into law October 26, 2001)) (the “PATRIOT Act”).

(b)	that, on or before an Expected Drawdown Date for an Advance of the Tranche A Loan, the Facility Agent shall have received (without duplication):

(i)
evidence, in form and substance satisfactory to the Facility Agent and its lawyers, that UP Offshore Bahamas has paid in full the first 20% installment of the Contract Price due under the relevant Shipbuilding Contract;

(ii)	evidence, in form and substance satisfactory to the Facility Agent and its lawyers, that the Account Bank has received the amount required by Clause 3.2(d) to be deposited by the Borrower into the Shipbuilding Contract Payment Account in connection with such Advance; and

(iii)	the documents described in Part B of Schedule 3 in respect of the Ship to which such Advance relates, each to be in form and substance satisfactory to the Facility Agent and its lawyers;

(c)
that, on or before an Expected Drawdown Date for an Advance of the Tranche B Loan or any remainder of the Tranche A Loan, the Facility Agent shall have received the documents described in Part C of Schedule 3 in respect of the Ship to which such Advance relates, each to be in form and substance satisfactory to the Facility Agent and its lawyers;

(d)
that, on or before each Expected Drawdown Date, the Borrower shall have paid in full all fees that are due to be paid to the Facility Agent pursuant to Clause 18.1 of this Agreement and the Fee Letter;

(e)	that if requested by the Facility Agent, on or before each Expected Drawdown Date, the Facility Agent has received in full payment of the expenses referred to in Clause 18.2;

(f)	that at the date of a Drawdown Notice, at an Expected Drawdown Date and at each Actual Drawdown Date:

(i)	no Event of Default or Potential Event of Default has occurred and is continuing or would result from the borrowing of the Loan or any part thereof;

(ii)
the representations and warranties in Clause 9 and those which are set out in the other Finance Documents would be true and not misleading if repeated on each of those dates with reference to the circumstances then existing;

(iii)
there has been no material change in the financial condition, operations or business prospects of any of the Obligors since the date on which the Obligors provided information concerning those topics to the Facility Agent and/or any Lender or Swap Bank; and

(iv)	none of the circumstances contemplated by Clause 4.5 has occurred and is continuing;

(g)
that, if the Collateral Maintenance Ratio set out in Clause 10.3 were applied immediately following the making of the relevant Advance(s), the Borrower would not be obliged to provide additional security or prepay part of the Loan; and

(h)
that the Facility Agent has received, and found to be acceptable to it, any further opinions, consents, agreements and documents in connection with the Finance Documents which the Facility Agent may request by notice to the Borrower prior to the relevant Expected Drawdown Date.

8.2
Waiver of conditions precedent.  If the Facility Agent, with the consent of the Majority Lenders, permits an Advance to be borrowed before certain of the conditions referred to in Clause 8.1 are satisfied, the Borrower shall ensure that those conditions are satisfied within five (5) Business Days after the Actual Drawdown Date (or such longer period as the Facility Agent may specify).

9           REPRESENTATIONS AND WARRANTIES

9.1	General. Each Obligor represents and warrants as follows.

9.2	Status. Each Obligor is:

(a)	duly formed and validly existing and in good standing under the law of its jurisdiction of formation; and

(b)
duly qualified and in good standing as a foreign company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where, in each case, the failure to so qualify or be licensed and be in good standing could not reasonably be expected to have a material adverse effect on its business, assets or financial condition or which may affect the legality, validity, binding effect or enforceability of the Finance Documents.

and there are no proceedings or actions pending or contemplated by such Obligor, or to the knowledge of such Obligor contemplated by any third party, to dissolve, wind-up or terminate such Obligor.

9.3	Company power; consents. Each Obligor has the capacity and has taken all action, and no consent of any person is required, for:

(a)	it to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted;

(b)	it to execute the Shipbuilding Contract, any contract for employment of a Ship and each Finance Document to which it is or is to become a party;

(c)	it to comply with its respective obligations under each Finance Document to which it is or is to become a party;

(d)	it to grant the liens granted by it pursuant to the Finance Documents to which it is a party;

(e)	the perfection or maintenance of the liens created by the Finance Documents (including the first priority nature thereof); and

(f)	the exercise by any Credit Party of their rights under any of the Finance Documents or the remedies in respect of the Collateral pursuant to the Finance Documents to which it is a party,

except, in each case, for consents which have been duly obtained, taken, given or made and are in full force and effect.

9.4	Consents not liable to revocation. Nothing has occurred which makes any of the consents referred to in Clause 9.3 liable to revocation and each Obligor is in compliance with all applicable laws.

9.5	Legal validity; effective Security Interests. Subject to any relevant insolvency laws affecting creditors’ rights generally:

(a)
each Shipbuilding Contract, each contract for employment of a Ship and each Finance Document to which an Obligor is a party, constitutes or, as the case may be, will constitute upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents), such Obligor’s legal, valid and binding obligations enforceable against such Obligor in accordance with their respective terms; and

(b)
the Finance Documents to which an Obligor is a party, creates or, as the case may be, will create upon execution and delivery (and, where applicable, registration as provided for in the Finance Documents), legal, valid and binding Security Interests enforceable in accordance with their respective terms over all the assets to which they, by their terms, relate.

9.6
No conflicts; no liens.  The execution by UP Offshore Bahamas of each Shipbuilding Contract, and the execution by each Obligor of each contract for employment of a Ship and each Finance Document to which it is or will be a party, and the compliance by such Obligor with its obligations thereunder, and the borrowing by the Borrower of the Loan, will not:

(a)
involve or lead to a contravention of (i) any law or regulation or order, writ, judgment, injunction, decree, determination or award applicable to such Obligor; (ii) the constitutional documents of such Obligor; or (iii) any contractual or other obligation or restriction which is binding on such Obligor or any of its assets (after giving allowance for such waivers as may be required under the Other Bahamas Loan Agreements); and

(b)	except for liens created by the Finance Documents, result in or require the creation or imposition of any lien upon or with respect to any of the properties of such Obligor.

9.7	Taxes.

(a)
All payments which an Obligor is liable to make under the Finance Documents to which it is a party may be made without deduction or withholding for or on account of any tax payable under any law of any Pertinent Jurisdiction.

(b)
Each Obligor has filed or has caused to be filed all tax returns and other reports that it is required by law or regulation to file in any Pertinent Jurisdiction, and has paid or caused to be paid all taxes, assessments and other similar charges that are due and payable in any Pertinent Jurisdiction, other than taxes and charges (i) which are (x) not yet delinquent or (y) being contested in good faith by appropriate proceedings and for which adequate reserves have been established and in a manner that does not involve any risk of sale, forfeiture, loss, confiscation or seizure of any of the Ships, or (ii) the non-payment of which could not reasonably be expect to have a material adverse effect on such Obligor.  The charges, accruals, and reserves on the books of each Obligor respecting taxes are adequate in accordance with applicable accounting principles and practices.

(c)
No material claim for any tax has been asserted against any of the Obligors or any of their Affiliates by any Pertinent Jurisdiction or other taxing authority other than claims that are included in the liabilities for taxes in the most recent consolidated balance sheet of the Borrower or disclosed in the notes thereto, if any.

(d)
The execution, delivery, filing and registration or recording (if applicable) of the Finance Documents and the consummation of the transactions contemplated thereby will not cause any of the Credit Parties to be required to make any registration with, give any notice to, obtain any license, permit or other authorization from, or file any declaration, return, report or other document with any governmental authority in New York, any Approved Flag State or any Pertinent Jurisdiction of any of the Obligors.

(e)
No taxes are required by any governmental authority in New York, any Approved Flag State or any Pertinent Jurisdiction of any of the Obligors to be paid with respect to or in connection with the execution, delivery, filing, recording, performance or enforcement of any Finance Document.

(f)
The execution, delivery, filing, registration, recording, performance and enforcement of the Finance Documents by any of the Credit Parties will not cause such Credit Party to be deemed to be resident, domiciled or carrying on business in any Approved Flag State or any Pertinent Jurisdiction of any of the Obligors or subject to taxation under any law or regulation of any governmental authority in any Approved Flag State or any Pertinent Jurisdiction of any of the Obligors.

(g)
Other than the recording of each Mortgage in accordance with the laws of the relevant Approved Flag State and the filing of Uniform Commercial Code Financing Statements in Washington, D.C. in respect of certain of the Finance Documents, and fees consequent thereto, it is not necessary for the legality, validity, enforceability or admissibility into evidence of this Agreement or any other Finance Document that any of them or any document relating thereto be registered, filed recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar taxes be paid on or in relation to this Agreement or any of the other Finance Documents.

9.8	No default. No Event of Default or Potential Event of Default has occurred and is continuing and there are no incipient or other defaults under any other agreements of any Obligor.

9.9	Information. All financial statements, information and other data furnished by or on behalf of each Obligor to any of the Credit Parties:

(a)	was true and accurate at the time it was given;

(b)
such financial statements have been prepared in accordance with GAAP and accurately and fairly represent the financial condition of such Obligor as of the date or respective dates thereof and the results of operations of such Obligor for the period or respective periods covered by such financial statements;

(c)	there are no other facts or matters the omission of which would have made or make any such information false or misleading;

(d)
there has been no material adverse change in the financial condition, operations or business prospects of any of the Obligors since the date on which such information was provided other than as previously disclosed to the Facility Agent in writing; and

(e)
none of the Obligors has any contingent obligations, liabilities for taxes or other outstanding financial obligations which are material in the aggregate except as disclosed in such statements, information and data.

9.10
No litigation.  No legal or administrative action involving any Obligor (including any action relating to any alleged or actual breach of the ISM Code, the ISPS Code or any Environmental Law) has been commenced or taken or, to any Obligor’s knowledge, is likely to be commenced or taken which, in either case, would be likely to have a material adverse effect on the business, assets or financial condition of any Obligor or which may affect the legality, validity, binding effect or enforceability of the Finance Documents.

9.11
ISM Code and ISPS Code compliance.  Each Guarantor that owns a Ship has obtained or will obtain or will cause to be obtained all necessary ISM Code Documentation and ISPS Code Documentation in connection with its Ship and its operation and will be or will cause each Ship and the relevant Approved Manager to be in full compliance with the ISM Code and the ISPS Code.

9.12	Validity and completeness of Shipbuilding Contracts.

(a)
To the best knowledge of the Borrower, each of the Shipbuilding Contracts is in full force and effect, and a true and complete copy thereof, together with all agreements, instruments and other documents delivered in connection therewith and amendments thereto, has been furnished to the Facility Agent and the Lenders.

(b)	Each of the Shipbuilding Contracts constitutes valid, binding and enforceable obligations of the parties thereto in accordance with its terms.

(c)
No amendments or additions to any of the Shipbuilding Contracts in respect of the delivery date, contract price, vessel classification or destination of the relevant Ship have been or will be agreed nor have the parties thereto waived any of their respective rights, save as agreed by the Lenders.

(d)
There is no default on the part of UP Offshore Bahamas or, to the best knowledge of the Borrower, on the part of any other party, with respect to any of the Shipbuilding Contracts, and there is no accrued right of any party thereto to terminate any of the Shipbuilding Contracts.

9.13
No rebates etc.  There is not nor shall there be any agreement or understanding to allow or pay any rebate, premium, commission, discount or other benefit or payment (howsoever described) to any Obligor, any subsidiary or Affiliate of an Obligor, the Shipyard or any third party in connection with the purchase of a Ship, other than as disclosed to the Facility Agent in writing.

9.14
Margin Stock.  The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of the Loan will be used to buy or carry any Margin Stock or to extend credit to others for the purpose of buying or carrying any Margin Stock.

9.15
Compliance with law; Environmentally Sensitive Material.  Except to the extent the following could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of any of the Obligors or which may affect the legality, validity, binding effect or enforceability of the Finance Documents:

(a)
the operations and properties of each Obligor comply with all applicable laws and regulations, including without limitation Environmental Law, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of each Obligor and each Obligor is in compliance in all material respects with all such Environmental Permits; and

(b)
none of the Obligors has been notified in writing by any person that it or any of its subsidiaries or Affiliates is potentially liable for the remedial or other costs with respect to treatment, storage, disposal, release, arrangement for disposal or transportation of any Environmentally Sensitive Material, except for costs incurred in the ordinary course of business with respect to treatment, storage, disposal or transportation of such Environmentally Sensitive Material.

9.16	Ownership structure.

(a)	All of the capital stock of UP Offshore Bahamas has been validly issued, is fully paid, non-assessable and free and clear of all liens and is owned beneficially and of record by the Shareholders.

(b)
All of the outstanding capital stock of the Borrower has been validly issued, is fully paid, non-assessable and free and clear of all liens, and is owned beneficially and of record by UP Offshore Panama and all of the outstanding capital stock of UP Offshore Panama has been validly issued, is fully paid, non-assessable and free and clear of all liens, and is owned beneficially and of record by UP Offshore Bahamas.

(c)
All of the outstanding capital stock of each of the Guarantors (other than UP Offshore Bahamas and Ultrapetrol) has been validly issued, is fully paid, non-assessable and free and clear of all liens, and is owned beneficially and of record by the Borrower.

(d)
None of the capital stock of any of the Obligors (other than Ultrapetrol) is subject to any existing option, warrant, call, right, commitment or other agreement of any character to which the any of them is a party requiring, and there are no securities or interests of any of the Obligors outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional equity interests of any of the Obligors or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of any of the Obligors, except in each case as disclosed to the Facility Agent in respect of Ultrapetrol.

9.17
Investment Company, Holding Company, etc.  None of the Obligors is (i) an “investment company,” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended, or (ii) a “holding company” or a “subsidiary company” of a “holding company” or an affiliate of a “holding company” or of a “subsidiary company” of a “holding company” or a “public utility” within the meaning of the Public Utility Holding Company Act of 1935, as

amended, or (iii) a “public utility” within the meaning of the Federal Power Act of 1920, as amended.

9.18
Asset Control.  None of the Obligors is a “national” of any “designated foreign country”, within the meaning of the Foreign Assets Control Regulations or the Cuban Asset Control Regulations of the U.S. Treasury Department, 31 C.F.R., Subtitle B, Chapter V, as amended, or a “specially designated national” listed by the Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, or any regulations or rulings issued thereunder.  Neither the making of the Advances nor the use of the proceeds thereof nor the performance by any of the Obligors of its obligations under any of the Finance Documents to which it is a party violates any statute, regulation or executive order restricting loans to, investments in, or the export of assets to, foreign countries or entities doing business there.

9.19	ERISA. None of the Obligors has ever established or maintained any employee benefit plan subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended.

9.20
Use of Proceeds.  The Borrower is using the proceeds of the Loan only for the purposes stated in the recitals to this Agreement and the Borrower’s use of the Loan does not contravene any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities) and comparable United States Federal and state laws.

9.21	Ships. Upon the date of the making of each Advance of the Tranche B Loan and thereafter at all times during the Security Period, each of the Ships:

(a)
is or will be in the sole and absolute ownership of the relevant Guarantor and duly registered in such Guarantor’s name under the law of an Approved Flag State, unencumbered save and except for the Mortgage thereon in favor of the Security Trustee recorded against it and as permitted thereby;

(b)	is, or will be, seaworthy for hull and machinery insurance warranty purposes and in every way fit for its intended service; and

(c)	is, or will be, insured in accordance with the provisions of this Agreement and the requirements hereof in respect of such insurances will have been complied with.

9.22	Place of Business. The chief executive office of each Obligor is located at:

In the case of Ultrapetrol and UP Offshore Bahamas:

Ocean Centre
Montagu Foreshore
East Bay Street
P.O. Box SS-19084
Nassau, The Bahamas

In the case of the Borrower and each Guarantor (other than Ultrapetrol and UP Offshore Bahamas):

Via General Nicanor A. de Obarrio
50th Street, Plaza 2000
Panama City, Republic of Panama

9.23	Solvency. In the case of each Obligor:

(a)	the sum of its assets, at a fair valuation, does and will exceed its liabilities, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities;

(b)
the present fair market salable value of its assets is not and shall not be less than the amount that will be required to pay its probable liability on its then existing debts, including, to the extent they are reportable as such in accordance with GAAP, contingent liabilities, as they mature;

(c)	it does not and will not have unreasonably small working capital with which to continue its business; and

(d)	it has not incurred, does not intend to incur and does not believe it will incur, debts beyond its ability to pay such debts as they mature.

9.24	Survival of Representations. All representations and warranties made by the Obligors herein or made in any certificate delivered pursuant hereto shall survive the making of the Advances.

10	GENERAL COVENANTS, COLLATERAL MAINTENANCE RATIO AND FINANCIAL COVENANTS

10.1	Affirmative covenants. From the Closing Date until all Commitments have terminated and all amounts payable hereunder have been paid in full:

(a)
each Obligor shall duly observe and perform its obligations under the Shipbuilding Contract, any contract for employment of its Ship and each Finance Document to which it is or is to become a party, and each Obligor shall promptly notify the Facility Agent of (i) any material default, or any material interruption in the performance whether or not the same constitutes a default, by any party to a Shipbuilding Contract, any contract for employment of its Ship and each Finance Document to which it is or is to become a party, and (ii) any damage or injury caused by or to a Ship in excess of $750,000;

(b)
each Obligor shall promptly inform the Facility Agent, upon becoming aware of the same, of the occurrence of an Event of Default or of any Potential Event of Default or any other event (including any litigation) which might adversely affect its ability to perform its obligations under the Shipbuilding Contract, any contract for employment of its Ship and each Finance Document to which it is or is to become a party;

(c)
each Obligor shall obtain or cause to be obtained, maintain in full force and effect and comply with the conditions and restrictions (if any) imposed in connection with, every consent and do all other acts and things which may from time to time be necessary or required for the continued due performance of all of its obligations under the Shipbuilding

Contract, any contract for employment of its Ship and each Finance Document to which it is or is to become a party, and shall deliver a copy of all such consents to the Facility Agent promptly upon its request;

(d)
each Obligor shall comply in all material respects with all applicable federal, state, local and foreign laws, ordinances, rules, orders and regulations now in force or hereafter enacted, including, without limitation, all Environmental Laws and regulations relating to thereto, the failure to comply with which would be likely to have a material adverse effect on the financial condition of such Obligor or affect the legality, validity, binding effect or enforceability of the Shipbuilding Contract, any contract for employment of its Ship and each Finance Document to which it is or is to become a party;

(e)
each Obligor (other than Ultrapetrol and UP Offshore Bahamas) shall keep proper books of record and account, in which full and materially correct entries shall be made of all financial transactions and the assets and business of such Obligor in accordance with GAAP, and the Facility Agent shall have the right to examine the books and records of the Obligors (other than Ultrapetrol) wherever the same may be kept from time to time as it sees fit, in its sole reasonable discretion, or to cause an examination to be made by a firm of accountants selected by it, provided that any examination shall be done without undue interference with the day to day business of such Obligor;

(f)	the Borrower shall prepare and deliver to the Facility Agent:

(i)
within 60 days after the end of each of its first three quarters of each fiscal year, its consolidated unaudited financial statements in respect of such fiscal quarter, and as soon as practicable, but not later than 120 days after the end of each fiscal year, its consolidated unaudited annual financial statements and the consolidated annual audited financial statements of each of Ultrapetrol and UP Offshore Bahamas in respect of such fiscal year, in each case (1) prepared in accordance with GAAP, (2) certified as true, complete and correct by the chief financial officer of the Borrower and (3) in the case of the consolidated annual financial statements of each of Ultrapetrol and UP Offshore Bahamas, audited by an Acceptable Accounting Firm;

(ii)
a Compliance Certificate together with the quarterly and annual financial statements that the Borrower delivers in (i) above, and a projected annual operating expense budget for each Ship together with the annual financial statements that the Borrower delivers in (i) above;

(iii)
together with the financial statements that the Borrower delivers in (i) and (ii) above, a comparison of the actual quarterly operating expenses against projected quarterly operating expenses for each Ship; and

(iv)	such other financial statements, budgets and projections as may be reasonably requested by the Facility Agent, each to be in such form as the Facility Agent may reasonably request;

(g)	the Borrower shall procure and deliver to the Facility Agent a written appraisal report setting forth the Fair Market Value of each Ship as follows:

(i)	at the Borrower’s expense, for inclusion with each Compliance Certificate required to be delivered together with the annual financial statements that the Borrower delivers under Clause 10.1(f)(i);

(ii)	at the Borrower’s expense, once each Financial Year upon the request of the Facility Agent or the Majority Lenders;

(iii)	at the Borrower’s expense, two weeks prior to the Delivery Date of each Ship; and

(iv)
at the Lenders’ expense, at all other times upon the request of the Facility Agent or the Majority Lenders, unless an Event of Default has occurred and is continuing, in which case the Borrower shall procure it at its expense as often as requested;

(h)
each Obligor shall prepare and timely file all tax returns required to be filed by it and pay and discharge all taxes imposed upon it or in respect of any of its property and assets before the same shall become in default, as well as all lawful claims (including, without limitation, claims for labor, materials and supplies) which, if unpaid, might become a lien or charge upon the Collateral or any part thereof, except in each case, for any such taxes (i) as are being contested in good faith by appropriate proceedings or (ii) the failure of which to pay or discharge would not be likely to have a material adverse effect on the business, assets or financial condition of such Obligor or to affect the legality, validity, binding effect or enforceability of the Finance Documents;

(i)	Intentionally omitted;

(j)	each Obligor shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in goodstanding;

(k)
each Obligor (other than Ultrapetrol and UP Offshore Bahamas) shall maintain insurance on any of its properties other than the Ships, payable in United States Dollars, with responsible companies, in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which it operates;

(l)
except to the extent the failure to do so could not reasonably be expected to have a material adverse effect on the business, assets or financial condition of an Obligor or the Group as a whole or which may affect the legality, validity, binding effect or enforceability of the Finance Documents, each Obligor shall maintain and preserve all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted;

(m)	the Obligors shall use the proceeds of the Loan solely for the purposes stated in the recitals to this Agreement;

(n)	each Obligor shall notify promptly the Facility Agent of any change in the location of its chief executive office;

(o)
each Obligor that owns a Ship shall furnish promptly to the Facility Agent a true and complete copy of any contract for the employment of its Ship of 12 months or greater duration to which it is or becomes a party and a true and complete copy of each material amendment, extension, renewal or other modification thereto or to any Shipbuilding Contract;

(p)
each Obligor shall take, or cause to be taken, such actions as may be reasonably required to mitigate potential liability to it arising out of pollution incidents or as may be reasonably required to protect the interests of the Credit Parties with respect thereto;

(q)
each of the Borrower, Bayshore, Gracebay, Springwater and Woodrow shall cause all loans made to it by any shareholder or any other Affiliate or subsidiary and all sums and other obligations (financial or otherwise) owed by it to the Approved Manager to be fully subordinated to all Secured Liabilities;

(r)	the Shareholders individually or in the aggregate shall be the legal and beneficial shareholders of not less than 94% of the share capital of UP Offshore Bahamas;

(s)	UP Offshore Panama shall be the only legal and beneficial shareholder of the Borrower;

(t)	the Borrower shall be the only legal and beneficial shareholder of each of each of Bayshore, Gracebay, Springwater and Woodrow;

(u)
each Obligor shall to the best of its knowledge and ability (i) ensure that no person who owns a controlling interest in or otherwise controls such Obligor or any subsidiary thereof is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by OFAC or included in any Executive Orders, (ii) comply, and cause each of its subsidiaries to comply, with all applicable Bank Secrecy Act laws and regulations, as amended, and (iii) not use or permit the use of the proceeds of the Loan to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto;

(v)	the Borrower shall cause each Replacement Ship Owner to execute and deliver an Accession Agreement on or before the date it acquires a Ship from a Guarantor;

(w)
a Guarantor who lets its Ship by any bareboat, time or consecutive voyage charter for a term which is or which by virtue of any optional extensions therein contained would be reasonably likely to be of 12 months or more duration shall execute and deliver to the Facility Agent a Charter Assignment and shall use reasonable commercial efforts to cause the charterer to execute and deliver to the Security Trustee a consent and acknowledgement to such Charter Assignment;

(x)	the Borrower shall execute and deliver to the Facility Agent an Account Pledge concurrently with the execution of any Confirmation under a Master Agreement;

(y)
upon the Facility Agent’s request, each Obligor shall promptly supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent in order for each Lender and Swap Bank to carry out and be satisfied with the results of all necessary “know your client” or other checks which it is required to carry out in relation to the transactions contemplated by this Agreement and the other Finance Documents and to the identity of any parties to the Finance Documents (other than the Lenders and the Swap Banks) and their directors and officers; and

(z)	from time to time, at its expense, each Obligor shall duly execute and deliver to the Facility

Agent such further documents and assurances as the Majority Lenders or the Facility Agent may request to effectuate the purposes of this Agreement, the other Finance Documents or obtain the full benefit of any of the Collateral.

10.2
Negative covenants.  From the Closing Date until all Commitments have terminated and all amounts payable hereunder have been paid in full, except as the Facility Agent may, with the consent of the Majority Lenders, approve from time to time in writing, such approval not to be unreasonably withheld:

(a)
none of the Guarantors (other than Ultrapetrol and UP Offshore Bahamas) will create, assume or permit to exist any Security Interest whatsoever upon any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Security Interests;

(b)
none of the Obligors shall sell, transfer or lease all of or a substantial portion of its properties and assets, or enter into any transaction of merger or consolidation or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), unless:

(i)	immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

(ii)
with respect to any such sale, transfer, lease or disposition or transaction of merger or consolidation, the purchaser, transferee or surviving company (as the case may be) is reasonably acceptable to the Majority Lenders and assumes all obligations and liabilities (including, without limitation, any obligations or liabilities under the Finance Documents) of the seller, transferor or non-surviving entity (as the case may be) hereunder, such assumption of obligations and liabilities to be in form and substance satisfactory to the Majority Lenders (it being agreed that such assumption of obligations and liabilities in connection with the sale of a Ship to a Replacement Ship Owner shall be satisfied upon such Replacement Ship Owner executing a delivering an Accession Agreement);

provided that each Obligor or subsidiary or Affiliate of an Obligor that owns a Ship or another vessel may either (i) sell such Ship or other vessel to a non-Affiliate third party in the ordinary course of business or (ii) charter its Ship or other vessel in the ordinary course of business (but may not bareboat charter such Ship except to Cornamusa, UP Offshore UK, UP Offshore Apoio Maritimo Ltda. or another subsidiary or Affiliate of the Borrower acceptable to the Majority Lenders), without, in each case, the purchaser or the charterer of such Ship (as the case may be) having to comply with (ii) above;

(c)	the Borrower will not sell or transfer the equity of any of its subsidiaries unless:

(i)	immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

(ii)
with respect to any such sale or transfer of the equity of any subsidiary that is a Guarantor, the purchaser or transferee of the equity is an Affiliate of the Borrower and the subject Guarantor continues to perform all of its obligations under the Finance Documents to which it is a party;

(d)
the Borrower will not, and will cause each of the Guarantors (other than Ultrapetrol and UP Offshore Bahamas) to not, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate or subsidiary, other than on terms and conditions substantially as favorable to such person as would be obtainable by such person at the time in a comparable arm’s-length transaction with a person other than an Affiliate or subsidiary;

(e)
the Borrower will not, and will cause each of the Guarantors (other than Ultrapetrol and UP Offshore Bahamas) to not, change the nature of its business or, in the case of each of the Guarantors (other than Ultrapetrol and UP Offshore Bahamas) commence any business otherwise than in connection with, or for the purpose of, operating the Ships;

(f)	none of the Obligors will permit any act, event or circumstance that would result in:

(i)	the Shareholders owning beneficially and of record less than 94% of the equity of the Borrower;

(ii)	UP Offshore Bahamas owning beneficially and of record less than 100% of the equity of UP Offshore Panama;

(iii)	UP Offshore Panama owning beneficially and of record less than 100% of the equity of the Borrower; or

(iv)	the Borrower owning beneficially and of record less than 100% of the equity of each of Bayshore, Gracebay, Springwater and Woodrow;

(g)
Ultrapetrol shall not permit any pledge or assignment of UP Offshore Bahamas’ equity and UP Offshore Bahamas shall not permit any pledge or assignment of UP Offshore Panama’s equity except, in each case, in favor of the Security Trustee to secure the Secured Liabilities;

(h)
except for the Share Pledges, the Borrower shall not sell, transfer, pledge, assign or otherwise convey or dispose of any of the share capital of Bayshore, Gracebay, Springwater and Woodrow and Ingatestone shall not permit UP Offshore Panama to sell, transfer, pledge, assign or otherwise convey or dispose of any of the share capital of Ingatestone;

(i)
none of the Obligors (other than Ultrapetrol and UP Offshore Bahamas) will increase its capital by way of the creation of preference securities, further common or ordinary securities or otherwise howsoever, or create any new class of equity;

(j)
none of the Obligors (other than Ultrapetrol and UP Offshore Bahamas) will incur any Financial Indebtedness other than (i) the Loan, (ii) in the usual course of business, (iii) as permitted by the Finance Documents, (iv) unsecured Financial Indebtedness that is fully subordinated to the Loan or (v) under the Other Bahamas Loan Agreements;

(k)
if an Event of Default shall have occurred and so long as such Event of Default shall be continuing, or if an Event of Default would result therefrom, the Borrower shall not declare or pay any dividends or return any capital to its equity holders or authorize or make any other distribution, payment or delivery of property or cash to its equity holders, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for value, any interest of any class of its capital stock or other form of equity interest (or require any rights, options or warrants relating thereto but not including convertible debt) now or hereafter outstanding, or repay any subordinated shareholder loans or set aside any funds for any of the foregoing purposes;

(l)
none of the Obligors (other than Ultrapetrol and UP Offshore Bahamas) will create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of such Guarantor to (i) pay dividends or make any other distributions on its capital stock or pay any Financial Indebtedness owed to another Obligor, (ii) make any loans or advances to the Borrower or (iii) transfer any of its property or assets to the Borrower;

(m)	the Borrower and UP Offshore Bahamas shall not permit any material amendment of or other modification to any of the Shipbuilding Contracts or Refund Guarantees;

(n)
none of the Obligors (other than Ultrapetrol and UP Offshore Bahamas) shall make any loan or advance to, make any investment in, or enter into any working capital maintenance or similar agreement with respect to any person, whether by acquisition of stock or indebtedness, by loan, guarantee or otherwise, provided that such transactions between an Obligor and another member of the Group shall not be prohibited by this covenant;

(o)
none of the Obligors (other than Ultrapetrol and UP Offshore Bahamas) will acquire any capital assets (including any vessel other than the Ship owned by it) by purchase, charter or otherwise; provided that for the avoidance of doubt nothing in this Clause 10.2(n) shall prevent or be deemed to prevent capital improvements being made to the Ship owned by it;

(p)
none of the Obligors (other than Ultrapetrol and UP Offshore Bahamas) shall enter into any arrangements, directly or indirectly, with any person whereby it shall sell or transfer any of its property, whether real or personal, whether now owned or hereafter acquired, if it, at the time of such sale or disposition, intends to lease or otherwise acquire the right to use or possess (except by purchase) such property or like property for a substantially similar purpose;

(q)
none of the Obligors shall change its Financial Year or make or permit any change in accounting policies affecting (i) the presentation of financial statements or (ii) reporting practices, except in either case in accordance with accounting principles and practices acceptable to the Facility Agent with the consent of the Majority Lenders or pursuant to the requirements of applicable laws or regulations;

(r)	none of the Obligors shall change the jurisdiction of its formation;

(s)	none of the Obligors shall amend its constitutional documents except in connection with a merger or consolidation that is not prohibited by the terms of Clause 10.2(b);

(t)
none of the Obligors shall change the location of its chief executive office or the office where its corporate records are kept or open any new office for the conduct of its business on less than thirty (30) days prior written notice to the Facility Agent; or

(u)	none of the Obligors shall contravene any law, official requirement or other regulatory measure or procedure implemented to combat “money laundering” (as defined in Article 1 of the Directive (91/308/EEC) of the Council of the European Communities) and comparable United States Federal and state laws.

10.3
Collateral Maintenance Ratio.  If, at any time, the aggregate Fair Market Value of the Ships that have been delivered to the Obligors shall be less than the sum of (i) 125% of the aggregate unpaid principal amount of the Advances in respect of such delivered non-Brazilian flagged Ships and (ii) 133.3% of the aggregate unpaid principal amount of the Advances in respect of such delivered Brazilian flagged Ships (such ratio being the “Collateral Maintenance Ratio”), the Facility Agent (acting upon the instruction of the Majority Lenders) shall have the right to require the Borrower, within 30 Business Days of the date of the written demand of the Facility Agent, to either:

(a)	prepay the Loan in such amount as may be necessary to cause such Fair Market Value of the Ships to equal or exceed the required Collateral Maintenance Ratio; or

(b)
provide such additional Collateral as may be acceptable to the Facility Agent in its sole reasonable discretion (acting upon the instruction of the Majority Lenders) so that Fair Market Value of the Ships and such additional Collateral equals or exceeds the required Collateral Maintenance Ratio, and the Borrower hereby agrees to comply with any such written demand made by the Facility Agent.

10.4	Financial Covenants.

(a)	Subject to the other provisions of this Clause 10.4, it is agreed that for so long as the Ship Mortgage Notes are outstanding there shall be no financial covenants applicable to Ultrapetrol.

(b)	In the event of:

(i)           a pre-termination, pre-payment or upon repayment of the Ship Mortgage Notes;

(ii)           the covenants applicable to the Ship Mortgage Notes being changed or waived; or

(iii)           two (2) of the Ships being registered under Brazilian flag,

the Lenders shall agree with the Obligors upon financial covenants to be applicable to Ultrapetrol, it being understood and agreed that such covenants shall be in line with the financial covenants applicable to Ultrapetrol in other lending facilities to which it is a party at such time, provided that if there are no such other lending facilities to which Ultrapetrol is a party at such time, the following financial covenants shall be applicable to Ultrapetrol on a consolidated basis:

(A)	cash, cash equivalents and undrawn lines of credit of not less than $20,000,000;

(B)	shareholders’ equity of not less than $200,000,000; and

(C)	a ratio of EBITDA to Net Interest Expense of not less than 2.00 to 1.00.

11           INSURANCE COVENANTS

11.1
General.  From the Delivery Date of the first Ship delivered by the Shipyard until all Commitments have terminated and all amounts payable hereunder have been paid in full, each Obligor that owns a Ship also undertakes to comply with the following provisions of this Clause 11 for such Ship except as the Facility Agent may, with the consent of the Majority Lenders, approve from time to time in writing, such approval not to be unreasonably withheld.

11.2	Maintenance of obligatory insurances. Each Obligor shall keep each Ship owned by it insured, at its own expense against:

(a)           fire and usual marine risks (including hull and machinery and excess risks);

(b)	war risks;

(c)	protection and indemnity risks; and

(d)
any other risks (excluding loss of earnings insurance) against which the Facility Agent may advise or, on instruction of the Majority Lenders shall advise, having regard to practices and other circumstances prevailing at the relevant time, that it would be reasonable for such Obligor to insure, as specified by the Facility Agent by notice to the Obligors.

11.3	Terms of obligatory insurances. Each Obligor that owns a Ship shall effect such insurances:

(a)	in Dollars;

(b)	in the case of fire and usual marine risks and war risks, in an amount on an agreed value basis at least the greater of

(i)	when aggregated with the insured values of the other Ships then financed under this Agreement, 120 percent of the aggregate of the Loan and the Swap Exposure; and

(ii)	the Fair Market Value of each Ship;

(c)
in the case of oil pollution liability risks, for an aggregate amount equal to the highest level of cover from time to time available under basic protection and indemnity club entry and the international marine insurance market;

(d)	in relation to protection and indemnity risks in respect of the full tonnage of each Ship;

(e)	on terms approved by the Facility Agent acting upon the instructions of the Majority Lenders; and

(f)
through brokers and with insurance companies and/or underwriters approved by the Facility Agent acting upon the instructions of the Majority Lenders or, in the case of war risks and protection and indemnity risks, in war risks and protection and indemnity risks associations approved by the Facility Agent acting upon the instructions of the Majority Lenders, and without prejudice to such Obligor’s obligation to obtain the prior approval of the Facility

Agent, at all times with reputable international brokers, companies, underwriters and mutual insurance associations.

11.4	Further protections for the Credit Parties. In addition to the terms set out in Clause 11.3, each Obligor that owns a Ship shall procure that the obligatory insurances shall:

(a)
if so required by the Facility Agent and in so far as obtainable on reasonable commercial terms (except in relation to risks referred to in Clauses 11.2(c) and 11.2(d)) name (or be amended to name) the Security Trustee as additional named assured for its rights and interests, warranted no operational interest and with full waiver of rights of subrogation against the Security Trustee, but without the Security Trustee thereby being liable to pay (but having the right to pay) premiums, calls or other assessments in respect of such insurance;

(b)	name the Security Trustee as loss payee in accordance with the loss payable clause referred to in Clause 11.6(b) below and with such directions for payment as the Facility Agent may specify;

(c)	provide that all payments by or on behalf of the insurers under the obligatory insurances to the Security Trustee shall be made without set-off, counterclaim or deductions or condition whatsoever;

(d)
provide that the insurers shall waive, to the fullest extent permitted by law, their entitlement (if any) (whether by statute, common law, equity, or otherwise) to be subrogated to the rights and remedies of the Security Trustee in respect of any rights or interests (secured or not) held by or available to the Security Trustee under the Finance Documents, until the Secured Liabilities shall have been fully repaid and discharged, except that the insurers shall not be restricted by the terms of this paragraph (d) from making personal claims against persons (other than any Obligor or any Credit Party) in circumstances where the insurers have fully discharged their liabilities and obligations under the relevant obligatory insurances;

(e)	provide that such obligatory insurances shall be primary without right of contribution from other insurances which may be carried by a Credit Party in respect of the Ships;

(f)	provide that the Security Trustee may make proof of loss if the relevant Obligor fails to do so; and

(g)
provide that if any obligatory insurance is cancelled, or if any substantial change is made in the coverage which adversely affects the interest of the Facility Agent, or if any obligatory insurance is allowed to lapse for non-payment of premium, such cancellation, change or lapse shall not be effective with respect to the Security Trustee for 15 days (or 7 days in the case of war risks) after receipt by the Security Trustee of prior written notice from the insurers of such cancellation, change or lapse.

11.5	Renewal of obligatory insurances. Each Obligor that owns a Ship shall:

(a)           at least 21 days before the expiry of any obligatory insurance effected by it:

(i)
notify the Facility Agent of the brokers (or other insurers) and any protection and indemnity or war risks association through or with whom such Obligor proposes to renew that insurance and of the proposed terms of renewal; and

(ii)	obtain the approval of the Facility Agent, such consent not to be unreasonably withheld, to the matters referred to in paragraph (i) above;

(b)	at least 7 days before the expiry of any obligatory insurance effected by it, renew the insurance in accordance with the Facility Agent’s approval pursuant to paragraph (a)(ii) above; and

(c)
procure that the approved brokers and/or the war risks and protection and indemnity associations with which such a renewal is effected shall notify the Facility Agent in writing of the terms and conditions of the renewal promptly after the renewal.

11.6
Copies of policies; letters of undertaking.  Each Obligor that owns a Ship shall ensure that all approved brokers provide the Facility Agent with pro forma copies of all policies relating to the obligatory insurances which they are to effect or renew and of a letter or letters of undertaking in a form acceptable to the Facility Agent and provided that this is not inconsistent with market practice including undertakings by the approved brokers that:

(a)	they will have endorsed on each policy, immediately upon issue, a loss payable clause and a notice of assignment in an agreed form and complying with the provisions of Clause 11.4;

(b)	they will hold such policies, and the benefit of such insurances, to the order of the Security Trustee in accordance with the said loss payable clause;

(c)	they will advise the Facility Agent and/or the Security Trustee immediately of any material change to the terms of the obligatory insurances;

(d)
they will notify the Facility Agent and/or the Security Trustee, not less than 14 days before the expiry of the obligatory insurances, in the event of their not having received notice of renewal instructions from the relevant Obligor or its agents and, in the event of their receiving instructions to renew, they will promptly notify the Facility Agent and/or the Security Trustee of the terms of the instructions; and

(e)
they will not set off against any sum recoverable in respect of a claim relating to the Ship owned by the relevant Obligor under such obligatory insurances any premiums or other amounts due to them or any other person whether in respect of that Ship or otherwise, they waive any lien on the policies or, any sums received under them, which they might have in respect of such premiums or other amounts, and they will not cancel such obligatory insurances by reason of non-payment of such premiums or other amounts, and will arrange for a separate policy to be issued in respect of that Ship forthwith upon being so requested by the Facility Agent and/or the Security Trustee.

11.7
Copies of certificates of entry.  Each Obligor that owns a Ship shall ensure that any protection and indemnity and/or war risks associations in which the Ship or Ships owned by it are entered provides the Facility Agent with:

(a)	a certified copy of the certificate of entry for that Ship;

(b)	a letter or letters of undertaking in agreed form; and

(c)
where required to be issued under the terms of insurance/indemnity provided by the relevant Obligor’s protection and indemnity association, but only if and when so requested by the Facility Agent, a certified copy of each United States of America voyage quarterly declaration (or other similar document or documents) made by the relevant Obligor in relation to such Ship in accordance with the requirements of such protection and indemnity association; and

(d)
a certified copy of each certificate of financial responsibility for pollution by oil or other Environmentally Sensitive Material issued by the relevant person or body in relation to such Ship, but only if and when so requested by the Facility Agent.

11.8
Deposit of original policies.  Each Obligor that owns a Ship shall ensure that all policies relating to obligatory insurances effected by it are deposited with the approved brokers through which the insurances are effected or renewed.

11.9
Payment of premiums.  Each Obligor that owns a Ship shall punctually pay or cause to be paid all premiums or other sums payable in respect of the obligatory insurances effected for its Ship and produce all relevant receipts when so required by the Facility Agent.

11.10	Guarantees. Each Obligor that owns a Ship shall ensure that any guarantees required by a protection and indemnity or war risks association are promptly issued and remain in full force and effect.

11.11
Compliance with terms of insurances.  Each Obligor that owns a Ship shall not do nor omit to do (nor permit to be done or not to be done) any act or thing which would or might render any obligatory insurance invalid, void, voidable or unenforceable or render any sum payable thereunder repayable in whole or in part; and, in particular:

(a)
such Obligor shall take all necessary action and comply with all requirements which may from time to time be applicable to the obligatory insurances, and (without limiting the obligation contained in Clause 11.7(c)) ensure that the obligatory insurances are not made subject to any exclusions or qualifications to which the Facility Agent has not given its prior approval;

(b)
such Obligor shall not make any changes relating to the classification or Classification Society or Approved Manager or operator of any Ship unless approved by the underwriters of the obligatory insurances;

(c)
such Obligor shall make all quarterly or other voyage declarations which may be required by the protection and indemnity risks association to maintain cover for trading to the United States of America and Exclusive Economic Zone (as defined in the United States Oil Pollution Act 1990 or any other applicable legislation); and

(d)
such Obligor shall not employ any Ship, nor allow it to be employed, otherwise than in conformity with the terms and conditions of the obligatory insurances, without first obtaining the consent of the insurers and complying with any requirements (as to extra premium or otherwise) which the insurers specify.

11.12
Alteration to terms of insurances.  Each Obligor that owns a Ship shall not make nor agree to any alteration to the terms of any obligatory insurance (unless in the opinion of the Facility Agent (acting with the consent of the Majority Lenders) such alteration is consistent with general market practice) nor waive any material right relating to any obligatory insurance.

11.13
Settlement of claims.  Each Obligor that owns a Ship shall do all things necessary and provide all documents, evidence and information to enable the Security Trustee to collect or recover any moneys which at any time become payable in respect of the obligatory insurances.

11.14
Provision of copies of communications.  Each Obligor that owns a Ship shall provide the Facility Agent at the time of each such communication, with copies of all written communications between such Obligor and:

(a)	the approved brokers; and

(b)	the approved protection and indemnity and/or war risks associations; and

(c)	the approved insurance companies and/or underwriters,

which relate, in each case directly or indirectly to either any actual or threatened termination or material adverse change in the terms of any of the obligatory insurances or any recovery which, under the terms of any loss payable clause as referred to in Clause 11.6(a), shall or may be payable to the Facility Agent.

11.15
Provision of information.  In addition, each Obligor that owns a Ship shall promptly provide the Facility Agent (or any persons which it may designate) with any information which the Facility Agent (or any such designated person) requests from time to time for the purpose of:

(a)	obtaining or preparing any report from an independent marine insurance broker as to the adequacy of the obligatory insurances effected or proposed to be effected; and/or

(b)	effecting, maintaining or renewing any such insurances as are referred to in Clause 11.16 below or dealing with or considering any matters relating to any such insurances,

and such Obligor shall, forthwith upon demand, indemnify the Facility Agent in respect of all fees and other expenses incurred by or for the account of the Facility Agent in connection with any such report as is referred to in paragraph (a) above.

11.16
Mortgagee’s interest, additional perils insurance and mortgage rights insurance.  The Security Trustee shall from time to time subscribe and thereafter maintain and renew all of the following insurances in such amounts (but, in the case of the insurances referred to in both Clause 11.16(a), (b) and (c) an amount not less than 120 percent of the aggregate of the Loan and the Swap Exposure), on such terms, through such insurers and generally in such manner as the Facility Agent may from time to time consider appropriate:

(a)
a mortgagee’s interest marine insurance covering the Ships and providing for the indemnification of the Credit Parties for any losses under or in connection with any Finance Document which directly or indirectly result from loss of or damage to any Ship covered by such insurance or a liability of any such Ship or of the Obligor that owns such Ship, being a loss or damage which is prima facie covered by an obligatory insurance but in respect of which there is a non-payment (or reduced payment) by the underwriters by reason of, or on the basis of an allegation concerning, among other things:

(i)
any act or omission on the part of the relevant Obligor, of any operator, charterer, manager or sub-manager of any such Ship or of any officer, employee or agent of the relevant Obligor or of any such person, including any breach of warranty or condition or any non-disclosure relating to such obligatory insurance;

(ii)
any act or omission, whether deliberate, negligent or accidental, or any knowledge or privity of the relevant Obligor, any other person referred to in paragraph (i) above, or of any officer, employee or agent of the relevant Obligor or of such a person, including the casting away or damaging of any such Ship and/or any such Ship being unseaworthy; and/or

(iii)	any other matter capable of being insured against under a mortgagee’s interest marine insurance policy whether or not similar to the foregoing; and

(b)
a mortgagee’s interest additional perils policy providing for the indemnification of the Credit Parties against, among other things, any possible losses or other consequences of any Environmental Claim, including the risk of expropriation, arrest or any form of detention of any Ship and/or of any insurance recoveries which are or may be paid or payable under the obligatory insurances relative to any Ship covered by such insurance, or the imposition of any Security Interest over any such Ship and/or any such insurances and/or any other matter capable of being insured against under a mortgagee’s interest additional perils policy; and/or

(c)	mortgage rights insurance for any Ship registered on Brazilian flag,

and the Obligors shall upon demand fully indemnify the Security Trustee in respect of all premiums and other reasonable expenses which are incurred in connection with or with a view to effecting, maintaining or renewing any such insurance or dealing with, or considering, any matter arising out of any such insurance.

Notwithstanding the above, if before the date on which the Security Trustee effects or renews the insurances referred to in this Clause 11.16, the Borrower can demonstrate to the Security Trustee’s satisfaction that a firm of insurance brokers with a reputation acceptable to the Security Trustee is able to arrange that insurance upon the same terms and conditions and for a price lower than the price which the firm of insurance brokers selected by the Security Trustee is prepared to arrange that insurance and with underwriters acceptable to the Security Trustee, then the Obligors shall only be required to pay the Security Trustee the lower price which the Obligors’ firm of insurance brokers is able to offer.

11.17
Review of insurance requirements.  The Facility Agent may and, on instruction of the Majority Lenders, shall review the requirements of this Clause 11 from time to time in order to take account of any changes in circumstances after the date of this Agreement which are, in the opinion of the Facility Agent or any Lender significant and capable of affecting the Obligors or the Ships and its or their insurance (including, without limitation, changes in the availability or the cost of insurance coverage or the risks to which the Obligors may be subject.)

11.18
Modification of insurance requirements.  The Facility Agent shall notify the Obligors of any proposed modification under Clause 11.7 to the requirements of this Clause 11 which the Facility Agent, may or, on instruction of the Majority Lenders, shall reasonably consider appropriate in the circumstances and, after consultation and taking full account of the Obligors’ opinions, such modification shall take effect on and from the date it is notified in writing to the Obligors as an amendment to this Clause 11 and shall bind the Obligors accordingly.

11.19
Compliance with instructions.  The Security Trustee shall be entitled (without prejudice to or limitation of any other rights which it may have or acquire under any Finance Document) to require any Ship to remain at any safe port or to proceed to and remain at any safe port designated by the Facility Agent until the Obligors implement any amendments to the terms of the obligatory insurances and any operational changes required as a result of a notice served under Clause 11.18.

12           SHIP COVENANTS

12.1
General.  From the Delivery Date of the first Ship delivered by the Shipyard until all Commitments have terminated and all amounts payable hereunder have been paid in full, each Obligor that owns a Ship also undertakes to comply with the following provisions of this Clause 12 for such Ship except as the Facility Agent may, with the consent of the Majority Lenders, approve from time to time in writing, such approval not to be unreasonably withheld.

12.2	Ship’s name and registration.

(a)
Subject to Clause 12.2(b), each Obligor that owns a Ship shall keep the Ship or Ships owned by it registered in its name under the law of an Approved Flag; shall not do or allow to be done anything as a result of which such registration might be cancelled or imperiled; and shall not change the flag, name or port of registry any Ship without the prior written consent of the Facility Agent, given with the authority of the Majority Lenders.

(b)	No more than two (2) of the Ships shall be registered on the Brazilian flag at any time during the Security Period, provided that:

(i)	prior to registration under Brazilian flag, the Obligor that owns such Ship shall have delivered to the Facility Agent:

(A)	such Finance Documents in respect of such Ship, her Earnings and Insurances as the Facility Agent shall in its sole reasonable discretion request;

(B)
a duly executed original of an undated application to delete such Ship from Brazilian registration, certified as of a date immediately prior to the date of such Brazilian registration by a director or the secretary (or equivalent officer) or an attorney-in-fact of the relevant Obligor as being sufficient in all respects under Brazilian law to delete such Ship from Brazilian registration without delay; and

(C)
copies of valid clearance certificates dated as of a date immediately prior to the date of such Brazilian registration issued by the competent administrative and judicial authorities and demonstrating that the Obligor in whose name the ship shall be registered under Brazilian law is not subject to any civil, labor or tax lawsuits and that such Ship is free and clear of any recorded liens or encumbrances, as well as a certificate confirming that the Obligor in whose name the ship shall be registered under Brazilian law is duly licensed to operate as a shipping company pursuant to the regulations of ANTAQ (the Brazilian National Agency for Water Transportation) and the Maritime Courts of Brazil; and

(ii)	if an Event of Default shall occur and be continuing, the relevant Obligor(s) shall without delay upon the demand of the Facility Agent, acting on the instructions of the Majority Lenders:

(A)	undertake to ensure that the process to delete its Ship from Brazilian registration shall be expedited through all measures allowable by law; and

(B)
re-register such Ship in its name or in the name of a Replacement Ship Owner under the law of an Approved Flag State other than Brazil, and in connection therewith such Obligor or Replacement Ship Owner, as the case may be, shall execute and deliver to the Facility Agent such Finance Documents in respect of such Ship, her Earnings and Insurances as the Facility Agent shall in its sole reasonable discretion request.

12.3	Repair and classification. Each Obligor that owns a Ship shall keep the Ship or Ships owned by it in a good and safe condition and state of repair:

(a)	consistent with first-class ship ownership and management practice;

(b)
so as to maintain the present notation with the present Classification Society of that Ship or the same or appropriate equivalent notation of such alternative Classification Society as the Facility Agent, with the authority of the Majority Lenders, may approve, save in case of a change to a classification society which is not a member of IACS, for which the consent of all the Lenders shall be required, free of overdue recommendations and qualifications; and

(c)
so as to comply with all laws and official requirements applicable to ships registered under the law of the Approved Flag State in which such Ship is registered or on such other Approved Flag as may be approved under Clause 12.2 and to ships trading to any jurisdiction to which that Ship may trade from time to time.

12.4
Modification.  The Obligors shall not make any modification or repairs to, or replacement of, any Ship or equipment installed on her which would or might materially alter the structure, type or performance characteristics of any Ship or materially reduce her value unless such modification, repairs or replacement is made in order to comply with the requirements of the classification society of the Ship concerned or to comply with safety regulations.

12.5	Removal of parts. The Obligors shall not remove any material part of any Ship, or any item of equipment installed on, any Ship unless (i) the removal does not reduce its Fair Market

Value, (ii) that removal is required to comply with the requirements of the Classification Society of the Ship concerned or to comply with safety regulations, or (iii) the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as or better condition than the part or item removed, is free from any Security Interest or any right in favor of any person other than the Security Trustee and becomes on installation on the relevant Ship the property of the relevant Obligor, provided that each Obligor that owns a Ship may install equipment owned by a third party if the equipment can be removed without any risk of damage to the Ship or Ships owned by it.

12.6
Surveys.  Each Obligor that owns a Ship shall submit the Ship or Ships owned by it regularly to all periodical or other surveys which may be required for classification purposes and, if so required by the Facility Agent, provide the Facility Agent with copies of all survey reports and, if the Facility Agent shall so require, cause the Ships to be surveyed by a surveyor appointed by the Facility Agent; all costs arising in connection with any such survey or surveys (including, but not without limitation, the fees of the relevant surveyor or firm of surveyors appointed by the Facility Agent to make such survey or surveys) shall be borne by the Obligors; provided that so long as no Event of Default has occurred and is continuing, the Obligors shall be required to pay for only one such report per Ship during any calendar year period.

12.7
Inspection.  Each Obligor that owns a Ship shall permit the Facility Agent (by surveyors or other persons appointed by it for that purpose) to board the Ship or Ships owned by it at all reasonable times at the expense of the Obligors, but without interrupting the operation and trading of that Ship, to inspect her condition and her operating and insurance records or to satisfy themselves about proposed or executed repairs and shall afford all proper facilities for such inspections, provided that so long as no Event of Default has occurred and is continuing, the Facility Agent shall not exercise such visitation and inspection right more than one time per year.

12.8	Prevention of and release from arrest. Each Obligor that owns a Ship shall promptly discharge in so far as the same are due and payable:

(a)	all liabilities which give or may give rise to maritime or possessory liens on or claims enforceable against the Ship or Ships owned by it, or its Earnings or Insurances;

(b)	all taxes, dues and other amounts charged in respect of the Ship or Ships owned by it, or its Earnings or Insurances; and

(c)	all other outgoings whatsoever in respect of the Ship or Ships owned by it, or its Earnings or Insurances,

and, forthwith upon receiving notice of the arrest of the Ship or Ships owned by it, or of her detention in exercise or purported exercise of any lien or claim, procure her release by providing bail or otherwise as the circumstances may require.

12.9        Compliance with laws etc.  Each Obligor that owns a Ship shall:

(a)
comply, or procure compliance with the ISM Code, the ISPS Code, all Environmental Laws and all other laws or official requirements relating to the Ship or Ships owned by it, its ownership, operation and management or to the business of the Borrower;

(b)
not employ the Ship or Ships owned by it nor allow her employment in any manner contrary to any law or official requirement in any relevant jurisdiction including but not limited to the ISM Code and the ISPS Code; and

(c)
in the event of hostilities in any part of the world (whether war is declared or not), not cause or permit the Ship or Ships owned by it to enter or trade to any zone which is declared a war zone by any government or by that Ship’s war risks insurers unless the prior written consent of the Facility Agent, with the authority of the Majority Lenders, has been given and such Obligor has (at its expense) effected any special, additional or modified insurance cover which the Facility Agent may require.

12.10	Provision of information. Each Obligor that owns a Ship shall promptly provide the Facility Agent with any information which it may reasonably request regarding:

(a)	the Ship or Ships owned by it, her employment, position and engagements;

(b)	the Earnings and payments and amounts due to the master and crew of the Ship or Ships owned by it;

(c)	any expenses incurred, or likely to be incurred, in connection with the operation, maintenance or repair of the Ship or Ships owned by it and any payments made in respect of that Ship or Ships;

(d)	any towages and salvages;

(e)	its compliance, the compliance of the Approved Manager (insofar as it is the technical manager of a Ship) and the compliance of the Ship or Ships owned by it with the ISM Code and the ISPS Code,

and, upon the Facility Agent’s request, provide copies of any current charter relating to that Ship, any current charter guarantee and the ISM Code Documentation and the ISPS Code Documentation.

The Facility Agent shall communicate any of the above information to any one of the Lenders upon receiving written demand subject to receipt of the same from the relevant Obligor.

12.11	Notification of certain events. Each Obligor that owns a Ship shall immediately notify the Facility Agent in writing of:

(a)	any casualty which is or is likely to be or to become a Major Casualty;

(b)	any occurrence as a result of which the Ship or Ships owned by it has become or is, by the passing of time or otherwise, likely to become a Total Loss;

(c)	any requirement or recommendation made by any insurer or Classification Society or by any competent authority which is not complied with in accordance with its terms;

(d)	any arrest or detention of the Ship or Ships owned by it, any exercise or purported exercise of any lien on that Ship or her Earnings or any requisition of the Ship for hire;

(e)	any unscheduled dry docking of the Ship or Ships owned by it;

(f)	any Environmental Claim made against the Borrower or in connection with the Ship or Ships owned by it, or any Environmental Incident;

(g)
any claim for breach of the ISM Code or the ISPS Code being made against such Obligor, the relevant Approved Manager or otherwise in connection with the Ship or Ships owned or managed by it (as the case may be); or

(h)	any other matter, event or incident, actual or threatened, the effect of which will or could in the reasonable opinion of such Obligor lead to the ISM Code or the ISPS Code not being complied with,

and such Obligor shall keep the Facility Agent advised in writing on a regular basis and in such detail as the Facility Agent shall require of such Obligor’s or any other person’s response to any of those events or matters.

12.12	Restrictions on chartering, appointment of managers etc. Each Obligor that owns a Ship shall not in relation to any Ship owned by it:

(a)	let that Ship on demise charter for any period, except to Cornamusa, UP Offshore UK or another subsidiary or Affiliate of the Borrower acceptable to the Majority Lenders;

(b)	enter into any time or consecutive voyage charter in respect of that Ship for a term which is, or which by virtue of any optional extensions would be, of 12 months or more duration;

(c)
enter into any charter in relation to that Ship under which more than 2 months’ hire (or the equivalent) is payable in advance, except in either case with the Facility Agent’s prior written consent (approved by the Majority Lenders);

(d)	charter that Ship otherwise than on bona fide arm’s length terms at the time when that Ship is fixed; or

(e)	appoint a manager of that Ship other than an Approved Manager or agree to any alteration to the terms of an Approved Manager’s appointment.

12.13
Notice of Mortgage.  Each Obligor that owns a Ship shall keep the relevant Mortgage in relation to the relevant Ship registered against that Ship as a valid first priority Security Interest under the law of the relevant Approved Flag State, carry on board that Ship a certified copy of such Mortgage and place and maintain in a conspicuous place in the navigation room and the Master’s cabin of that Ship a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide and 9 inches high reading substantially as follows:

“NOTICE OF MORTGAGE

This Ship is mortgaged by the Owner hereof to DVB BANK AMERICA N.V. as Mortgagee and pursuant also to the terms of the said Mortgage, a certified copy of which is preserved with the Ship’s papers.  Neither the Owner nor any Charterer nor the Master of this Ship nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Ship any lien whatsoever other than for crew’s wages and salvage.”

12.14	Sharing of Earnings. Each Obligor that owns a Ship shall not:

(a)	enter into any agreement or arrangement for the sharing of any Earnings;

(b)
enter into any agreement or arrangement for the postponement of any date on which any Earnings are due; the reduction of the amount of any Earnings or otherwise for the release or adverse alteration of any right of such Obligor to any Earnings; or

(c)	enter into any agreement or arrangement for the release of, or adverse alteration to, any guarantee or Security Interest relating to any Earnings.

13           GUARANTEE

13.1
Guarantee.  In order to induce the Lenders to make the Loan to the Borrower, and to induce the Swap Banks to enter into Designated Transactions with the Borrower, the Guarantors jointly and severally hereby guarantee (this “Guarantee”), each as a primary obligor and not merely as a surety, the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Secured Liabilities of the Borrower now or hereafter existing under this Agreement and any other Finance Document, whether for principal, interest, fees, expenses or otherwise (collectively, the “Guaranteed Obligations”) due or owing to any of the Lenders or the Swap Banks (each, a “Guaranteed Party”), and agree to pay any and all expenses (including, without limitation, counsel fees and expenses) incurred by a Guaranteed Party or the Security Trustee or the Facility Agent in enforcing any rights under this Guarantee.  The obligations of the Guarantors under this Guarantee are in addition to and shall not in any way be prejudiced by any other guaranty or security now or subsequently held by the Guaranteed Parties.  The Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, on first demand, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

13.2.
Obligations absolute.  Each Guarantor guarantees that the Guaranteed Obligations will be performed and paid to the Guaranteed Parties strictly in accordance with the terms of any applicable agreement, express or implied, of the Borrower, regardless of any law, regulation or order of any jurisdiction affecting any term of any Guaranteed Obligation or the rights of the Guaranteed Parties with respect thereto, including, without limitation, any law, rule or policy which is now or hereafter promulgated by any governmental authority (including, without limitation, any central bank) or regulatory body any of which may adversely affect the Borrower’s ability or obligation to make, or right of the Guaranteed Parties to receive, such payments, including, without limitation, any sovereign act or circumstance which might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower.

13.3	Guarantee unconditional. The liability of each Guarantor hereunder shall be unconditional irrespective of, and each Guarantor hereby waives any defenses it may assert with respect to:

(a)	any lack of validity or enforceability of any Guaranteed Obligation or agreement or instrument relating thereto;

(b)	any change in the time, manner or place of payment of, or in any other term of, any Guaranteed Obligation;

(c)	any exchange, release or non-perfection of any other Collateral securing payment of any Guaranteed Obligation;

(d)
any moratorium, bankruptcy, insolvency or other similar law or any other law, regulation or order of any jurisdiction affecting any term of any Guaranteed Obligation or a Guaranteed Party’s rights with respect thereto; or

(e)	any other circumstance which might otherwise constitute a defense available to, or the discharge of, the Borrower, or a Guarantor.

13.4
Waiver of subrogation; Contribution.  Notwithstanding any other provision of this Guarantee, until payment in full of the Guaranteed Obligations in cash after termination of any of the Guaranteed Parties’ commitments with respect thereto:

(a)
each Guarantor hereby irrevocably waives any right to assert, enforce, or otherwise exercise any right of subrogation to any of the rights, security interests, claims, or liens which the Guaranteed Parties have against the Borrower or any other Guarantor in respect of the Guaranteed Obligations;

(b)
each Guarantor shall not have any right of recourse, reimbursements, contribution, indemnification, or similar right (by contract or otherwise) against the Borrower or any other Guarantor in respect of the Guaranteed Obligations; and

(c)
each Guarantor hereby irrevocably waives any and all of the foregoing rights and also irrevocably waives the benefit of, and any right to participate in, any Collateral or other security given to the Guaranteed Parties to secure payment of the Guaranteed Obligations.

13.5
Subordination.  The Guarantors agree that, so long as the Borrower remains under any actual or contingent liability under this Agreement or any other Finance Document, any rights which the Guarantors may have at any time by reason of the performance by the Guarantors of the Guaranteed Obligations to take the benefit (in whole or in part) of any security taken pursuant to this Agreement or any of the other Finance Documents shall be subject and subordinate to the rights of the Guaranteed Parties hereunder and shall be exercised by the Guarantors in such manner and upon such terms as the Guaranteed Parties may require and further agree to hold any monies at any time received by the Guarantors as a result of the exercise of any such rights or otherwise for and on behalf of the Guaranteed

Parties for application in or towards payment of any sums at any time owed by the Borrower under the Agreement or the other Finance Documents.

13.6
Reinstatement.  This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by a Guaranteed Party.

13.7
Waiver.  Each Guarantor waives promptness, diligence and notices with respect to any Guaranteed Obligation and this Guarantee and any requirement that a Guaranteed Party exhaust any right or take any action against the Borrower or any other entity or any or their property.

13.8        Payments; No reductions.

(a)	All payments under this Guarantee shall be made in accordance with Clauses 15, 19 and 20 of this Agreement.

(b)	Each Guarantor agrees to pay any taxes which arise from any payment made hereunder or from the execution, delivery or registration by such Guarantor of, or otherwise with respect to, this Agreement.

(c)	Each Guarantor will indemnify a Guaranteed Party in accordance with Clause 19 upon demand.

(d)
Within 30 days after the date of any payment of taxes, the affected Guarantor will furnish to each Guaranteed Party at its address for notices, the original or a certified copy of a receipt evidencing payment thereof.  If no taxes are payable in respect of any payment, a Guarantor will furnish to each Guaranteed Party a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to each Guaranteed Party, in either case stating that such payment is exempt from or not subject to taxes.

13.9
Continuing Guarantee.  This Guarantee is a continuing guaranty, is joint and several with any other guarantee given in respect of the Guaranteed Obligations, and shall remain in full force and effect until the later of the termination of any Commitment of the Lenders under this Agreement and the payment in full of the Guaranteed Obligations and all other amounts payable hereunder and shall be binding upon each Guarantor, its successors and permitted assigns.  The obligations of each Guarantor under this Guarantee shall rank pari passu with all other unsecured obligations of such Guarantor.

14           INTENTIONALLY OMITTED

15           PAYMENTS AND CALCULATIONS

15.1	Currency and method of payments. All payments to be made by an Obligor under a Finance Document shall be made to the Facility Agent:

(a)           not later than 10:00 a.m. (New York City time) on the due date;

(b)	in same day Dollar funds settled through the New York Clearing House Interbank Payments

System (or in such other Dollar funds and/or settled in such other manner as the Facility Agent shall specify as being customary at the time for the settlement of international transactions of the type contemplated by this Agreement); and

(c)
to the account and in favor of the Facility Agent at HSBC Bank USA, New York, New York, ABA No. 021001088, SWIFT: MRMDUS33, for credit to DVB Bank America N.V. (Account No. 000.301.787), Reference: UP Offshore Bahamas - Indian Newbuilding Project, or to such other account with such other bank as the Facility Agent may from time to time notify to the Borrower.

15.2	Payment on non-Business Day. If any payment by an Obligor under a Finance Document would otherwise fall due on a day which is not a Business Day:

(a)           the due date shall be extended to the next succeeding Business Day; or

(b)	if the next succeeding Business Day falls in the next calendar month, the due date shall be brought forward to the immediately preceding Business Day;

and interest shall be payable during any extension under paragraph (a) at the rate payable on the original due date.

15.3
Basis for calculation of periodic payments.  All interest and commitment fee and any other payments under any Finance Document which are of an annual or periodic nature shall accrue from day to day and shall be calculated on the basis of the actual number of days elapsed and a 360 day year.

15.4           Distribution of payments to Credit Parties.  Subject to Clauses 15.5, 15.6 and 15.7:

(a)
any amount received by the Facility Agent under a Finance Document for distribution or remittance to a Lender shall be made available by the Facility Agent to that Lender by payment, with funds having the same value as the funds received, to such account as the Lender may have notified to the Facility Agent not less than 5 Business Days previously; and

(b)
amounts to be applied in satisfying amounts of a particular category which are due to the Lenders generally shall be distributed by the Facility Agent to each Lender pro rata to the amount in that category which is due to it.

15.5
Permitted deductions by Facility Agent.  Notwithstanding any other provision of this Agreement or any other Finance Document, the Facility Agent may, before making an amount available to a Lender, deduct and withhold from that amount any sum which is then due and payable to the Facility Agent from that Lender under any Finance Document or any sum which the Facility Agent is then entitled under any Finance Document to require that Lender to pay on demand.

15.6
Facility Agent only obliged to pay when monies received.  Notwithstanding any other provision of this Agreement or any other Finance Document, the Facility Agent shall not be obliged to make available to the Borrower or any Lender any sum which the Facility Agent is expecting to receive for remittance or distribution to the Borrower or that Lender until the Facility Agent has satisfied itself that it has received that sum.

15.7
Refund to Facility Agent of monies not received.  Except as is otherwise provided in Clause 3.4(b) of this Agreement, if and to the extent that the Facility Agent makes available a sum to the Borrower or a Lender, without first having received that sum, the Borrower or (as the case may be) the Lender concerned shall, on demand:

(a)           refund the sum in full to the Facility Agent; and

(b)
pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding or other loss, liability or expense incurred by the Facility Agent as a result of making the sum available before receiving it.

15.8
Facility Agent may assume receipt.  Clause 15.7 shall not affect any claim which the Facility Agent has under the law of restitution, and applies irrespective of whether the Facility Agent had any form of notice that it had not received the sum which it made available (except an express notice from a Lender that it will not fund its Ratable Portion of any Advance).

15.9
Credit Party accounts.  Each Credit Party shall maintain accounts showing the amounts owing to it by the Obligors under the Finance Documents and all payments in respect of those amounts made by the Obligors.

15.10
Facility Agent’s memorandum account.  The Facility Agent shall maintain a memorandum account showing the amounts advanced by the Lenders and all other sums owing to the Facility Agent, the Security Trustee and each Lender from the Borrower under the Finance Documents and all payments in respect of those amounts made by the Borrower.

15.11
Accounts prima facie evidence.  If any accounts maintained under Clauses 15.9 and 15.10 show an amount to be owing by the Borrower to a Credit Party, those accounts shall be prima facie evidence that that amount is owing to that Credit Party.

16           APPLICATION OF RECEIPTS

16.1
Normal order of application.  Except as this Agreement or any other Finance Document may otherwise provide, any sums which are received or recovered by the Facility Agent or the Security Trustee under or by virtue of any Finance Document shall be paid to the account of the Facility Agent identified in Clause 15.1(c) and applied by the Facility Agent in the following manner:

FIRST: in or towards the payment or reimbursement of any expenses or liabilities incurred by the Facility Agent or the Security Trustee in connection with the ascertainment, protection or enforcement of their respective rights and remedies hereunder and under the other Finance Documents, including without limitation any amounts due under Clause 19 hereof;

SECOND: in or towards payment of any accrued default interest due but unpaid under Clause 6;

THIRD: in or towards the payment of all accrued interest due but unpaid under Clause 4 and in payment of any amounts due and payable in respect of a scheduled payment date under any of the Master Agreements, on a pro rata basis;

FOURTH: in or towards payment of any principal due but unpaid under Clause 7 in inverse order of maturity and in payment of any other amounts then due under the Master Agreements, on a pro rata basis;

FIFTH: in or towards payment of all other sums which may be owing to any Credit Party under this Agreement and the other Finance Documents (or any of them); and

SIXTH: any surplus shall be paid to the Borrower or to whomsoever else may be entitled thereto.

16.2	Application of credit balances. A Lender may with seven (7) days prior notice or without prior notice if an Event of Default has occurred and is continuing:

(a)
apply any balance (whether or not then due) which at any time stands to the credit of any account in the name of an Obligor at any office of such Lender in any country in or towards satisfaction of any sum then due from such Obligor to such Lender under any of the Finance Documents; and

(b)           for that purpose:

(i)           break, or alter the maturity of, all or any part of a deposit of such Obligor;

(ii)	convert or translate all or any part of a deposit or other credit balance into Dollars;

(iii)	enter into any other transaction or make any entry with regard to the credit balance which such Lender considers appropriate.

16.3
Existing rights unaffected.  A Lender shall not be obliged to exercise any of its rights under Clause 16.2; and those rights shall be without prejudice and in addition to any right of set-off, combination of accounts, charge, lien or other right or remedy to which such Lender is entitled (whether under the general law or any document).

16.4
Payments in excess of ratable share.  If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, counterclaim or otherwise) on account of its portion of the Loan and in excess of its ratable share of payments on account of the Loan obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in their respective portions of the Loan as shall be necessary to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (a) the amount of such Lender’s required repayment to (b) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Clause 16.4 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  Notwithstanding the preceding sentences of this Clause 16.4, any

Lender which shall have commenced or joined (as a plaintiff) in an action or proceeding in any court to recover sums due to it under this Agreement or any other Finance Document and pursuant to a judgment obtained therein or a settlement or compromise of that action or proceeding shall have received any amount, shall not be required to share any proportion of that amount with a Lender which has the legal right to, but does not, join such action or proceeding or commence and diligently prosecute a separate action or proceeding to enforce its rights in the same or another court.  Each Lender exercising or contemplating exercising any rights giving rise to a receipt or receiving any payment of the type referred to in this Clause 16.4 or instituting legal proceedings to recover sums owing to it under this Agreement shall, as soon as reasonably practicable thereafter, give notice thereof to the Facility Agent who shall give notice to the other Lenders.

17           EVENTS OF DEFAULT

17.1           Events of Default.  There shall be an Event of Default if:

(a)	any sum payable under this Agreement or any of the other Finance Documents is not paid when due or, only in the case of sums payable on demand, when first demanded; or

(b)
an Obligor commits any material breach of or fails to observe any of its material obligations, covenants or undertakings under this Agreement or any of the other Finance Documents to which it is a party or an event of default, or an event or circumstance which, with the giving of any notice, the lapse of time or both would constitute an event of default, has occurred under any of the other Finance Documents; or

(c)
any Financial Indebtedness of an Obligor is not paid when due or within any applicable grace period or, only in the case of sums payable on demand, when first demanded, except for any such Financial Indebtedness which is being contested by such Obligor in good faith and through appropriate proceedings and in a manner that does not involve any risk of sale, forfeiture, loss, confiscation or seizure of the Ships; or

(d)
any representation or warranty made by an Obligor or any other party (other than a Credit Party) in or pursuant to this Agreement or any of the other Finance Documents to which it is a party shall prove to have been incorrect in any material respect when made or deemed made or confirmed; or

(e)
any of the consents referred to in Clause 9.3 is modified in a manner unacceptable to the Majority Lenders or is not granted or is revoked or terminated or expires and is not renewed or otherwise ceases to be in full force and effect; or

(f)
an Obligor shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or

(g)
any proceeding shall be instituted by or against an Obligor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

(h)	an Obligor ceases or threatens to cease to carry on its business except, with respect to each Guarantor that owns a Ship, in the case of a sale or a proposed sale of such Ship; or

(i)
all or a material part of the undertakings, assets, rights or revenues of, or shares or other ownership interest in, an Obligor are seized, nationalized, expropriated or compulsorily acquired by or under authority of any government; or

(j)
a creditor attaches or takes possession of, or a distress, execution, sequestration or process (each an “action”) is levied or enforced upon or sued out against, a material part of the undertakings, assets, rights or revenues (the “assets”) of an Obligor in relation to a claim by such creditor where such Obligor does not procure that such action is lifted, released or expunged within 10 Business Days of such action being (A) instituted and (B) notified to the Obligor; or

(k)	a Change of Control or a Change of Management occurs; or

(l)
the occurrence of any act, event or circumstance which results in UP Offshore Bahamas owning, beneficially and of record, directly or indirectly, less than 80% of the issued and outstanding capital stock of UP Offshore Panama; or

(m)
the occurrence of any act, event or circumstance which results in UP Offshore Panama owning, beneficially and of record, directly or indirectly, less than 80% of the issued and outstanding capital stock of the Borrower; or

(n)
the occurrence of any act, event or circumstance which results in the Borrower owning, beneficially and of record less than 100% of the issued and outstanding capital stock of each of Bayshore, Gracebay, Springwater and Woodrow; or

(o)	a Ship becomes a Total Loss and insurance proceeds are not collected or received by the Security Trustee from the underwriters within 120 days; or

(p)	it becomes impossible or unlawful in the reasonable determination of the Majority Lenders:

(i)
for an Obligor or any other party thereto (other than a Credit Party) to fulfill any of the covenants and obligations contained in this Agreement and/or any of the other Finance Documents to which it is a party or otherwise; or

(ii)	for a Credit Party to exercise any of the rights vested in it under this Agreement and/or any of the other Finance Documents or otherwise; or

(q)	there occurs, in the reasonable opinion of the Majority Lenders, a material adverse change in the financial condition of an Obligor; or

(r)	any other event occurs or circumstance arises which, in the reasonable opinion of the

Majority Lenders, is likely materially and adversely to affect:

(i)
the ability of an Obligor or any other party (other than a Credit Party) to perform all or any of its respective obligations under or otherwise to comply with the terms of this Agreement or any of the other Finance Documents to which it is a party; or

(ii)           the security created by any Collateral; or

(s)
an event of default, or an event or circumstance which, with the giving of any notice, the lapse of time or both would constitute an event of default, has occurred under any contract or agreement (other than the Finance Documents) to which any of the Obligors is a party, including without limitation any of the Other Bahamas Loan Agreements, the Shipbuilding Contracts and the Ship Mortgage Notes; or

(t)
the results of any survey or inspection of the Ship pursuant to Clauses 12.6 or 12.7 are deemed unsatisfactory by the Majority Lenders in their sole, reasonable discretion after giving due consideration to the type and age of the relevant Ship and whether such results adversely affect such Ship’s Fair Market Value or safe operation, unless such inspection is revised to the satisfaction of the Majority Lenders within 30 days of the date that a copy of the original inspection is delivered by the Lender to the Obligors.

17.2	Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default the Facility Agent may, upon the instruction of the Majority Lenders:

(a)	serve on the Borrower a notice stating that all obligations of the Lenders to the Borrower under this Agreement are terminated; and/or

(b)
serve on the Borrower a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand; provided that in the case of an Event of Default under either of Clauses 17.1(f) or (g), the Loan and all accrued interest and other amounts accrued or owing hereunder shall be deemed immediately due and payable without notice or demand therefor; and/or

(c)
take any other action which, as a result of the Event of Default or any notice served under paragraph (a) or (b) above, a Credit Party is entitled to take under any Finance Document or any applicable law.

17.3	Termination of obligations. On the service of a notice under paragraph (a) of Clause 17.2, all the obligations of the Lenders to the Borrower under this Agreement shall terminate.

17.4
Acceleration of Loan.  On the service of a notice under paragraph (b) of Clause 17.2, the Loan, all accrued interest and all other amounts accrued or owing from the Borrower under this Agreement and every other Finance Document shall become immediately due and payable or, as the case may be, payable on demand, and the Security Trustee shall forthwith be entitled to enforce the Security Interests created by this Agreement and any other Finance Document in any manner available to it and in such sequence as the Security Trustee may, in its absolute discretion, determine.

17.5	Multiple notices; action without notice. The Facility Agent may serve notices under paragraphs (a) and (b) of Clause 17.2 simultaneously or on different dates and it may take any action referred to in that Clause if no such otice is served or simultaneously with or at any time after the service of both or either of such notices.

17.6
Deletion of Brazilian registered Ships from Brazilian registry.  If an Event of Default has occurred and is continuing, the Obligors shall take all steps requested by the Credit Parties to assist the Credit Parties in obtaining the deletion of any Ships registered on Brazilian Flag from Brazilian registry, including, without limitation, any measures allowable by law to expedite such deletion.

18           FEES AND EXPENSES

18.1	Fees.

(a)	The Borrower shall pay to the Co-Arrangers an upfront fee in the amount and when required by the Fee Letter;

(b)
The Borrower shall pay to the Facility Agent an annual agency fee of $40,000 payable on the date of execution of this Agreement and on the anniversary of such execution date in each successive year thereafter until the Maturity Date; and

(c)	Commencing on June 24, 2008, the Borrower shall pay to the Facility Agent (for the account of the Lenders), quarterly in arrears, a commitment fee of 0.50% per annum on the Commitment of each Lender.

18.2
Costs of negotiation, preparation etc.  The Borrower shall pay to the Facility Agent on its demand the amount of all expenses incurred by the Facility Agent or any other Credit Party in connection with the negotiation, preparation, execution, registration or enforcement of any Finance Document or any related document or with any transaction contemplated by a Finance Document or a related document, including, without limitation, the reasonable fees and disbursements of a Credit Party’s legal counsel and any local counsel retained by them.

18.3
Costs of variations, amendments, enforcement etc.  The Borrower shall pay to the Facility Agent, on the Facility Agent’s demand, the amount of all expenses incurred by the Credit Parties in connection with:

(a)	any amendment or supplement to a Finance Document, or any proposal for such an amendment to be made;

(b)	any consent or waiver by any Credit Party under or in connection with a Finance Document, or any request for such a consent or waiver;

(c)	the valuation of or any other matter relating to the Collateral; or

(d)	any step taken by a Credit Party with a view to the protection, exercise or enforcement of any right or Security Interest created by a Finance Document or for any similar purpose.

There shall be recoverable under paragraph (d) the full amount of all legal expenses as may be incurred by such Credit Party.

18.4
Documentary taxes.  The Borrower shall promptly pay any tax payable on or by reference to any Finance Document, and shall, on demand, fully indemnify any Credit Party against any liabilities and expenses resulting from any failure or delay by the Borrower to pay such a tax.

19           INDEMNITIES

19.1
Indemnities regarding borrowing and repayment of Loan.  The Borrower shall fully indemnify a Lender on a Lender’s first demand in respect of all reasonable expenses, liabilities and losses which are incurred by such Lender, or which such Lender reasonably and with due diligence estimates that it will incur, as a result of or in connection with:

(a)	an Advance not being borrowed on the Expected Drawdown Date specified in the Drawdown Notice for such Advance for any reason other than a default by such Lender;

(b)	the receipt or recovery of all or any part of the Loan or an overdue sum otherwise than on the last day of an Interest Period or other relevant period;

(c)
any failure (for whatever reason) by an Obligor to make payment of any amount due under a Finance Document on the due date or, if so payable, on demand (after giving credit for any default interest paid by such Obligor on the amount concerned);

(d)	the occurrence and/or continuance of an Event of Default or a Potential Event of Default and/or the acceleration of repayment of the Loan under Clause 17; and

(e)
in respect of any tax (other than tax on its overall net income imposed by a taxing jurisdiction in which such Lender is organized, holds or books the Loan or has a principal place of business) for which such Lender is liable in any jurisdiction directly in connection with any amount paid or payable to such Lender under any Finance Document.

19.2	Breakage costs. Without limiting its generality, Clause 19.1 covers any liability, expense or loss incurred by a Lender:

(a)
in liquidating or employing deposits from third parties acquired or arranged to fund or maintain all or any part of the Loan and/or any overdue amount (or an aggregate amount which includes the Loan or any overdue amount); and

(b)
in terminating, or otherwise in connection with, any interest and/or currency swap or any other transaction entered into (whether with another legal entity or with another office or department of such Lender) to hedge any exposure arising under this Agreement or that part which such Lender determines is fairly attributable to this Agreement of the amount of the liabilities, expenses or losses incurred by it in terminating, or otherwise in connection with, a number of transactions of which this Agreement is one.

It is understood and agreed that unless an Event of Default has occurred and is continuing any gain realized by a Lender under Clause 19.2(b) shall be for credit against the amount then due from the Borrower to such Lender.

19.3
Miscellaneous indemnities.  The Borrower shall fully indemnify each Credit Party in respect of all claims, demands, proceedings, liabilities, taxes, losses and expenses of every kind (“liability items”) which may be made or brought against, or incurred by, such Credit Party, in any country, in relation to:

(a)	any action taken, or omitted or neglected to be taken, under or in connection with any Finance Document by such Credit Party or by any receiver appointed under a Finance Document;

(b)
any other event, matter or question which occurs or arises at any time during the Security Period and which has any connection with any payment or other transaction relating to a Finance Document or any asset covered (or previously covered) by a Security Interest created (or intended to be created) by a Finance Document;

other than liability items which are shown to have been caused by the gross negligence or willful misconduct of such Credit Party’s own officers or employees.

19.4
Other indemnities.  The Borrower further agrees to fully indemnify each Credit Party on any such Credit Party’s first demand in respect of all reasonable expenses, liabilities and losses which are incurred by such Credit Party, or which such Credit Party reasonably and with due diligence estimates that it will incur, as a result of or in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Finance Documents and any other document to be delivered hereunder.

19.5
Currency indemnity.  If any sum due from an Obligor to any of the Credit Party under a Finance Document or under any order or judgment relating to a Finance Document has to be converted from the currency in which the Finance Document provided for the sum to be paid (the “Contractual Currency”) into another currency (the “Payment Currency”) for the purpose of:

(a)	making or lodging any claim or proof against such Obligor, whether in its liquidation, any arrangement involving it or otherwise; or

(b)           obtaining an order or judgment from any court or other tribunal; or

(c)           enforcing any such order or judgment,

the Borrower shall indemnify such Credit Party against the loss arising when the amount of the payment actually received by such Credit Party is converted at the available rate of exchange into the Contractual Currency.

In this Clause 19.5, the “available rate of exchange” means the rate at which the Credit Party concerned is able at the opening of business (London time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency.

This Clause 19.5 creates a separate liability of the Borrower which is distinct from its other liabilities under the Finance Documents and which shall not be merged in any judgment or order relating to those other liabilities.

19.6	Increased costs.

(a)	Except as to taxes, levies, imposts, deductions, charges, withholdings or liabilities with respect thereto (it being understood that the Borrower shall not have any liability for any taxes, levies, imposts, deductions, charges, withholdings or liabilities with respect thereto, except as provided in Clauses 18.4, 19.1, 19.3, 19.4 or 20), if, due to either:

(i)	the introduction of or any change in or in the interpretation of any law or regulation; or

(ii)
the compliance by any Lender with any guideline or request from any central bank or other governmental authority in any case introduced, changed, interpreted or requested after the date hereof (whether or not having the force of law), there shall be:

(x)	imposed, modified or deemed applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, any Lender; or

(y)	imposed on any Lender any other condition relating to this Agreement or the Advances made by it,

and the result of any event referred to in clause (x) or (y) shall be to increase the cost to such Lender of agreeing to make or making, funding or maintaining an Advance, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Agent) made within 60 days after the first date on which such Lender has actual knowledge that it is entitled to make demand for payment under this Clause 19.6(a), pay to the Facility Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided that:

(A)	if such Lender fails to so notify the Borrower within such 60-day period, such increased cost shall commence accruing on such later date on which the Lender notifies the Borrower; and

(B)
before making any such demand, such Lender agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

Any Lender, upon determining that additional amounts sufficient to compensate it for such increased cost are payable by the Borrower pursuant to this Clause 19.6(a), will give prompt written notice thereof to the Borrower and the Facility Agent, which notice shall include a certificate submitted to the Borrower and the Facility Agent by such Lender setting forth in reasonable detail the basis for and the calculation of such increased cost (such certificate as to the amount of such increased cost, submitted to the Borrower and the Facility Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error), although the failure to give any such notice shall not release or diminish the Borrower’s obligations to pay such increased cost pursuant to this Clause 19.6(a).

(b)
If a Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental or monetary authority in regard to capital adequacy (whether or not having the force of law) including, without limitation, any guideline contemplated by the report dated July 1988 entitled “International Convergence of Capital Management and Capital Standards” issued by the Bank Committee on Banking Regulations and Supervisory Practices, in any case in which such law, regulation, guideline or request became effective or was made after the date hereof, has or would have the effect of reducing the rate of return on the capital of, or maintained by, such Lender or any corporation controlling such Lender as a consequence of such Lender making its ratable portion of the Advance or Commitment hereunder and other commitments of this type, by increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender, to a level below that which such Lender or any corporation controlling such Lender could have achieved but for such adoption, effectiveness, change or compliance (taking into account such Lender’s or such corporation’s policies with respect to capital adequacy) then the Borrower shall, from time to time, pay such Lender, upon demand by such Lender made within 60 days after the first date on which such Lender has actual knowledge that it is entitled to make demand for payment under this Clause 19.6(b) of such reduction in return, such additional amount as may be specified by such Lender as being sufficient to compensate such Lender for such reduction in return, to the extent that such Lender reasonably determines such reduction to be attributable to the existence of such Lender’s commitment to lend hereunder; provided that if such Lender fails to so notify the Borrower within such 60-day period, such amounts shall commence accruing on such later date on which such Lender notifies the Borrower.  A certificate as to such amounts submitted to the Borrower by a Lender shall be conclusive and binding for all purposes, absent manifest error.

20           NO SET-OFF OR TAX DEDUCTION

20.1	No deductions. All amounts due from an Obligor under a Finance Document shall be paid:

(a)           without any form of set-off, cross-claim or condition; and

(b)	free and clear of any tax deduction except a tax deduction which such Obligor is required by law to make.

20.2	Grossing-up for taxes. If the Borrower is required by law to make a tax deduction from any payment:

(a)	the Borrower shall notify the Facility Agent as soon as it becomes aware of the requirement;

(b)	the Borrower shall pay the tax deducted to the appropriate taxation authority promptly, and in any event before any fine or penalty arises;

(c)
the amount due in respect of the payment shall be increased by the amount necessary to ensure that each of the Lenders receives and retains (free from any liability relating to the tax deduction) a net amount which, after the tax deduction, is equal to the full amount which it would otherwise have received.

20.3
Evidence of payment of taxes.  Within 30 days after making any tax deduction, the Borrower shall deliver to the Facility Agent documentary evidence satisfactory to the Facility Agent that the tax had been paid to the appropriate taxation authority.

20.4
Exclusion of tax on overall net income.  In this Clause 20 “tax deduction” means any deduction or withholding for or on account of any present or future tax except tax on a Lender’s overall net income imposed by a taxing jurisdiction in which such Lender is organized, holds or books the Loan or has a principal place of business.

21           ILLEGALITY, ETC

21.1	Illegality. This Clause 21 applies if a Lender notifies the Borrower that it has become, or will with effect from a specified date, become:

(a)	unlawful or prohibited as a result of the introduction of a new law, an amendment to an existing law or a change in the manner in which an existing law is or will be interpreted or applied; or

(b)	contrary to, or inconsistent with, any regulation,

for such Lender to maintain or give effect to any of its obligations under this Agreement in the manner contemplated by this Agreement.

21.2
Notification and effect of illegality.  On a Lender notifying the Borrower under Clause 21.1, such Lender’s obligation to make available its Commitment shall terminate; and thereupon or, if later, on the date specified in such Lender’s notice under Clause 21.1 as the date on which the notified event would become effective, the Borrower shall prepay to such Lender that portion of the Loan then due and payable to such Lender plus all amounts otherwise payable under Clause 7.

22           ASSIGNMENTS AND PARTICIPATIONS; CHANGES IN LENDING OFFICE

22.1	Assignment by Borrower. Except as permitted by Clause 10.2(b), the Borrower may not, without the consent of the Majority Lenders:

(a)           transfer any of its rights or obligations under any Finance Document; or

(b)	enter into any merger, de-merger or other reorganization, or carry out any other act, as a result of which any of its rights or liabilities would vest in, or pass to, another person.

22.2	Assignments by Lender; Participations.

(a)
Each Lender may at its own expense and without the consent of the Borrower, assign to a bank or other entity all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Notes held by it (if any)), provided that:

(i)	each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under this Agreement;

(ii)
the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be an integral multiple of $500,000 in excess thereof, or shall be an assignment to another Lender or an assignment of all of the assigning Lender’s rights and obligations hereunder and under the Notes held by such Lender;

(iii)	each such assignment shall be to (x) another Lender or a financial Affiliate of the assigning Lender or (y) to an Eligible Assignee;

(iv)	at the time of such assignment, no such assignment shall, without the consent of the Borrower, result in increased liability to the Borrower under this Agreement;

(v)
the parties to each such assignment shall execute and deliver to the Facility Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes (if any) subject to such assignment and a processing and recordation fee of $3,000 from the assignee; and

(vi)	the Borrower shall be advised of and consulted with respect to any such assignment.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its further obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(b)	By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

(i)
other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto;

(ii)
such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement, any other Finance Document or any other instrument or document furnished pursuant hereto or thereto;

(iii)
such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Clauses 9.9 and 10.1(f) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

(iv)
such assignee will, independently and without reliance upon the Facility Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

(v)	such assignee confirms that it is an Eligible Assignee or another Lender or a financial Affiliate of the assigning Lender;

(vi)
such assignee appoints and authorizes the Facility Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Facility Agent by the terms hereof, together with such powers as are reasonably incidental thereto;

(vii)	such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender; and

(viii)	such assigning Lender and such assignee represent and warrant that such assignment is not in violation of any applicable laws, including securities laws.

(c)
The Facility Agent shall maintain at its address referred to in Clause 24.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Facility Agent, and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement.  The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)
Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Facility Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Schedule 4 hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

(e)
Each Lender may, at is own expense, sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including without limitation, all or a portion of its Commitment and the Advances owing to it); provided that:

(i)	such Lender’s obligations under this Agreement (including, without limitation, its Commitment to the Borrower hereunder) shall remain unchanged;

(ii)	such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(iii)	such Lender shall remain the Lender for all purposes of this Agreement;

(iv)	the Borrower, the Facility Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement; and

(v)	no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Finance Document, or any consent to any departure by the Borrower therefrom.

(f)
Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Clause 22.2, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower to be furnished to such Lender by or on behalf of the Borrower.

(g)
Notwithstanding any other provision set forth in this Agreement, any Lender may, at its own expense, at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

22.3
Rights of assignee.  In respect of any breach of a warranty, undertaking, condition or other provision of a Finance Document, or any misrepresentation made in or in connection with a Finance Document, a direct or indirect assignee of any of a Lender’s rights or interests under or by virtue of the Finance Documents shall be entitled to recover damages by reference to the loss incurred by that assignee as a result of the breach or misrepresentation irrespective of whether the Lender would have incurred a loss of that kind or amount.

22.4	Subrogation assignment. A Lender may assign, in any manner and on terms agreed by it, all or any part of those rights to an insurer or surety who has become subrogated to them.

22.5
Disclosure of information.  The Lenders may disclose to a potential assignee or sub-participant any information which the Lenders have received in relation to the Obligors or their affairs under or in connection with any Finance Document, provided that if the information is clearly of a confidential nature the potential assignee or sub-participant shall enter into a confidentiality agreement and the Lenders shall promptly provide a copy thereof to the Borrower.

22.6
Change of Lending Office.  Except as otherwise permitted under Clause 19.6, a Lender may change its Lending Office by giving notice to the Borrower and the change shall become effective on the later of:

(a)           the date on which the Borrower receives the notice; and

(b)	the date, if any, specified in the notice as the date on which the change will come into effect;

provided that such change in Lending Office does not increase the Borrower’s cost under this Agreement.

23           VARIATIONS AND WAIVERS

23.1	Variations, waivers etc.

(a)
A document shall be effective to vary, waive, suspend or limit any provision of a Finance Document, or a Credit Party’s rights or remedies under such a provision or the general law, only if the document is signed, or specifically agreed to by fax, by the relevant Obligors and the relevant Credit Party.

(b)
Except as otherwise provided in this Agreement, this Agreement or any term hereof may be amended, modified, waived, discharged or terminated only by an instrument in writing, signed by the Majority Lenders or by the Facility Agent acting with the consent of the Majority Lenders; provided that no amendment, modification or waiver shall, unless by an instrument signed by all the Lenders or by the Facility Agent acting with the consent of all the Lenders (so long as this Agreement remains in effect or there are any Designated Transactions continuing):

(i)	increase the Commitment of any Lender, or increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of any Advance;

(ii)           extend the date fixed for the payment of principal or interest on the Loan;

(iii)	reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee is payable hereunder;

(iv)           alter the terms of this Clause 23;

(v)           waive any of the conditions precedent set forth in Clause 8;

(vi)	release any Collateral, except as contemplated in this Agreement or by a Finance Document; or

(vii)           change the definition of the term “Majority Lenders”;

provided further that any amendment of Clause 26 shall require the written consent of the Agent and the Security Trustee;

23.2
Exclusion of other or implied variations.  Except for a document which satisfies the requirements of Clause 23.1, no document, and no act, course of conduct, failure or neglect to act, delay or acquiescence on the part of a Credit Party (or any person acting on its behalf) shall result in such Credit Party (or any person acting on its behalf) being taken to have varied, waived, suspended or limited, or being precluded (permanently or temporarily) from enforcing, relying on or exercising:

(a)           a provision of this Agreement or another Finance Document; or

(b)           an Event of Default or Potential Event of Default; or

(c)	a breach by an Obligor of an obligation under a Finance Document or the general law; or

(d)	any right or remedy conferred by any Finance Document or by the general law;

and there shall not be implied into any Finance Document any term or condition requiring any such provision to be enforced, or such right or remedy to be exercised, within a certain or reasonable time.

24           NOTICES

24.1
General.  Unless otherwise specifically provided, any notice under or in connection with any Finance Document shall be given by registered mail (with a copy by fax sent the same day) or by fax; and references in the Finance Documents to written notices, notices in writing and notices signed by particular persons shall be construed accordingly.

24.2        Addresses for communications.  A notice shall be sent:

(a)	to Ultrapetrol or UP Offshore Bahamas:	Ocean Centre Montagu Foreshore East Bay Street P.O. Box SS-19084 Nassau, The Bahamas Fax: +242-328-6919

	with a copy to:	Ravenscroft Ship Management Inc. 3251 Ponce de Leon Blvd. Coral Gables, Florida 33134 Fax: +305-507-2001

(b)	to the Borrower or Guarantor (other than (Ultrapetrol or UP Offshore Bahamas)	Via General Nicanor A. de Obarrio 50th Street, Plaza 2000 Panama City, Republic of Panama Fax: +507-263-5305

	with a copy to:	Ravenscroft Ship Management Inc. 3251 Ponce de Leon Blvd. Coral Gables, Florida 33134 Fax: +305-507-2001

(b)	To the Facility Agent or the Security Trustee:	Zeelandia Office Park Kaya W.F.G. Mensing 14 P.O. Box 3107 Curacao, Netherlands Antilles Attention: Managing Director and Loan Administration Department Fax: +599-9-465-2366

	with a copy to:	DVB Bank AG c/o DVB Transport (US) LLC 609 Fifth Avenue, 5th Floor New York, New York 10017 Attention: Camila Policarpio Fax: +212-588-0424

(c)	to any Lender:	At its address listed on Schedule 1 hereto

(d)	to a Swap Bank:
DVB Bank AG
Friedrich-Ebert-Anlage 2-14
60325 Frankfurt / Main
Germany
Attention: Ulrich Berner
Fax: +49-69-97-504-626

NATIXIS
Fixed Income Derivatives
47, Quai d’Austerlitz
75013 Paris
France
Attention: Franck Chambras / Aurélie Robert
Facsimile: +33 1 58 55 21 10

With copy to Antoine Saint-Olive
Fax: +1 212 354 9095

(e)	to the Account Bank:	Natixis Middle Office Shipping and Land Transportation 68/76, Quai de la Rapee 75012 Paris France Attention: Amélie Zucchi / Anne Desticourt Facsimile: +331 5819 3672

or to such other address or addresses as each party may notify the other.

24.3        Effective date of notices.  Subject to Clauses 24.4 and 24.5:

(a)	a notice which is delivered personally shall be deemed to be served, and shall take effect, at the time when it is delivered;

(b)	a notice which is sent by registered mail shall be deemed to be served, and shall take effect, seven (7) days after the date of posting; and

(c)	a notice which is sent by fax shall be deemed to be served, and shall take effect, two (2) hours after its successful transmission is completed.

24.4	Service outside business hours. However, if under Clause 24.3 a notice would be deemed to be served:

(a)           on a day which is not a Business Day in the place of receipt; or

(b)           on such a Business Day, but after 5:00 p.m. local time;

the notice shall (subject to Clause 24.5) be deemed to be served, and shall take effect, at 9:00 a.m. on the next day which is such a Business Day.

24.5
Illegible notices.  Clauses 24.3 and 24.4 do not apply if the recipient of a notice notifies the sender within one (1) hour after the time at which the notice would otherwise be deemed to be served that the notice has been received in a form which is illegible in a material respect.

24.6
Valid notices.  A notice under or in connection with a Finance Document shall not be invalid by reason that its contents or the manner of serving it do not comply with the requirements of this Agreement or, where appropriate, any other Finance Document under which it is served if:

(a)	the failure to serve it in accordance with the requirements of this Agreement or other Finance Document, as the case may be, has not caused any party to suffer any significant loss or prejudice; or

(b)	in the case of incorrect and/or incomplete contents, it should have been reasonably clear to the party on which the notice was served what the correct or missing particulars should have been.

24.7
English language.  Any notice under or in connection with a Finance Document shall be in English, except for notices in connection with the Ships Guarantee Trust, which shall be given in Spanish, attaching an English translation thereof.

24.8	Meaning of “notice”. In this Clause “notice” includes any demand, consent, authorization, approval, instruction, waiver or other communication.

25           MISCELLANEOUS; POSITION OF THE LENDERS AND THE SWAP BANK

25.1	Rights cumulative, non-exclusive. The rights and remedies that the Finance Documents give to the Credit Parties:

(a)           are cumulative;

(b)           may be exercised as often as appears expedient; and

(c)	shall not, unless a Finance Document explicitly and specifically states so, be taken to exclude or limit any right or remedy conferred by any law.

25.2
Severability of provisions.  If any provision of a Finance Document is or subsequently becomes void, unenforceable or illegal, that shall not affect the validity, enforceability or legality of the other provisions of that Finance Document or of the provisions of any other Finance Document.

25.3	Counterparts. This Agreement and any other Finance Document may be executed in any number of counterparts.

25.4
Binding Effect.  This Agreement shall become effective on the Effective Date and thereafter shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein except as provided in Clause 22.1.

25.1	Interests of Credit Parties several. The rights of the Credit Parties under this Agreement are several.

25.2
Individual Credit Parties’ right of action.  Each Lender and each of the Swap Banks shall be entitled to sue for any amount which has become due and payable by an Obligor to it under this Agreement, any Master Agreement or any other Finance Document without joining the Facility Agent, the Security Trustee or any other Credit Party as additional parties in the proceedings, provided that neither the Swap Banks nor any Lender may commence proceedings against the Borrower or any other Obligor in connection with a Finance Document without the prior consent of the Majority Lenders.

25.3
Obligations of Credit Parties several.  The obligations of the Lenders and the Swap Banks under this Agreement are several, and a failure of a Lender or a Swap Bank to perform its obligations under this Agreement shall not result in:

(a)	the obligations of the other Lenders or the other Swap Bank being increased; or

(b)	the Borrowers, any other Obligor, any other Lender or the other Swap Bank being discharged (in whole or in part) from its obligations under any Finance Document;

and in no circumstances shall a Lender or a Swap Bank have any responsibility for a failure of another Lender or the other Swap Banks (as the case may be) to perform its obligations under this Agreement.

25.4
Swap pari passu.  At all times during the Security Period, each of the Swap Banks and the Lenders agree that the rights of the Swap Banks under the Master Agreements (including, without limitation, any right of repayment) shall be pari passu with the rights of the Lenders under this Agreement and the other Finance Documents.

26           THE FACILITY AGENT AND THE SECURITY TRUSTEE

26.1	Appointment and Granting.

(a)
The Facility Agent.  Each of the Lenders and Swap Banks irrevocably appoints and authorizes the Facility Agent to act as its agent hereunder and under any of the other Finance Documents with such powers as are specifically delegated to the Facility Agent by the terms of this Agreement and of any of the other Finance Documents, together with such other powers as are reasonably incidental thereto.

(b)           The Security Trustee.

(i)
Authorization of Security Trustee.  Each of the Lenders, the Swap Banks and the Facility Agent irrevocably appoints and authorizes the Security Trustee to act as security trustee hereunder and under the other Finance Documents (other than the Notes) with such powers as are specifically delegated to the Security Trustee by the terms of this Agreement and such other Finance Documents, together with such other powers as are reasonably incidental thereto.

(ii)
Granting Clause.  To secure the payment of all sums of money from time to time owing (i) to the Lenders under this Agreement, the Note, and the other Finance Documents in the maximum principal amount of $93,600,000 plus accrued interest thereon and (ii) to the Swap Banks under this Agreement, the Master Agreement and the other Finance Documents in the maximum principal amount of $23,400,000 plus accrued interest thereon, and all other amounts owing to the Lenders, the Facility Agent, the Security Trustee or the Swap Banks pursuant to this Agreement, the Note, the Master Agreements and the other Finance Documents, and the performance of the covenants of the Borrowers and any other obligor herein and therein contained, and in consideration of the premises and of the covenants herein contained and of the extensions of credit by the Lenders, the Security Trustee does hereby declare that it will hold as such trustee in trust for the benefit of the Lenders, the Facility Agent and the Swap Banks, from and after the execution and delivery thereof, all of its right, title and interest as mortgagee in, to and under the Mortgages and its right, title and interest as assignee and secured party under the other Finance Documents (the right, title and interest of the Security Trustee in and to the property, rights and privileges described above, from and after the execution and delivery thereof, and all property hereafter specifically subjected to the lien of the indenture created hereby and by the Finance Documents by any amendment hereto or thereto are herein collectively called the “Estate”); TO HAVE AND TO HOLD the Estate unto the Security Trustee and its successors and assigns forever, BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Lenders, the Facility Agent and the Swap Banks and their respective successors and assigns without any priority of any one over any other, UPON THE CONDITION that, unless and until an Event of Default under this Agreement shall have occurred and be continuing, the Borrowers shall be permitted, to the exclusion of the Security Trustee, to possess and use the Ships.  IT IS HEREBY COVENANTED, DECLARED AND AGREED that all property subject or to become subject hereto is to be held, subject to the further covenants, conditions, uses and trusts hereinafter set forth, and each Borrower, for itself and its respective successors and assigns, hereby covenants and agrees to and with the Security Trustee and its successors in said trust, for the equal and proportionate benefit and security of the Lenders, the Facility Agent and the Swap Banks as hereinafter set forth.

(iii)
Acceptance of Trusts.  The Security Trustee hereby accepts the trusts imposed upon it as Security Trustee by this Agreement, and the Security Trustee covenants and agrees to perform the same as herein expressed and agrees to receive and disburse all monies constituting part of the Estate in accordance with the terms hereof.

26.2
Scope of Duties.  Neither the Facility Agent nor the Security Trustee (which terms as used in this sentence and in Clause 26.5 hereof shall include reference to their respective affiliates and their own respective and their respective affiliates’ officers, directors, employees, agents and attorneys-in-fact):

(a)
shall have any duties or responsibilities except those expressly set forth in this Agreement and in any of the Finance Documents, and shall not by reason of this Agreement or any of the Finance Documents be (except, with respect to the Security Trustee, as specifically stated to the contrary in this Agreement) a trustee for a Lender or the Swap Bank;

(b)
shall be responsible to the Lenders or the Swap Banks for any recitals, statements, representations or warranties contained in this Agreement or in any of the Finance Documents, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any of the Finance Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the Finance Documents or any other document referred to or provided for herein or therein or for any failure by the Borrower or any other Person to perform any of its obligations hereunder or thereunder or for the location, condition or value of any property covered by any lien under any of the Finance Documents or for the creation, perfection or priority of any such lien;

(c)
shall be required to initiate or conduct any litigation or collection proceedings hereunder or under any of the Finance Documents unless expressly instructed to do so in writing by the Majority Lenders; or

(d)
shall be responsible for any action taken or omitted to be taken by it hereunder or under any of the Finance Documents or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.  Each of the Security Trustee and the Facility Agent may employ agents and attorneys-in-fact and neither the Security Trustee nor the Facility Agent shall be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.  Each of the Security Trustee and the Facility Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Facility Agent, together with the written consent of the Borrower to such assignment or transfer.

26.3
Reliance.  Each of the Security Trustee and the Facility Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telefacsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Security Trustee or the Facility Agent, as the case may be.  As to any matters not expressly provided for by this Agreement or any of the Finance Documents, each of the Security Trustee and the Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions signed by the Majority Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

26.4
Knowledge.  Neither the Security Trustee nor the Facility Agent shall be deemed to have knowledge or notice of the occurrence of a Potential Event of Default or Event of Default (other than, in the case of the Facility Agent, the non-payment of principal of or interest on any Tranche of the Loan) unless each of the Security Trustee and the Facility Agent has received notice from a Lender or the Borrower specifying such Potential Event of Default or Event of Default and stating that such notice is a “Notice of Default”.  If the Facility Agent receives such a notice of the occurrence of such Potential Event of Default or Event of Default, the Facility Agent shall give prompt notice thereof to the Security Trustee, the Swap Banks and the Lenders (and shall give each Lender prompt notice of each such non-payment).  Subject to Clause 26.8 hereof, the Security Trustee and the Facility Agent shall take such action with respect to such Potential Event of Default or Event of Default or other event as shall be directed by the Majority Lenders, except that, unless and until the Security Trustee and the Facility Agent shall have received such directions, each of the Security Trustee and the Facility Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default or other event as it shall deem advisable in the best interest of the Lenders and the Swap Banks.

26.5
Security Trustee and Facility Agent as Lenders.  Each of the Security Trustee and the Facility Agent (and any successor acting as Security Trustee or Facility Agent, as the case may be) in its individual capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Security Trustee or the Facility Agent, as the case may be, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include each of the Security Trustee and the Facility Agent in their respective individual capacities.  Each of the Security Trustee and the Facility Agent (and any successor acting as Security Trustee and Facility Agent, as the case may be) and their respective affiliates may (without having to account therefor to a Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower and any of its subsidiaries or affiliates as if it were not acting as the Security Trustee or the Facility Agent, as the case may be, and each of the Security Trustee and the Facility Agent and their respective affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

26.6
Indemnification of Security Trustee and Facility Agent.  The Lenders agree to indemnify each of the Facility Agent and the Security Trustee (to the extent not reimbursed under other provisions of this Agreement, but without limiting the obligations of the Borrower under said other provisions, ratably in accordance with the aggregate principal amount of each Lenders’ participation in the Loan), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Security Trustee or the Facility Agent in any way relating to or arising out of this Agreement or any of the Finance Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby (including, without limitation, the costs and expenses which the Borrower is to pay hereunder, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of their respective agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, except that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

26.7
Reliance on Security Trustee or Facility Agent.  Each Lender and the Swap Banks agrees that it has, independently and without reliance on the Security Trustee, the Facility Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Security Trustee, the Facility Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the Finance Documents.  None of the Security Trustee or the Facility Agent shall be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the Finance Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and/or the Swap Banks by the Security Trustee or the Facility Agent hereunder, neither the Security Trustee nor the Facility Agent shall have any duty or responsibility to provide a Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower or any of its respective parents, subsidiaries or affiliates which may come into the possession of the Security Trustee, the Facility Agent or any of their respective affiliates.

26.8
Actions by Security Trustee and Facility Agent.  Except for action expressly required of the Security Trustee or the Facility Agent hereunder and under the other Finance Documents, each of the Security Trustee and the Facility Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Clause 26.5 hereof against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

26.9
Resignation and Removal.  Subject to the appointment and acceptance of a successor Security Trustee or Facility Agent (as the case may be) as provided below, each of the Security Trustee and the Facility Agent may resign at any time by giving notice thereof to the Lenders, the Swap Banks and the Borrower, and the Security Trustee or the Facility Agent may be removed at any time with or without cause by the Majority Lenders.  Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Security Trustee or Facility Agent, as the case may be, which shall be a Lender, or a Lender with an Affiliate, which has an office in New York, New York.  If no successor Security Trustee or Facility Agent, as the case may be, shall have been so appointed by the Lenders or, if appointed, shall not have accepted such appointment within 30 days after the retiring Security Trustee’s or Facility Agent’s, as the case may be, giving of notice of resignation or the Majority Lenders’ removal of the retiring Security Trustee or Facility Agent, as the case may be, then the retiring Security Trustee or Facility Agent, as the case may be, may, on behalf of the Lenders, appoint a successor Security Trustee or Facility Agent, as the case may be, which shall be a Lender, or a Lender with an Affiliate, which has an office in New York, New York.  Upon the acceptance of any appointment as Security Trustee or Facility Agent hereunder by a successor Security Trustee or Facility Agent, such successor Security Trustee or Facility Agent, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Security Trustee or Facility Agent, as the case may be, and the retiring Security Trustee or Facility Agent shall be discharged from its duties and obligations hereunder.  After any retiring Security Trustee or Facility Agent’s resignation or removal hereunder as Security Trustee or Facility Agent, as the case may be, the provisions of this Clause 26 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Security Trustee or the Facility Agent, as the case may be.

26.10
Release of Collateral.  Without the prior written consent of the Lenders and the Swap Banks, neither the Security Trustee nor the Facility Agent will consent to any modification, supplement or waiver under any of the Finance Documents nor without the prior written consent of all of the Lenders and the Swap Bank release any Collateral or otherwise terminate any lien under the Finance Documents, except that no such consent is required, and each of the Security Trustee and the Facility Agent is authorized, to release any lien covering property if the obligations have been paid and performed in full or which is the subject of a disposition of property permitted hereunder or to which the Lenders have consented.

27           LAW AND JURISDICTION

27.1	Governing law. THIS AGREEMENT AND THE OTHER FINANCE DOCUMENTS (EXCEPT THE MORTGAGES) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

27.2        Consent to Jurisdiction.

(a)
Each of the Obligors hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Finance Documents to which such Obligor is a party or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)
Nothing in this Clause 27.2 shall affect the right of a Credit Party to bring any action or proceeding against an Obligor or its property in the courts of any other jurisdictions where such action or proceeding may be heard.

(c)
Each of the Obligors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any immunity from jurisdiction of any court or from any legal process with respect to itself or its property.

(d)
Each of the Obligors hereby agrees to appoint CT Corporation System, with offices currently located at 111 Eighth Avenue, 13th Floor, New York, New York 10011, United States of America, as its designated agent for service of process for any action or proceeding arising out of or relating to this Agreement or any other Finance Document.  Each of the Obligors also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to its address specified in Clause 24.2.  Each of the Obligors also agrees that service of process may be made on it by any other method of service provided for under the applicable laws in effect in the State of New York.

27.3
Rights unaffected.  Nothing in this Clause 27 shall exclude or limit any right a Credit Party may have (whether under the law of any country, an international convention or otherwise) with regard to the bringing of proceedings, the service of process, the recognition or enforcement of a judgment or any similar or related matter in any jurisdiction.

27.4	Meaning of “proceedings”. In this Clause 27, “proceedings” means proceedings of any kind, including an application for a provisional or protective measure.

28           WAIVER OF JURY TRIAL

28.1
WAIVER.  EACH OF THE OBLIGORS AND THE CREDIT PARTIES MUTUALLY AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

29           PATRIOT ACT

29.1
PATRIOT Act Notice.  Each of the Facility Agent, the Lenders and the Swap Banks hereby notifies the Obligors that pursuant to the requirements of the PATRIOT Act and the Facility Agent’s, each Lender’s and each Swap Bank’s policies and practices, the Facility Agent, each of the Lenders and each Swap Bank is required to obtain, verify and record certain information and documentation that identifies each Obligor, which information includes the name and address such Obligor and such other information that will allow the Facility Agent, each of the Lenders and each Swap Bank to identify each Obligor in accordance with the PATRIOT Act.

[SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

WHEREFORE, the parties hereto have caused this Loan Agreement to be executed as of the date first above written.

INGATESTONE HOLDINGS INC.
as Borrower

By: _____________________________
Leonard J. Hoskinson
Attorney-in-Fact

ULTRAPETROL (BAHAMAS) LIMITED
as Guarantor

By: _____________________________
Leonard J. Hoskinson
Chief Financial Officer

UP OFFSHORE (BAHAMAS) LTD.
as Guarantor

By: _____________________________
Leonard J. Hoskinson
Secretary

BAYSHORE SHIPPING INC.
as Guarantor

By: _____________________________
Leonard J. Hoskinson
Attorney-in-Fact

GRACEBAY SHIPPING INC.
as Guarantor

By: _____________________________
Leonard J. Hoskinson
Attorney-in-Fact

DVB BANK AG
as Lender

By: _______________________________
Daniel C. Rodgers
Attorney-in-Fact

NATIXIS
as Lender

By: _______________________________
Amélie Zucchi
Middle Office Shipping
Authorized Signatory

By: _______________________________
Didier Berger
Senior Vice President
Authorized Signatory

DVB BANK AG
as Swap Bank

By: _______________________________
Daniel C. Rodgers
Attorney-in-Fact

NATIXIS
as Swap Bank

By: _______________________________
Amélie Zucchi
Middle Office Shipping
Authorized Signatory

By: _______________________________
Didier Berger
Senior Vice President
Authorized Signatory

SPRINGWATER SHIPPING INC.
as Guarantor

By: _____________________________
Leonard J. Hoskinson
Attorney-in-Fact

WOODROW SHIPPING INC.
as Guarantor

By: _____________________________
Leonard J. Hoskinson
Attorney-in-Fact

DVB BANK AG
as Co-Arranger and Co-Underwriter

By: _______________________________
Daniel C. Rodgers
Attorney-in-Fact

NATIXIS
as Co-Arranger and Co-Underwriter

By: _______________________________
Amélie Zucchi
Middle Office Shipping
Authorized Signatory

By: _______________________________
Didier Berger
Senior Vice President
Authorized Signatory

DVB BANK AMERICA N.V. as Facility Agent, Security Trustee and Documentation Agent By: _______________________________ Daniel C. Rodgers Attorney-in-Fact

NATIXIS
as Account Bank

By: _______________________________
Amélie Zucchi
Middle Office Shipping
Authorized Signatory

By: _______________________________
Didier Berger
Senior Vice President
Authorized Signatory

SCHEDULE 1

LENDERS AND COMMITMENTS

TRANCHE A LOAN

Lender	Commitment
1. DVB Bank AG Lending Office: Friedrich-Ebert-Anlage 2-14 60325 Frankfurt / Main Germany Notice Address: DVB Bank AG c/o DVB Transport (US) LLC 609 Fifth Avenue, 5th Floor New York, New York 10017 Attention: Camila Policarpio Facsimile: +212-588-0424 and to: DVB Bank America N.V. Zeelandia Office Park Kaya W.F.G. Mensing 14 P.O. Box 3107 Curacao, Netherlands Antilles Attention: Managing Director and Loan Administration Department Facsimile: +599-9-465-2366	$30,000,000

Lender	Commitment
2. Natixis Lending Office and Notice Address: Natixis Middle Office Shipping and Land Transportation 68-76 quai de la Rapée 75012 Paris France Attention: Amélie Zucchi and Anne Desticourt Telephone: +33 1 58 19 20 94 / +33 1 58 55 6714 Fax No.: +33 1 5819 3672 Email.: amelie.zucchi@natixis.com and anne.desticourt@natixis.com With a copy to Antoine Saint-Olive Email: antoine.saint-olive@natixis.us	$30,000,000

2

SCHEDULE 1

LENDERS AND COMMITMENTS

TRANCHE B LOAN

Lender	Commitment
1. DVB Bank AG Lending Office: Friedrich-Ebert-Anlage 2-14 60325 Frankfurt / Main Germany Notice Address: DVB Bank AG c/o DVB Transport (US) LLC 609 Fifth Avenue, 5th Floor New York, New York 10017 Attention: Camila Policarpio Facsimile: +212-588-0424 and to: DVB Bank America N.V. Zeelandia Office Park Kaya W.F.G. Mensing 14 P.O. Box 3107 Curacao, Netherlands Antilles Attention: Managing Director and Loan Administration Department Facsimile: +599-9-465-2366	$16,900,000

Lender	Commitment
2. Natixis Lending Office and Notice Address: Natixis Middle Office Shipping and Land Transportation 68-76 quai de la Rapée 75012 Paris France Attention: Amélie Zucchi and Anne Desticourt Telephone: +33 1 58 19 20 94 / +33 1 58 55 6714 Fax No.: +33 1 5819 3672 Email.: amelie.zucchi@natixis.com and anne.desticourt@natixis.com With a copy to Antoine Saint-Olive Email: antoine.saint-olive@natixis.us	$16,900,000

2

SCHEDULE 2

DRAWDOWN NOTICE

To:          DVB Bank America N.V., as Facility Agent
Zeelandia Office Park
Kaya W.F.G. Mensing 14
P.O. Box 3107
Curacao, Netherlands Antilles
Attention: Managing Director and
     Loan Administration Department
Facsimile: +599-9-465-2366

cc:           DVB Bank AG
c/o DVB Transport (US) LLC
609 Fifth Avenue, 5th Floor
New York, New York 10017
Attention: Camila Policarpio
Facsimile: +212-588-0424
Date: [●]

1
We refer to the loan agreement dated as of June 24, 2008 (the “Loan Agreement”) among ourselves, as Borrower, and the other parties named therein in connection with a loan facility of up $93,600,000.  Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

2	We request to borrow as follows

(a)	Type of Tranche(s): Tranche [●]

(b)	Amount of Advance: $[●]

(c)	Expected Drawdown Date: [●]

(d)	Duration of the first Interest Period shall be [●] months

(e)	Payment instructions:

2

3	We represent and warrant that:

(a)	the representations and warranties in Clause 9 of the Loan Agreement would remain true and not misleading if repeated on the date of this notice with reference to the circumstances now existing;

(b)	no Event of Default or Potential Event of Default has occurred or will result from the borrowing of the Loan.

4	This notice cannot be revoked without your prior consent.

5
We authorize you to deduct any balance of the arrangement fee and any accumulated commitment fee (each referred to in Clause 18) outstanding on the Expected Drawdown Date from the amount of the Advance(s).

INGATESTONE HOLDINGS INC.
as Borrower

By: _____________________________
Leonard J. Hoskinson
Attorney-in-Fact

SCHEDULE 3

CONDITIONS PRECEDENT DOCUMENTS

PART A

The following are the documents referred to in Clause 8.1(a) that are to be delivered on or before service of a Drawdown Notice:

1.	An original of this Agreement, duly executed by each party thereto.

2.
Copies of the constitutional documents and each amendment thereto of each Obligor and of UP Offshore Panama, certified as of a date reasonably near the date of the relevant Drawdown Notice by the president or the secretary (or equivalent officer) or attorney-in-fact of such Obligor as being a true and correct copy thereof.

3.
Copies of certificates dated as of a date reasonably near the date of the Drawdown Notice, certifying that each Obligor and UP Offshore Panama is duly incorporated (or formed) and in good standing under the laws of its jurisdiction of incorporation (or formation).

4.
Copies of resolutions of the directors (or equivalent governing body) (and where required, the shareholders or equivalent equity holders) of each Obligor and UP Offshore Panama authorizing the execution of each Finance Document to which such Obligor or UP Offshore Panama is or is to be a party and authorizing named officers or attorneys-in-fact to execute such documents and give the Drawdown Notice (in the case of the Borrower only) and other notices required by the Finance Documents, in each case certified as of a date reasonably near the date of the Drawdown Notice by the president or the secretary (or equivalent officer) or attorney-in-fact of such Obligor or UP Offshore Panama (as the case may be) as being a true and correct copy thereof.

5.	The original or a certified copy of any power of attorney under which any Finance Document is to be executed on behalf of an Obligor or UP Offshore Panama.

6.
Copies of all consents which an Obligor or UP Offshore Panama requires to enter into, or make any payment or perform any of its obligations under or in connection with the transactions contemplated by this Agreement, each certified as of a date reasonably near the date of the relevant Drawdown Notice by the president or the secretary (or equivalent officer) or attorney-in-fact of such Obligor or UP Offshore Panama as being a true and correct copy thereof, or certification by such president or secretary (or equivalent officer) or attorney-in-fact that no such consents are required.

7.	Documentary evidence that the agent for service of process named in Clause 27.2 has accepted its appointment in respect of each Obligor.

8.	If the Facility Agent so requires, in respect of any of the documents referred to above, a certified English translation prepared by a translator approved by the Facility Agent.

PART B

The following are the documents referred to in Clause 8.1(b) that are to be delivered on or before the Expected Drawdown Date for an Advance of the Tranche A Loan:

1.
A certificate of each Obligor, signed by the president or the secretary (or equivalent officer) or attorney-in-fact of such Obligor, dated as of the Expected Drawdown Date for an Advance of the Tranche A Loan (the statements made in such certificate shall be true on and as of such Drawdown Date), certifying as to:

(a)	the absence of any amendments to the constitutive documents of such Obligor since the date of the certificate referred to in paragraph 1 of Part A above;

(b)	the absence of any proceeding for the dissolution or liquidation of such Obligor;

(c)
the veracity in all material respects of the representations and warranties contained in this Agreement and any Finance Document to which such Obligor is a party as though made on and as of such Expected Drawdown Date;

(d)
the absence of any material misstatement of fact in any information provided by the such Obligor to the Facility Agent or any Lender or Swap Bank and that such information did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(e)	the absence of any event occurring and continuing, or resulting from the making of an Advance, that constitutes a Potential Event of Default or an Event of Default.

2.	An original of:

(a)	the Note;

(b)	the Predelivery Security Assignment for the Ship to which such Advance relates;

(c)           each Share Pledge; and

(d)           each document required to be delivered by such Finance Documents,

each duly executed by each party thereto, and documentary evidence that the Security Interests created by such Finance Documents have been duly perfected and produce legal effects vis à vis third parties.

3.
A copy of the Shipbuilding Contract for the Ship and the Refund Guarantee to which such Advance relates, each certified as of a date reasonably near the Expected Drawdown Date for such Advance by the president or the secretary (or equivalent officer) or attorney-in-fact UP Offshore Bahamas as being a true and correct copy thereof and further certifying that to the knowledge of UP Offshore Bahamas:

(a)	each such document is valid and in full force and effect;

2

(b)	there has been no default under the terms of each such document; and

(c)	there is/are no pending dispute(s) or arbitration proceedings arising out of or in connection with each such document.

4.	A favorable opinion of Watson, Farley & Williams (New York) LLP, New York counsel for the Credit Parties, in form, scope and substance satisfactory to the Credit Parties.

5.	A favorable opinion of Watson, Farley & Williams LLP, French counsel for the Credit Parties, in form, scope and substance satisfactory to the Credit Parties.

6.	A favorable opinion of Arias, Fabrega & Fabrega, Panamanian counsel to the Credit Parties, in form, scope and substance satisfactory to the Credit Parties.

7.	A favorable opinion of Higgs & Johnson, Bahamian counsel to the Obligors, in form, scope and substance satisfactory to the Credit Parties.

PART C

The following are the documents referred to in Clause 8.1(c) that are to be delivered on or before the Expected Drawdown Date for an Advance of the Tranche B Loan:

1.
A certificate of each Obligor, signed by the president or the secretary (or equivalent officer) or attorney-in-fact of such Obligor, dated as of the Expected Drawdown Date for an Advance of the Tranche B Loan (the statements made in such certificate shall be true on and as of such Drawdown Date), certifying as to:

(a)	the absence of any amendments to the constitutive documents of the Borrower since the date of the certificate referred to in paragraph 1 of Part A above;

(b)	the absence of any proceeding for the dissolution or liquidation of the Borrower;

(c)	the veracity in all material respects of the representations and warranties contained in this Agreement as though made on and as of such Expected Drawdown Date;

(d)
the absence of any material misstatement of fact in any information provided by the Borrower to the Facility Agent or any Lender or Swap Bank and that such information did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(e)	the absence of any event occurring and continuing, or resulting from the making of the Advance(s), that constitutes a Potential Event of Default or an Event of Default.

2.	In respect of the Ship to which such Advance relates, an original of:

(a)	any Charter Assignment which, by its terms, is required to be executed;

(b)           the Earnings Assignment;

3

(c)           the Insurance Assignment;

(d)           the Mortgage;

(e)           the Warranty Assignment; and

(f)           each document required to be delivered by such Finance Documents,

each duly executed by each party thereto, and documentary evidence that the Security Interests created by such Finance Documents have been duly perfected and produce legal effects vis à vis third parties.

3.
In respect of the Ship to which such Advance relates, an original of each Manager’s Undertaking and each document required to be delivered by each Manager’s Undertaking, each duly executed by each party thereto.

4.	Documentary evidence that:

(a)
the relevant Ship has been unconditionally delivered by the Shipyard to, and unconditionally accepted by, UP Offshore Bahamas (or its nominee) in accordance with all of the terms and conditions of the relevant Shipbuilding Contract, free and clear of all liens and encumbrances, together with a copy, certified as of the relevant Expected Drawdown Date by the president or the secretary (or equivalent officer) or attorney-in-fact of UP Offshore Bahamas as being a true and correct copy of the original, of:

(i)	the Protocol of Delivery and Acceptance for such Ship, duly executed by the Seller and UP Offshore Bahamas (or its nominee);

(ii)	the Protocol of Trials for such Ship;

(iii)	the Protocol of Inventory of such Ship’s equipment and spare parts;

(iv)	the Protocol of Stores of a Consumable Nature for such Ship;

(v)	the Protocol of DWT and Inclining Experiment;

(vi)
all national and international trading certificates issued on behalf of the Approved Flag State on whose Approved Flag the Ship is to be registered, including without limitation the measurement/tonnage certificate, all safety certificates, the draft certificate and the IOPP certificate;

(vii)
the Certificate of Class for such Ship and, if applicable, its equipment, issued by the Classification Society of such Ship and stating that such Ship is classed with the Classification Society in the highest classification and rating for vessels of the same age and type without any outstanding conditions or recommendations affecting class (other than those for which the time prescribed for curing the condition or recommendation has not passed);

(viii)
the Declaration of Warranty issued by the Shipyard declaring that such Ship is delivered to UP Offshore Bahamas (or its nominee) free and clear of any liens, charges, claims, mortgages, or other encumbrances upon UP Offshore Bahamas’ (or its nominee’s) title thereto, and in particular, that the Ship is absolutely free of all burdens in the nature of imposts, taxes or charges imposed by the province or country of the port of delivery, as well as of all liabilities of the Shipyard to its subcontractors, employees and crews and of all liabilities arising from the operation of the Ship in trial runs, or otherwise, prior to delivery of such Ship;

4

(ix)	the commercial invoice issued by the Shipyard for such Ship;

(x)	the Bill of Sale delivered by the Shipyard for such Ship;

(x)	the Builder’s Certificate for such Ship; and

(xi)	a certificate of the Shipyard stating that it has no claim over the relevant Ship after delivery or as a result of any pending arbitration between it and UP Offshore Bahamas.

(b)
there is/are no pending dispute(s) or arbitration proceedings arising out of or in connection with the relevant Shipbuilding Contract for the relevant Ship (which may be established by a certificate dated as of the Expected Drawdown Date by the president or the secretary (or equivalent officer) or attorney-in-fact of UP Offshore Bahamas);

(c)
the relevant ship is registered in the name of the Borrower under an Approved Flag, free of all recorded liens and encumbrances, save as contemplated by the Finance Documents (which shall be established by a Certificate of Ownership and Encumbrance (or similar instrument) issued by the appropriate authority of the Approved Flag State stating that such Ship is owned by the Borrower and that there are on record no mortgages, liens or other encumbrances on such Ship);

(d)
the relevant Mortgage has been registered against the relevant Ship as a valid first priority ship mortgage in accordance with the laws of the relevant Approved Flag State and the Security Interest created by such Mortgage shall have been duly perfected; and

(e)	the relevant Ship:

(i)	is insured in compliance with the terms of Clause 11 hereof; and

(ii)	is or will be managed by the Approved Manager in accordance with an Approved Management Agreement; and

(iii)	has been inspected and found to be in a satisfactory condition by an inspector appointed by the Facility Agent at the cost of the Borrower.

5.
In respect of the Ship to which such Advance relates, a projected operating expense budget for such Ship for the period between the Delivery Date of such Ship and December 31 of the year in which such Ship is delivered.

5

6.
A certificate by the president or the secretary (or equivalent officer) or attorney-in-fact of the Borrower, or a certificate of the Approved Manager (technical), identifying and giving the address and other communication details of the ISM Responsible Person(s) for the relevant Ship.

7.
Copies of the Document of Compliance and Safety Management Certificate referred to in paragraph (a) of the definition of the ISM Code Documentation for each Ship, certified as true and in effect by the Borrower or the Approved Manager (technical), provided that the Borrower may deliver to the Facility Agent on or before the relevant Expected Drawdown Date an undertaking, in form and substance satisfactory to the Facility Agent, to deliver the Safety Management Certificate to the Facility Agent within 10 Business Days after the Expected Drawdown Date.

8.
Copies of such other ISM Code Documentation and ISPS Code Documentation as the Facility Agent may have requested by written notice to the Borrower not less than two (2) days before the Expected Drawdown Date, certified as true and complete in all material respects by the Borrower or the Approved Manager (technical).

9.	Certification by the Borrower that an approved ship security plan is in place and will be maintained at all times during the Security Period.

10.	A copy of survey report for such Ship, in form and substance satisfactory to the Majority Lenders.

11.
A valuation from the Approved Broker of the Fair Market Value of each Ship delivered as of the relevant Delivery Date, addressed to the Facility Agent, stated to be for the purposes of this Agreement and dated not earlier than 30 days before the relevant Expected Drawdown Date, which shows the aggregate Fair Market Value of such Ships to be in compliance with the Collateral Maintenance Ratio required by Clause 10.3 on such Expected Drawdown Date.

12.
A favorable report from an insurance consultant nominated by the Facility Agent confirming that the insurance placed on the relevant Ship is in compliance with Clause 11 hereof (and all costs associated with such report shall be payable by the Borrower).

13.	A favorable opinion of Watson, Farley & Williams (New York) LLP, New York counsel for the Credit Parties, in form, scope and substance satisfactory to the Credit Parties.

14.	A favorable opinion of Arias, Fabrega & Fabrega, Panamanian counsel to the Credit Parties, in form, scope and substance satisfactory to the Credit Parties.

15.	A favorable opinion of Higgs & Johnson, Bahamian counsel to the Obligors, in form, scope and substance satisfactory to the Credit Parties.

6

SCHEDULE 4

ASSIGNMENT AND ACCEPTANCE

Dated as of [●]

Reference is made to the Loan Agreement dated as of June 24, 2008 (the “Loan Agreement”) among Ingatestone Holdings Inc., the parties named therein as joint and several guarantors, the banks and financial institutions named therein as Lenders, DVB Bank AG and Natixis as Swap Banks, DVB Bank AG and Natixis as Co-Arrangers and Co-Underwriters, DVB Bank America N.V. as Facility Agent, Security Trustee and Documentation Agent, and Natixis as Account Bank.  Capitalized terms used but not defined herein shall have the meaning assigned such terms in the Loan Agreement.

______________________ (the “Assignor”) and ________________________ (the “Assignee”) agree as follows:

1.           As of the Effective Date (defined in Paragraph 4 below), the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor’s rights and obligations under the Loan Agreement which represents the Percentage Interest specified in Section 1 of Annex 1 hereto in the Assignor’s Commitment and the Advance(s) owing to the Assignor.  After giving effect to such sale and assignment, the Assignee’s Commitment and the amount of the Advance owing to the Assignee will be as set forth in Section 2 of Annex 1.

2.           The Assignor (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Loan Agreement, the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, or any other instrument or document furnished pursuant thereto and (b) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Agreement or any other instrument or document furnished pursuant thereto.

3.           The Assignee (a) confirms that it has received a copy of the Loan Agreement and the other Finance Documents, together with copies of the financial statements referred to in the Loan Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Facility Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (c) appoints and authorizes the Facility Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Facility Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will be bound by the Loan Agreement and perform in accordance with its terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; and (e) specifies as its address for notices the offices set forth beneath its name on the signature page hereof.

4.           The effective date (the “Effective Date”) for this Assignment and Acceptance shall be the date of acceptance hereof by the Agent, unless a later date is specified in Annex 1 hereto, provided that no Assignment and Acceptance shall be effective until and unless the terms and conditions of Clause 22.2 of the Loan Agreement are complied with.  Following the execution of this Assignment and Acceptance, two counterparts will be promptly delivered by the Assignee to the Agent, and the Facility Agent shall promptly forward a counterpart to the Borrower.

5.           Upon such acceptance and recording, as of the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender; and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

6.           Upon such acceptance and recording, from and after the Effective Date, the Facility Agent shall make all payments under the Loan Agreement in respect of the assignment effected hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee.  The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement for periods prior to the Effective Date directly between themselves.

7.           This Assignment and Acceptance shall be governed by, and shall be construed in accordance with, the laws of the State of New York.

NAME OF ASSIGNOR	NAME OF ASSIGNEE

By: ________________________	By: ________________________
Name:	Name:
Title:	Title:

Address for Notices:
____________________________
____________________________
____________________________

2

Annex 1
to
Assignment and Acceptance
Dated as of [●]

Section 1

Percentage Interest:

Section 2

Assignee’s Commitment:                                               $

Aggregate Outstanding Principal
Amount of Advances owing to
the Assignee:                                                                   $

Section 3

Effective Date:

NAME OF ASSIGNOR

By: _______________________
Name
Title

3

APPENDIX A
FORM OF ACCESSION AGREEMENT

APPENDIX B
FORM OF ACCOUNT PLEDGE

APPENDIX C
FORM OF COMPLIANCE CERTIFICATE

INGATESTONE HOLDINGS INC.
Via General Nicanor A. de Obarrio
50th Street, Plaza 2000
Panama City, Republic of Panama

Via Courier

DVB Bank America N.V., as Facility Agent
Zeelandia Office Park
Kaya W.F.G. Mensing 14
P.O. Box 3107
Curacao, Netherlands Antilles
Attention: Managing Director and Loan Administration Department

DVB Bank AG
c/o DVB Transport (US) LLC
609 Fifth Avenue, 5th Floor
New York, New York 10017
Attention: Camila Policarpio

Date [●]

Dear Sirs:

Compliance Certificate for the Period Ended [●]

This Compliance Certificate is being delivered to you in connection with the Loan Agreement dated as of June 24, 2008 (the “Loan Agreement”) among Ingatestone Holdings Inc. as Borrower (the “Borrower”), the parties named therein as joint and several guarantors, the banks and financial institutions named therein as Lenders, DVB Bank AG and Natixis as Swap Banks, DVB Bank AG and Natixis as Co-Arrangers and Co-Underwriters, DVB Bank America N.V. as Facility Agent, Security Trustee and Documentation Agent, and Natixis as Account Bank  Capitalized terms not otherwise defined herein shall have the meaning provided for in the Loan Agreement.

I am the [●] Officer of the Borrower and in such capacity I hereby certify to the Facility Agent that:

[1.           Attached hereto are:

(a)
true, correct and complete copies of the consolidated annual financial reports of each of Ultrapetrol, UP Offshore Bahamas and the Borrower as of December 31, 20[●], prepared in accordance with GAAP, including a balance sheet, an income statement and a statement of sources and uses of funds, and setting forth in comparable form the figures for the previous fiscal year, which financial reports have been reviewed by the undersigned and in the case of each of Ultrapetrol and UP Offshore Bahamas the audit thereof prepared by [name of Acceptable Accounting Firm];

(b)	a written appraisal report setting forth the Fair Market Value of each Ship; and

(c)	a projected annual operating expense budget for each Ship.]

[1.
Attached hereto are true, correct and complete copies of the quarterly interim balance sheet of the Borrower for the quarter ended [date] and the related profit and loss statements and sources and uses of funds for such period, prepared in accordance with GAAP and reviewed by the undersigned, together with details of all off-balance sheet and time charter hire commitments.]

2.	Attached hereto is a comparison of the actual quarterly operating expenses against the projected quarterly operating expenses for each Ship.

3.
I have reviewed the Loan Agreement and each of the other Finance Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions contemplated by the Loan Agreement and each of the other Finance Documents for the accounting period covered by the financial statements referred to in paragraph 1 above, and such review has not disclosed the existence during or at the end of such accounting period of an Event of Default or of any Potential Event of Default or any other event which might adversely affect an Obligor’s ability to perform its obligations under the Loan Agreement or any of the other Finance Documents to which it is a party, and I do not have knowledge of the existence of any such event or condition as at the date of this Certificate [except [●] - describe the event or condition, the period of its existence and what action is being taken to remedy the same].

4.
Each Obligor maintains in full force and effect, and complies with the conditions and restrictions (if any) imposed in connection with, every consent, authorization, license or approval which may from time to time be necessary or required for the continued due performance of all its obligations under the Loan Agreement and the other Finance Documents to which it is a party.

5.	Each Obligor is in compliance with all of the covenants applicable to it set forth in the Loan Agreement and the other Finance Documents to which it is a party.

6.	The representations and warranties stated in Clause 9 of the Loan Agreement (updated mutatis mutandis) are true and correct as of the date hereof.

INGATESTONE HOLDINGS INC.
as Borrower

By: _____________________________
Leonard J. Hoskinson
Attorney-in-Fact

Attachments

2

APPENDIX D
FORM OF CHARTER ASSIGNMENT

APPENDIX E
FORM OF EARNINGS ASSIGNMENT

APPENDIX F
FORM OF INSURANCE ASSIGNMENT

APPENDIX G
FORM OF MANAGER’S UNDERTAKING

APPENDIX H
FORM OF PANAMANIAN SHIP MORTGAGE

APPENDIX I
FORM OF NOTE

APPENDIX J
FORM OF PREDELIVERY SECURITY ASSIGNMENT

APPENDIX K
FORM OF SHARE PLEDGE

APPENDIX L
FORM OF WARRANTY ASSIGNMENT